As filed with the Securities and Exchange Commission on September 26, 2025

Registration No. 333-288056

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Amendment No. 3

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COINSHARES SOLANA STAKING ETF

(Exact Name of Registrant as Specified in Its Charter)

Delaware		39-7011357
(State or Other Jurisdiction of Incorporation or Organization)	c/o CoinShares Co. Charles Butler 437 Madison Avenue, 28th Floor New York, NY 10022 (646) 308-1518	(I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices and Agent for Service)

Copies to:

Morrison C. Warren, Esq.
Chapman and Cutler LLP
320 South Canal Street
Chicago, Illinois 60606

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated September 26, 2025

COINSHARES SOLANA STAKING ETF

Common Shares of Beneficial Interest

The CoinShares Solana Staking ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust.

The Trust’s purpose is to hold “SOL,” the native token of the Solana blockchain, which is a digital commodity based on the cryptographic protocols used by the decentralized, peer-to-peer computer network. The Trust’s primary investment objective is to seek to track the performance of the value of a SOL as represented by the Compass Crypto Reference Index 4pm New York Solana (the “Index”), less the Trust’s liabilities and expenses. As a secondary investment objective, the Sponsor will utilize the services of the Custodian to stake, or cause to be staked, all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Shares are designed to provide investors with a cost-effective and convenient way to invest in SOL. CoinShares Co. is the Sponsor of the Trust, CSC Delaware Trust Company (formerly Delaware Trust Company) is the trustee of the Trust (the “Trustee”), U.S. Bancorp Fund Services, LLC is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Administrator”), Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”), BitGo Trust Company, Inc. is the custodian of the Trust’s SOL (“BitGo” or the “Custodian”) and also serves as the Trust’s Staking Provider, and U.S. Bank, N.A., an affiliate of the Transfer Agent and Administrator, is the cash custodian of the Trust (the “Cash Custodian”).

The Trust is an exchange-traded product. When the Trust creates or redeems its Shares, it will do so in blocks of 5,000 Shares (a “Basket”) based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either SOL represented by the Basket being created or cash needed to purchase the amount of SOL represented by the Basket being created, in each case as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the SOL represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. A financial firm that is authorized to purchase or redeem Shares with the Trust (known as an “Authorized Participant”) will deliver, or facilitate the delivery of, SOL or cash to the Trust’s account with the Custodian (in the case of SOL) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver SOL or cash to such Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Trust.

The Sponsor will stake, or cause to be staked, all of the Trust’s SOL, except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, through BitGo (in such capacity, the “Staking Provider”). In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Provider. The Staking Provider will stake the Trust’s SOL using its own validator nodes or through the validator nodes of third parties.

The Trust intends to list the Shares on The Nasdaq Stock Market, LLC (“Nasdaq” or the “Exchange”) under the symbol “CXSO.”

On [____], 2025, [____] (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased [____ (__)] Share at a per-Share price of $[___] (the “Seed Share”). Delivery of the Seed Share was made on ____, 2025. Total proceeds to the Trust from the sale of the Seed Share were $[___]. On [____], 2025, the Seed Share was redeemed for cash and the Seed Capital Investor purchased [___] Shares at a per-Share price of $[____] (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $[____]. On [____], 2025, the Trust purchased [____] SOL with the proceeds of the Seed Baskets. As of the date of the Prospectus, these [____] Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Seed Capital Investor” for additional information. The price of the Seed Share and the Seed Baskets was determined as described herein and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

Holders of beneficial interests in the Shares (“Shareholders”) who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on Nasdaq. Investing in the Trust involves risks similar to those involved with an investment directly in SOL and other significant risks. See “Risk Factors” beginning on page __.

The offering of an indeterminate amount of the Trust’s Shares is registered with the SEC in accordance with the Securities Act of 1933 (the “Securities Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering unless extended as permitted by applicable rules under the Securities Act. The Trust is not a mutual fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading adviser. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD SOL OR INTERESTS RELATED TO SOL. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 9.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this prospectus is [ ], 2025

i

Neither the Sponsor nor the Trust has authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither the Sponsor nor the Trust takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor or the Trust, or on the Trust’s behalf. The Trust is offering to sell, and seeking offers to buy, the Trust’s Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust’s Shares.

In this prospectus, unless otherwise stated or the context otherwise requires, “we,” “our” and “us” refer to the Sponsor acting on behalf of the Trust.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for the SOL and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based on certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this prospectus;

●	general economic, market and business conditions;

●	the use of technology by us and our vendors, including the Custodian, in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;

●	the costs and effects of any litigation or regulatory investigations;

●	our ability to maintain a positive reputation; and

●	other world economic and political developments.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

Industry and Market Data

Although we are responsible for all disclosure contained in this prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the SOL industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 9, before making an investment decision about the Shares.

Trust Overview

The Trust’s primary investment objective is to seek to track the performance of the value of a SOL as represented by the Compass Crypto Reference Index 4pm New York Solana (the “Index”), less the Trust’s liabilities and expenses. The Index is calculated independently by Compass Financial Technologies SA (the “Benchmark Administrator”) based on an aggregation of executed trade flow of Selected Exchanges (defined below). As a secondary investment objective, the Sponsor will utilize the services of the Custodian to stake, or cause to be staked, all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. In seeking to achieve its investment objectives, the Trust will hold SOL and will value its Shares daily based on the value of SOL as reflected by the Index, which is an independently calculated value based on an aggregation of executed trade flow of major SOL spot exchanges. The Sponsor will stake the Trust’s assets through the Staking Provider. In consideration for any staking activity in which the Trust may engage, the Trust would receive a portion of the staking rewards generated by the Staking Provider, which may be treated as income to the Trust.

There can be no assurance that the Trust will achieve its investment objectives. The Sponsor is authorized under a trust agreement between the Sponsor and the Trustee (the “Trust Agreement”) to substitute an alternative index, reference rate, or other methodology for valuing SOL for the Index for purposes of the Trust’s investment objectives and valuation policies at its sole discretion and without Shareholder approval. The Shares are designed to provide investors with a cost-effective and convenient way to invest in SOL.

The Sponsor will stake, or cause to be staked, all of the Trust’s SOL, except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, through BitGo (in such capacity, the “Staking Provider”). The portion to be staked will be fixed on or before the start date of the Trust. In consideration for any staking activity in which the Trust may engage, the Trust will receive a portion of the staking rewards generated by the Staking Provider. The Staking Provider will stake the Trust’s SOL using its own validator nodes or through the validator nodes of third parties. The Trust itself will not engage in staking activities, including the operation of a validator node. Instead, the staking program will be operated through BitGo, the Trust’s Custodian and Staking Provider.

Because the value of the Shares is tied to the value of the SOL held by the Trust, it is important to first understand the investment attributes of, and the market for, SOL. Investing in the Shares does not insulate the investor from certain risks, including price volatility. The price of SOL on the SOL market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust. For example, between January 2025 and April 2025, the price of SOL fell from a then-all-time high of $261.87 to $105.71. See “Risk Factors.”

The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the SOL held by the Trust. This means that the Sponsor does not sell SOL at times when its price is high or acquire SOL at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional SOL investors to attempt to reduce the risks of losses resulting from price decreases.

The Trust, the Sponsor and the Trust’s service providers will not loan or pledge the Trust’s assets. The Trust will not utilize leverage, derivatives, or similar arrangements in seeking to meet its investment objectives.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

SOL are a digital commodity based on an open-source protocol. SOL are not issued by any government, bank or central organization, and instead exist on an online, peer-to-peer computer network (the “Solana Network”) that hosts a public transaction ledger where SOL transfers are recorded (the “Solana Blockchain”). The Solana Network is accessed through software, and software governs Solana Network creation, movement and ownership.

SOL have no physical existence beyond the record of transactions on the Solana Blockchain. The Solana Blockchain is a public record of the creation, custody and flow of funds of SOL, showing every transaction effected on the Solana Blockchain among users’ online “digital wallets” where their SOL are effectively stored. SOL may be sent or received through users’ digital wallets by using public and private keys that are part of the Solana Network’s cryptographic security mechanism.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol “CXSO” on The Nasdaq Stock Market, LLC (“Nasdaq” or the “Exchange”). The Trust issues Baskets of Shares to Authorized Participants on an ongoing basis in exchange for cash, which is used to purchase SOL that is deposited for safekeeping with the Custodian (as defined below). The Trust will distribute cash by redeeming Shares in Baskets on an ongoing basis from Authorized Participants. See “Description of the Shares—Redemption of the Shares.”

The Compass Crypto Reference Index 4pm New York Solana

The Index, which was introduced ________, 202_, was designed to provide a daily, 4:00 p.m. ET reference rate of the U.S. dollar price of one SOL that may be used to develop financial products. The Index uses the same methodology as the Compass Crypto Reference Index SOL (“CCRISOL”). The only material difference between the Index and the CCRISOL is that the CCRISOL measures the U.S. dollar price of one SOL as of 4:00 p.m. London time and the Index measures the U.S. dollar price of one SOL as of 4:00 p.m. Eastern Time (“ET”). The administrator of the Index is Compass Financial Technologies SA (the “Benchmark Administrator”). The Index and the CCRISOL are representative of the SOL trading activity on the Selected Exchanges, which include, as of the date of this Prospectus, ____, ____, ____, ____, ____ and ____. For more information on the Index and the CCRISOL, see “Use Of The Compass Crypto Reference Index 4pm New York Solana” below.

The Trust uses the Index to calculate its daily NAV and to calculate an updated intraday indicative value (“IIV”). The IIV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. It is calculated by using the prior day’s holdings at close of business. The IIV will be disseminated on a per-Share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. to 4:00 p.m. ET.

The Sponsor believes that the use of the Index is reflective of a reasonable valuation of the average spot price of SOL and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it in twelve (12) time-equally sized partitions of trade records; (ii) then calculates the volume-weighted median of all trade prices within each partition; and (iii) determines the value from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Index thereby seeks to ensure that transactions in SOL conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Index is administered through codified policies for Index integrity.

Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator on its website at https://www.compass-ft.com. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

Custody of the Trust’s Assets

BitGo Trust Company, Inc. (“BitGo” or the “Custodian”) will custody of all of the Trust’s SOL in an account that is required to be segregated from the assets held by the Custodian as principal and the assets of its other customers (the “SOL Account”). The Sponsor expects the Custodian will keep all of the private keys associated with the Trust’s SOL held by the Custodian, including staked SOL, in the SOL Account in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s SOL are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. While the Custodian will generally keep a substantial portion of the Trust’s SOL in cold storage on an ongoing basis, from time to time, portions of the Trust’s SOL will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell SOL to pay Trust expenses. The Trust’s SOL held in the SOL Account by the Custodian is held in segregated wallets and therefore are not commingled with the Custodian’s or other customer assets.

Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. The Custodian may receive deposits of SOL but may not send SOL without the use of the corresponding private keys. In order to send SOL when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys.

The Trust may change the custodial arrangements described in this prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

The Trust’s Staking Program

The Trust intends to establish a program to stake the Trust’s SOL through the Staking Provider. The portion of the Trust’s SOL will be fixed on or before the Trust’s start date. The Staking Provider will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s SOL on the Solana Network. The Staking Provider will stake the Trust’s SOL using its own validator nodes or through the validator nodes of third parties. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of SOL, which may be treated for federal income tax purposes as income to the Trust’s Shareholders. The Staking Provider exercises no discretion as to the amount the Trust’s SOL to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets The Custodian will maintain, on behalf of the Trust, exclusive possession and control of the private keys associated with any staked SOL at all times. Staking activity comes with a risk of loss of SOL, including in the form of “slashing” penalties. Additionally, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors, resulting in certain liquidity risks that the Sponsor will manage. The Trust itself will not engage in staking activities, including the operation of a validator node. Instead, the staking program will be operated through the Trust’s service providers, including the Custodian and Staking Provider.

The Staking Provider will be entitled to [__]% of the staking rewards generated by the Trust’s staking program (the “Staking Provider Consideration”). The Staking Provider Consideration will be paid from the proceeds of the staking program received by the Trust. The Sponsor will be entitled to [__]% of the staking rewards generated by the Trust’s staking program, and the Trust will receive the remainder of the staking rewards generated by the Trust’s staking program (the “Sponsor Staking Consideration”). The Trust will receive the remainder of the staking rewards generated by the Trust’s staking program. Except reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Trust’s staking program. See “The Trust’s Staking Program – Staking Rewards”.

The Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s SOL. The Sponsor expects that under normal conditions, the Trust will regain completed control over the Trust’s SOL within two days of instructing the Custodian to unstake or “exit” the Trust’s staked SOL positions. However, there can be no guarantee that such process will result in the Trusts regaining complete control of its SOL in time to satisfy its current obligations. Accordingly, in accordance with the listing rules of the Exchange, the Trust has adopted a Liquidity Program to manage the risks to the Trust. The Liquidity Program provides the Sponsor with a number of options to manage the liquidity of the Trust’s assets in times of stress[, including the use of a credit facility (including a credit facility with the Sponsor or its affiliates acting as lender), a temporary extension of the settlement timeline for redemption orders, or a temporary suspension of redemption orders]. See “The Trust’s Staking Program – Liquidity Program”.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this prospectus. Some of these risks are summarized below.

Risks Associated with SOL and the Solana Network.

The Solana Network has a limited history relative to traditional commodities and currencies. There is no assurance that use or acceptance of SOL will continue to grow. A contraction in use or adoption of SOL may result in increased volatility or a reduction in the price of SOL, which would likely have an adverse impact on the value of the Shares. Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for SOL or cause a wider loss of confidence in the Solana Network, either of which could have an adverse impact on the value of SOL. SOL trading prices experience high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, owners of beneficial interests of Shares (“Shareholders”) could lose all or substantially all of their investment in the Trust in a very short time, even in the course of one day. Shareholders who invest in the Trust should actively manage and monitor their investments.

The Solana Network depends on developers for both monitoring and upgrading the software protocols on which the Solana Network is based and for the release of new and upgraded versions of existing DeFi applications. The Solana Network and related DeFi applications could cease to be a focal point for developer activity, and there is no assurance that the most active developers who participate in such activities will continue to do so in the future, which could damage the network or reduce SOL’s competitiveness with competing digital assets or blockchain protocols.

Spot markets on which SOL trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at SOL spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of SOL and the ability of Authorized Participants (as defined below) to purchase or sell SOL or SOL derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust.

Ownership of SOL is recorded on decentralized ledger, which is not controlled or administered by any single entity or person. Proof of ownership is dependent on possession of certain “private keys” that are required to initiate a transfer of SOL. The loss or destruction of certain “private keys,” including by the Custodian, could prevent the Trust from accessing its SOL. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer SOL in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with Investing in the Trust.

Shareholders may choose to use the Trust as a means of investing indirectly in SOL. As noted, there are significant risks and hazards inherent in the SOL market that may cause the price of SOL to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the SOL market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of SOL, and thus the value of the Shares, may be extremely volatile, shareholders will need to monitor their investment frequently.

In addition, the Trust intends to establish a program to stake the Trust’s assets through the Staking Provider. Staking activity comes with a risk of loss of SOL. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. The staked assets may also be subject to “slashing” penalties. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Custodian’s liability to the Trust for the actions of the Staking Provider is limited, and the Custodian may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties.

The Staking Provider is entitled to the Staking Provider Consideration and the Sponsor is entitled to the Sponsor Staking Consideration. The payment of the Staking Provider Consideration and Sponsor Staking Consideration will reduce the portion of the staking rewards generated by the Trust’s staking program that are actually received by the Trust. Accordingly, the staking rewards actually received by the Trust will likely be less than what the Trust would receive if the Trust were to administer its own staking program without the assistance of third-party service providers.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s accounts with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return will not match the performance of the Index because the Trust incurs operating expenses. Moreover, the net asset value (“NAV”) of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of SOL trading platforms due to fraud, failure, security breaches or otherwise.

The amount of SOL represented by the Shares may be reduced during the life of the Trust due to the transfer of the Trust’s SOL to pay for the Sponsor’s Fee and other liabilities, if such expenses are not offset by additional SOL generated by the Trust’s staking program.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of the Solana Network or asset “air dropped” to holders of SOL. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Solana Network (other than what the Sponsor determines to be SOL) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Trust Structure

The Trust is a Delaware statutory trust, organized on June 10, 2025, that operates pursuant to the Trust Agreement. The Trust has entered into a custodial services agreement with BitGo (the “Custody Agreement”), pursuant to which the Custodian will custody all of the Trust’s SOL. Pursuant to the Custody Agreement, the Custodian established accounts that hold the SOL deposited with the Custodian on behalf of the Trust.

The Trust’s Sponsor is CoinShares Co., a Delaware corporation and a wholly owned subsidiary of CoinShares International Limited. Under the Delaware General Corporation Law Act and the governing documents of the Sponsor, CoinShares International Limited, the sole shareholder of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole shareholder of the Sponsor.

The Sponsor arranged for the creation of the Trust and is arranging for the registration of the Shares for their public offering in the United States and their listing on Nasdaq. The Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Trustee’s fee payable under the Trust Agreement, the Custodian Fee (as defined herein), the Cash Custodian Fee (as defined herein), the Transfer Agent Fee (as defined herein), the Marketing Fee (as defined herein), applicable license fees, including the licensing fees related to the Index License Agreement (as defined herein), the Administrator Fee (as defined herein), fees and expenses related to trading of Shares on Nasdaq (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website. The Sponsor also paid the costs of the Trust’s organization.

The Sponsor and the Administrator are generally responsible for the administration of the Trust under the provisions of the Trust Agreement. The responsibilities of the Sponsor include (i) selecting and monitoring the Trust’s Service Providers (as defined herein) and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining SOL or the cash proceeds of the sale of the Trust’s remaining SOL (determined at the sole discretion of the Sponsor) to the owners of record of the Shares. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Cash Custodian, the Transfer Agent and the Depository Trust Company (“DTC”), (iii) publishing the Trust’s SOL Holdings and SOL Holdings per Share (each as defined herein) each business day at 4:00 p.m. ET, or as soon thereafter as practicable and (iv) instructing the Custodian to transfer the Trust’s SOL, as needed to pay the Sponsor’s Fee and any Additional Trust Expenses (each as defined herein).

Although the Trust’s SOL are not stored in a physical sense, a record of the Trust’s SOL is identifiable on the Solana Blockchain via digital addresses established by the Custodian. These digital addresses are contained in the SOL Account. The SOL Account consists of multi-signature digital addresses, which require several distinct “private keys” to authenticate access to and transfer of the Trust’s SOL from the SOL Account. Notwithstanding SOL payable to the Sponsor for its management fee or SOL deposited into or removed from the Trust in connection with sales and purchases related to the creation or redemption of Baskets, respectively, the Sponsor endeavors to instruct the Custodian to maintain all of the Trust’s SOL within a SOL Account. The Custodian is responsible for the safekeeping of the Trust’s private keys used to access the SOL Account and facilitates the transfer of SOL in accordance with the Sponsor’s instructions.

The general roles, responsibilities and regulations of the Sponsor, Trustee, Administrator and Custodian are further described in “The Sponsor,” “The Trustee,” “The Administrator” and “The Custodian,” respectively. Detailed descriptions of certain specific rights and duties of the Sponsor, Trustee, Administrator and Custodian are set forth in “Description of the Trust Documents—Description of the Trust Agreement” and “—Description of the Custody Agreement,” respectively. The Trust Agreement and Custody Agreement are collectively referred to herein as “Trust Documents.”

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of SOL by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of SOL to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for some or all of the Shareholders. See “U.S. Federal Income Tax Consequences— Tax Consequences to U.S. Holders.”

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Principal Offices

The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Sponsor’s principal office is located at 437 Madison Avenue, 28th Floor, New York, NY 10022 and its telephone number is 646-308-1518.

THE OFFERING

Shares Offered by the Trust	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.

Use of Proceeds	Proceeds received by the Trust from the issuance of Baskets consist of SOL or cash. In addition, the Trust will receive proceeds derived from its staking program that consist of SOL. Deposits of SOL are held by the Custodian on behalf of the Trust (including for use in the Trust’s staking program) until (i) transferred out or sold in connection with the redemption of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of SOL, (ii) delivered out in connection with redemptions of Baskets, or (iii) transferred to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor.

Nasdaq Exchange Symbol	CXSO

SOL Index Price	For purposes of determining the value of the Trust’s SOL, the Trust uses the Index to calculate a per-SOL value in U.S. dollars (the “SOL Index Price”). The SOL Index Price is published between 4:00 p.m. and 4:30 p.m. ET on each trading day.

For more information on the Compass Crypto Reference Index 4pm New York Solana, see “Compass Crypto Reference Index 4pm New York Solana” and “Calculation of NAV” below.

CUSIP	19260K100

Creation and Redemption	The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 5,000 Shares (a “Basket”) based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either SOL represented by the Basket being created or cash needed to purchase the amount of SOL represented by the Basket being created, in each case as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the SOL represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. An Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), will deliver, or facilitate the delivery of, SOL or cash to the Trust’s account with the Custodian (in the case of SOL) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver SOL or cash to such Authorized Participant or its Authorized Participant Designee when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust. See “Description of the Shares—Redemption of the Shares.”

The Trust’s SOL Holdings	The Trust’s “SOL Holdings” is the amount of the Trust’s SOL less its liabilities (which include estimated accrued but unpaid fees and expenses), as calculated using the SOL Index Price. The Administrator calculates the Trust’s SOL Holdings on a daily basis.

The Administrator also calculates the Trust’s SOL Holdings per Share, which equals the Trust’s SOL Holdings divided by the number of Shares then outstanding. The Sponsor will publish the Trust’s SOL Holdings and SOL Holdings per Share each business day as of 4:00 p.m. ET or as soon thereafter as practicable at the Trust’s website at https://coinshares.com/us/etf/cxso.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the remuneration due to the Sponsor (the “Sponsor’s Fee”). The Sponsor’s Fee will be accrued daily by applying a 0.[__]% annual rate to the Trust’s SOL Holdings. The Sponsor’s Fee will be payable in SOL at such times as determined at the Sponsor’s sole discretion. For the 12-month period commencing on the day the Trust’s Shares are initially listed on the Exchange, the Sponsor intends to waive the entire Sponsor’s Fee. The accrued but unpaid Sponsor’s Fee will continue to accrue staking rewards for the benefit of the Trust, as opposed to the Sponsor.

The Sponsor has discretion to as to the timing of the payment of the Sponsor’s Fee. Shareholders will be able to review the amount of Sponsor’s Fee paid and accrued in the Trust’s quarterly reports on Form 10-Q and annual reports on Form 10-K. Because the Sponsor’s Fee accrues daily in SOL (rather than U.S. dollars or other currency), there is no additional risk to Shareholders related to the timing of the payment of the Sponsor’s Fee.

To pay the Sponsor’s Fee, the Custodian will, when directed by the Sponsor, (i) withdraw from the SOL Account the number of SOL equal to the accrued but unpaid Sponsor’s Fee, determined as described above, and (ii) transfer such SOL to an account affiliated with the Sponsor. The Trust is not responsible for paying any fees or costs associated with the transfer of SOL to the Sponsor or the sale of SOL for costs not included in the Sponsor’s Fee. To the extent there are any on-chain transaction fees incurred in connection with the transfers of SOL to pay the Sponsor’s Fee, the Sponsor, and not the Trust, shall bear such fees.

The Sponsor, from time to time, may further waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to extend a waiver after the end of any such stated period, and, if such waiver is not continued, the Sponsor’s Fee will be paid in full for subsequent periods. Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to Shares held by certain institutional investors subject to minimum Share holding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor.

In addition to the Sponsor’s Fee, the Staking Provider will be entitled to the Staking Provider Consideration and the Sponsor will be entitled to the Sponsor Staking Consideration. The Staking Provider Consideration and the Sponsor Staking Considerations will be paid from the proceeds of the staking program received by the Trust. The Staking Provider Consideration and the Sponsor Staking Consideration will be payable monthly in SOL and accrue daily. The Trust’s NAV will reflect the amount of SOL the Trust is entitled to under its staking program after deduction of accrued but unpaid Staking Provider Consideration and Sponsor Staking Consideration.

As consideration for its receipt of the Sponsor’s Fee, the Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee’s fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to trading of Shares on Nasdaq (including marketing, legal and audit fees and expenses), ordinary course legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website (the “Sponsor-paid Expenses”). There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares. At the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense.

The Trust may incur certain extraordinary, non-recurring expenses and indemnification expenses that are not contractually assumed by the Sponsor (collectively, “Additional Trust Expenses”).

To cover Additional Trust Expenses, the Sponsor or its delegate may cause the Trust (or its delegate) to convert SOL into U.S. dollars at the price which the Sponsor is able to obtain using commercially reasonable efforts. The number of SOL represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling SOL.

The number of SOL to be delivered to the Sponsor in payment of the Sponsor’s Fee or sold to pay Additional Trust Expenses will vary from time to time depending on the level of the Trust’s expenses and the value of SOL, as determined using the SOL Index Price or, in certain circumstances, such other fair value measurement as determined by the Sponsor. See “Activities of the Trust—Trust Expenses.”

Transfers of SOL	With respect to purchases and sales of SOL conducted through SOL Trading Counterparties, transfers of SOL may be conducted as “on-chain” transactions represented on the Solana Blockchain. On-chain transactions are subject to all of the risks of the Solana Network, including the risk that transactions will be made erroneously and are generally irreversible.

In order to pay the Sponsor’s Fee, the Sponsor will transfer SOL from a SOL Account to an account affiliated with the Sponsor.

Termination Events	Upon dissolution of the Trust, the Sponsor will distribute the Trust’s remaining SOL or the cash proceeds of the sale of the Trust’s remaining SOL (determined at the sole discretion of the Sponsor) to the owners of record of the Shares, after the Sponsor has paid or made provision for the Trust’s obligations. Accordingly, Shareholders of record at the time of a liquidation may receive either SOL or cash. See “Description of the Trust Agreement—The Trustee—Termination of the Trust.”

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions and (ii) have entered into an Authorized Participant Agreement with the Sponsor, and the Marketing Agent. See “Description of Creation and Redemption of Shares.”

As of the date of this prospectus, the Trust has engaged [_____], [_____] and [_____] as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and Settlement	The Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Shares are, and will only be, available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes thereto.

Risk Factors Related to the Solana Network and SOL

Digital assets such as SOL were only introduced within the past decade, and the medium- to long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Many digital assets, including Solana, were only introduced within the past decade, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development; their dependence on the internet and other technologies; their dependence on the role played by users, developers and validators; and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks, including networks and networks utilizing the Solana Network, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because Solana is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.
●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Solana Network, would affect the ability to transfer digital assets, including Solana, and, consequently, a disruption may impact their value.
●	Although unlikely, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the Solana Network, could theoretically result in a “fork” in such network’s blockchain, including the Solana Network, resulting in the operation of multiple separate networks.
●	Governance of the Solana Network is by voluntary consensus. As a result, there may be a lack of consensus or clarity on the governance of the Solana Network, which may stymie the Solana Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Solana Network, especially long-term problems.
●	Many digital asset networks, including the Solana, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can be processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Solana Network and the price of Solana.

●	In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets.

Moreover, because digital assets, including Solana, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

The decline in liquidity has been particularly acute, as evidenced by a significant reduction in trading volumes, wider bid-ask spreads, and diminished market depth across major digital asset exchanges. During periods of market stress, such as the collapse of TerraUSD and the bankruptcy of FTX in November 2022, liquidity in digital asset markets evaporated rapidly, making it difficult for market participants to execute trades without causing substantial price movements. This illiquidity was further exacerbated by the withdrawal of key market makers and liquidity providers, as well as the exit or insolvency of several large trading platforms and lending institutions. As a result, even flagship digital assets experienced sharp price swings and increased slippage, while less liquid tokens became effectively untradeable for extended periods. Academic and industry research has confirmed that liquidity shocks in one digital asset can quickly spill over to others, amplifying systemic risk and contributing to broader market instability.

Thereafter, in November 2022, FTX, the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. In June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance. US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. In each of the Binance Complaint, Coinbase Complaint and Kraken Complaint, the SEC initially alleged that Solana was a security. However, in July 2024, the SEC amended the Binance Complaint to remove its assertion that Solana was a security. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint have led, and may in the future lead, to further volatility in digital asset prices and additional reductions in market liquidity, as market participants reassess regulatory risks and withdraw from trading activity.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the creation of the “Crypto Task Force.” The Crypto Task Force was to be dedicated to developing a comprehensive and clear regulatory framework for digital assets and was to be led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, each entered into a joint stipulation to dismiss the SEC’s lawsuit against them with prejudice.

The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the FDIC and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including Solana and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including Solana, which could have a negative effect on the value of Solana, which in turn would have a negative effect on the value of the Trust’s Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of Solana, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Solana is a relatively new technological innovation with a limited operating history.

Solana has a relatively limited history of existence and operations. There is a limited established performance record for the price of Solana and, in turn, a limited basis for evaluating an investment in Solana. Although past performance is not necessarily indicative of future results, if Solana had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Mathematical or technological advances could undermine the Solana Network’s consensus mechanism.

The Solana Network relies on cryptographic algorithms for various operations, including address generation, transaction verification and smart contract execution. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the Solana Blockchain. Quantum computing technology is an emerging phenomenon which, because it is still developing, makes it difficult to predict its ultimate effect on the future value of Solana and other digital assets. However, recent announcements by computer technology companies have suggested that quantum computing technology may be advancing faster than previously anticipated. For example, in February 2025, Microsoft announced its Majorana 1 chip, which is claimed to have the potential to support a one-million-qubit quantum computer. If quantum computing technology is able to advance and significantly increase its capacity relative to the capacity of today’s leading quantum computers, it could potentially undermine the viability of many of the cryptographic algorithms used across the world’s information technology infrastructure, including the cryptographic algorithms used for digital assets like Solana. If quantum computing is able to advance in that way, there is a risk that quantum computing could result in the cryptography underlying the Solana Network becoming ineffective, which, if realized, could compromise the security of the Solana Network, or allow a malicious actor to compromise the wallets holding Solana owned by the Trust or others on the Solana Network, which would result in losses to Shareholders. While various actors in the Solana community are taking steps to enable the uses of cryptographic algorithms that would be resistant to advanced quantum computers, there is no guarantee that new quantum-proof architectures will be built and appropriate transitions will be implemented across the network at scale in a timely manner; any such changes could require the achievement of broad consensus within the Solana Network community and a fork (or multiple forks), and there can be no assurance that such consensus would be achieved or the changes implemented successfully. If any of the foregoing were to occur, it could result in losses to Shareholders. Moreover, normal operations and functionality of the Solana Network may be negatively affected. Such losses of functionality could lead to the Solana Network losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for Solana. Even if another digital asset other than Solana were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for Solana or cause a wider loss of confidence in the Solana Network, either of which could have an adverse impact on the value of SOL.

Smart contracts are programs that run on the Solana Blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying the DAO, a distributed autonomous organization for venture capital funding on the Ethereum Network, allowed an attack by a hacker to syphon approximately $60 million worth of ETH from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of ETH reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ETH, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ETH being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum Network and Solana Network led to a $320 million theft of ether. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Additionally, in April 2025, Loopscale, a newly launched Solana lending protocol, suffered a smart contract exploit about two weeks after launch. A hacker took advantage of a mismatch between the protocol’s perceived price of the tokens to take out undercollateralized loans, withdrawing approximately 5.7 million USDC and 1,200 SOL from Loopscale’s vaults, worth an estimated $5.8 million. Other smart contracts, such as bridges between blockchain networks and decentralized finance (“DeFi”) protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned approximately $2.2 billion worth of digital assets in 2024, with smart contract vulnerabilities accounting for less than 10% of the overall loss of digital assets. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of Solana, just as they have for other digital assets, including ether

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Solana Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for Solana. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Solana Network and represent a significant source of demand for Solana, public confidence in the Solana Network itself could be negatively affected, such sources of demand could diminish and the value of Solana could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

As of 2024, the largest 100 Solana wallets held approximately 22% of the Solana in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Solana, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Solana. Competition from other consortia or private blockchains could have a negative impact on the price of Solana and adversely affect an investment in the Shares.

Any name change and any associated rebranding initiative by the core developers of Solana may not be favorably received by the digital asset community, which could negatively impact the value of Solana and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on Solana. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of Solana and the value of the Shares.

New competing digital assets may result in a reduction in demand for Solana, which could have a negative impact on the price of Solana and may have a negative impact on the performance of the Trust.

Solana faces significant competition from other digital assets, as well as from other technologies or payment forms, such as SWIFT, ACH, remittance networks, credit cards and cash. There is no guarantee that Solana will become a dominant form of cross-border payments, store of value or method of exchange.

Competition from central bank digital currencies and emerging payments initiatives involving financial institutions could adversely affect the value of Solana and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, Solana and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, Solana. As a result of any of the foregoing factors, the value of Solana could decrease, which could adversely affect an investment in the Trust.

The price of Solana may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in and will not hold stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the Solana market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of Solana. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the Solana market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for Solana, could cause artificial rather than genuine demand for Solana, artificially inflating the price of Solana, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, including Bitfinex, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators, Tether Holdings Limited, Tether Operations Limited, Tether Limited, and Tether International Limited, in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving cryptocurrencies, including Solana, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of Tether stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the Solana market. While USDC is designed to maintain a stable value at 1U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for Solana. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including Solana), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from the Solana Network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the Solana market, and affect the value of Solana, and in turn impact an investment in the Shares.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the bitcoin blockchain was mined in 2009, and bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum Network following the completion of the “Merge” in 2022 (as described further below), use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Solana Network, and their associated digital assets – including the Solana held by the Trust – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Solana Network less attractive.

Validation on the Solana Network requires Solana to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Solana Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Solana Networks dictate requirements for participation in validation activity, and may impose penalties, if the relevant activities are not performed correctly. The Solana Network sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the validation of blocks with invalid transactions. On the Solana Network, slashing generally operates by social consensus, rather than being automatically hardwired into the protocol’s code. The Solana community generally aspires to slash 100% of staked assets in cases where a Solana node is maliciously trying to violate safety rules and 0% during routine operation. There is currently no automatic slashing in the Solana Network. Rather, for regular consensus, after a safety violation, the Solana Network will halt. The validators will analyze the data prior to the halt and figure out who was responsible and propose that the stake of the malicious actors responsible for the safety violation should be slashed after restart, typically 100%. Separately, as part of the “activating” and “de-activating” or “cooling down” processes of staking, staked Solana will be inaccessible for a variable period of time determined by a range of factors, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana Network’s proof-of-stake consensus protocol. “De-activating” is the request to exit from the active set and no longer participate in the Solana Network’s proof-of-stake consensus protocol. As part of these “activating” and “de-activating” processes of staking on the Solana Network, any staked SOL will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network congestion and the timing of the activating and de-activating process in relation to the current epoch (because the activating and de-activating processes begin at the start of the epoch following the request to activate or deactivate, the closer the request is to the end of an epoch, the shorter the duration of activating and exiting periods). However, depending on demand, un-staking can take between one to several epochs to complete. An Epoch is approximately two days long on the Solana Network.

The Solana Network requires the payment of base fees and the practice of paying prioritization fees is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of Solana. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Solana Network’s adoption or the price of Solana. Any disruption of validation on the Solana Network could interfere with network operations and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Solana to decrease. The limited liquidity during the “activation” or “de-activation” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Solana to decrease.

Risks associated with staking activities.

The Sponsor will utilize the services of the Custodian to stake the Trust’s SOL through the Staking Provider. The Staking Provider will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s SOL on the Solana Network. As a result of the Sponsor utilizing staking activity services of the Custodian, the Trust expects to receive certain staking rewards of SOL, which is expected to be treated for federal income tax purposes as income to the Trust’s Shareholders. The Staking Provider exercises no discretion as to the amount the Trust’s SOL to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Custodian will maintain, on behalf of the Trust, exclusive possession and control of the private keys associated with any staked SOL at all times. The amount of SOL the Trust may receive as reward for its staking activity can vary significantly over time. Staking activity comes with a risk of loss of SOL, including in the form of “slashing” penalties. As of the date of this Prospectus, no slashing penalty has ever been assessed on the Solana Network. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Additionally, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors, including network congestion and the timing of the activating and exiting process in relation to the current epoch, resulting in certain liquidity risks that the Sponsor will manage.

Staking activity comes with a risk of loss of SOL. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. The staked assets may also be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. In combination, they deter malicious validators from attacking blockchains and ensure consistent participation of validators to maintain network stability. While the Sponsor does not expect the activities of the Staking Provider to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Custodian’s liability to the Trust for the actions of the Staking Provider is limited, and the Custodian may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties.

Additionally, the Solana Network implements “activation” and “exit” buffer periods moderating when stakers can unstake and withdraw their stake. This prevents malicious actors from performing an attack and withdrawing before funds are slashed and preserves network stability. “Activation” is the funding of a validator to be included in the active set, being forward selected for attestations and block proposals. “Exit” is the request to exit from the active set and no longer be selected for attestations or block proposals. As part of these “activating” and “exiting” processes of Solana staking, any staked SOL will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network congestion and the timing of the activating and exiting process in relation to the current epoch (because the activating and exiting processes begin at the start of the epoch following the request to activate or deactivate, the closer the request is to the end of an epoch, the shorter the duration of activating and exiting periods). The exiting of a staked SOL position takes one “epoch”, which is generally approximately 2 days but in some circumstances may take longer based on Solana Network activity. This can result in certain liquidity risk to the Trust, which the Sponsor will seek to manage through a range of risk management methods. See “The Trust’s Staking Program – Process of Unstaking” and “Liquidity Program”.

On May 29, 2025, the staff of the SEC’s Division of Corporation Finance issued its “Statement on Protocol Staking Activities” (the “Staking Statement”). The Staking Statement gave the staff’s view regarding staking on networks that use PoS as a consensus mechanism that certain of such activities do not involve the offer and sale of securities within the meaning of the 1933 Act and the 1934 Act. Accordingly, under such an interpretation, the participants of such staking activities do not need to register such transactions with the SEC under the 1933 Act. Immediately following the issuance of the Staking Statement, SEC Commissioner Crenshaw provided a dissenting statement indicating her belief the conclusion expressed in the Staking Statement were erroneous and that certain transactions covered by the Staking Statement do involve the purchase and sale of securities within the meaning of the federal securities laws. The Sponsor believes that the Trust’s staking activities is of the type described in the Staking Statement and therefore does not involve the purchase and sale of securities. However, if the staff or the SEC were to disagree with the Sponsor’s position, or if the SEC or the staff were to take a position contrary to the views expressed in the Staking Statement, the Trust or its service providers may be deemed to be in violation of federal securities laws.

Staked SOL tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.

Under current Solana Network protocols, staked SOL tokens are permitted to be un-staked by the holder of the private keys for the withdrawal address of such SOL tokens. However, as part of the “activating” and “exiting” processes of staking, staked SOL tokens will be inaccessible for a variable period of time determined by a range of factors resulting in certain liquidity risks that the Sponsor plans to manage. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana Network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Solana Network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Solana Network, any staked SOL will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network congestion and the timing of the activating and exiting process in relation to the current epoch (because the activating and exiting processes begin at the start of the epoch following the request to activate or deactivate, the closer the request is to the end of an epoch, the shorter the duration of activating and exiting periods). However, depending on demand, un-staking can take between hours, days or weeks to complete. This can result in certain liquidity risk to the Trust, which the Sponsor will seek to manage through a range of risk management methods.

The Sponsor anticipates that it will engage in staking with respect to all of the Trust’s SOL at all times, except as necessary (i) to pay the Sponsor’s Fee, (ii) to pay any additional Trust expenses, (iii) to satisfy existing and reasonably foreseen potential redemption requests as determined by the Sponsor, (iv) to reduce the SOL obtained by the Trust as Staking Provider Consideration to cash for distribution at regular intervals, (v) if the Sponsor determines that Staking raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, (vi) if the Sponsor determines there exists vulnerabilities in the source code or cryptography underlying the Solana Network, (vii) if the Custodian or Staking Provider discontinue their arrangements with the Trust, or (viii) if the Sponsor otherwise determines that continued Staking of such portion of the Trust’s assets would be inconsistent with the Trust’s purpose of protecting and preserving the value of the Trust Estate. All SOL received by the Trust in connection with the creation of new Shares, or as Staking Provider Consideration, would also be staked upon receipt by the Trust, unless one or more of the exceptions described in clauses (i)-(viii) above applies.

Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s SOL that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked SOL which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s SOL that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through the Custodian, and such transaction is processed by the Solana Network. The Staking Provider will not be able to transfer unstaked SOL or Staking Provider Consideration to another address on the Solana Network.

Although the Sponsor anticipates that the Trust may enter into financing arrangements to borrow SOL in order to fulfill redemption requests if the Trust’s unstaked SOL is insufficient to do so, there can be no assurance that such arrangements will be available as intended or provide sufficient liquidity to satisfy redemption requests.

The Staking Provider may not optimally execute the staking activities.

The Trust relies on the resources of the Staking Provider to facilitate the Sponsor’s staking activities. The Staking Provider will provide the hardware, software and services necessary to deposit SOL into a validator node. The hardware and software utilized by the Staking Provider may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Staking Provider to effectively execute the staking activities. The Sponsor will have no ability to supervise or direct the conduct the Staking Provider.

In addition, the Staking Provider Consideration will be paid from the proceeds of the staking program received by the Trust. The payment of the Staking Provider Consideration will reduce the portion of the staking rewards generated by the staking activities that are actually retained by the Trust. Accordingly, the staking rewards actually retained by the Trust will likely be less than what the Trust would retain if the Sponsor were to administer its own staking activities without the assistance of third-party service providers.

The Solana Protocol was only conceived in 2017 and mainnet launched in 2020 and the Solana Protocol or its proof-of-history timestamping mechanism may not function as intended, which could have an adverse impact on the value of Solana and an investment in the Shares.

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper, and introduced the Proof-of-History (“PoH”) timestamping mechanism. PoH is a timestamping mechanism that automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like the bitcoin and ethereum networks, which rely on sequential production of blocks and can lead to delays caused by validator confirmations.

PoH is a new blockchain technology that is not widely used, and may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying PoH or the Solana protocol, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. In February 2023, a malfunction caused a validator to transmit an exceptionally large block several orders of magnitude larger than a standard block, causing an outage of almost 19 hours. In February 2024, a bug in Agave, a validator program that is a fork of the original Solana validator program, caused all validators running the program to stall on the validation of a block, causing an outage that lasted nearly 5 hours. The development of the Solana Network is ongoing and any further disruption could have a material adverse effect on the value of Solana and an investment in the Shares.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Solana Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on throughput. A digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. Since inception, Solana transaction fees have stood at a fixed rate of 0.000005 Solana per transaction. Increased fees and decreased settlement speeds could preclude certain uses for Solana (e.g., micropayments) and could reduce demand for, and the price of, Solana, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Solana Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Solana Network and Solana Blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Solana Network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Solana Network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Solana Network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Solana Network and then post the data, typically in batches, back to the Layer 1 Solana Network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Solana Network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Solana Network (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Solana Network runs in parallel with the existing Layer 1 Solana Network and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Solana Network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

Many developers are actively researching and testing scalability solutions for public blockchains. However, there is no guarantee that any of the mechanisms in place or being explored for increasing speed and throughput of settlement of the Solana Network transactions will be effective, which could cause the Solana Network to not adequately resolve scaling challenges and adversely impact the adoption of Solana and the Solana Network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Solana Network like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Solana Network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Solana Network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Solana Network to suffer reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended, could suffer from centralization concerns, or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Alternatively, if a widely-used Layer 2 network were to fail, it could reduce demand for Solana because it would eliminate a source of demand for using Solana to record transactions from the Layer 2 onto the Layer 1 Solana Network. Any of the foregoing could adversely affect the price of Solana or the value of the Shares of the Trust.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including Solana, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, digital asset prices, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021. Assets, including Solana, continued to see steep drawdowns in 2022, and digital asset prices, including Solana, have continued to fluctuate through 2023, 2024, and to date in 2025. Solana reached an all-time high of $294.33 on January 19, 2025, and has since experienced corrections, dipping as low as $96.58 on April 6, 2025. As of June 29, 2025, the price of Solana was down about 48% from the high in January 2025.

Extreme volatility in the future, including further declines in the trading price of Solana, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception and a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of Solana and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of Solana.

The further development and acceptance of the Solana Network and other digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Solana Network may adversely affect an investment in the Shares.

Digital assets such as SOL may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Solana Network and other digital asset networks are a new and rapidly evolving industry of which the Solana Network is a prominent, but not unique, part. The growth of the digital asset industry in general, and the Solana Network in particular, is subject to a high degree of uncertainty. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	SOL is only selectively accepted as a means of payment by retail and commercial outlets, and use of SOL by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for SOL transactions; process wire transfers to or from digital asset exchanges, SOL-related companies or service providers; or maintain accounts for persons or entities transacting in SOL. As a result, the prices of SOL are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept SOL in the future. While the use of other digital assets, such as bitcoin, to purchase goods and services from commercial or service businesses is developing, SOL has not yet been accepted in the same manner because it has a slightly different purpose than bitcoin.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as SOL, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

●	The prices of digital assets may be determined on a relatively small number of digital asset trading platforms by a relatively small number of market participants, many of whom are speculators or those intimately involved with the issuance of such digital assets, such as validators or developers, which could contribute to price volatility that makes retailers less likely to accept digital assets in the future.

●	Certain privacy-preserving features have been or are expected to be introduced to digital asset networks. If any such features are introduced to the Solana Network, any exchanges or businesses that facilitate transactions in SOL may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

●	Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Solana Network.

The Trust is not actively managed and will not have any strategy relating to the development of the Solana Network. Furthermore, the Sponsor cannot be certain as to the impact of the Trust and the expansion of its SOL holdings on the digital asset industry and the Solana Network. A decline in the popularity or acceptance of the Solana Network may harm the price of the Shares. There is no assurance that the Solana Network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or the supply and demand of SOL.

The open-source and decentralized nature of Solana Network development reduces certainty in the development of Solana Network protocols and software. In addition, the lack of direct compensation for core developers and general difficulty of achieving decentralized consensus around protocol upgrades may hinder the development of beneficial upgrades to the Solana Network. Development uncertainty and inflexibility in respect of improving or proposing fixes to the Solana Network could negatively impact the performance of the Trust.

The Solana Network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to Solana development. As new Solana are rewarded solely for validator activity (other than the 500 million minted in 2018 upon launch of the Solana testnet) and are not sold on an ongoing basis to generate revenue to support development activity, and the Solana Network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Solana Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Solana Network and the core developers may lack the resources to adequately address emerging issues with the Solana Network protocol. Although the Solana Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ETH decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ETH. In the event a high-profile contributor to the Solana Network is perceived as no longer able to contribute to the Solana Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of Solana, which could adversely impact the value of the Shares.

In another example, FTX, one of the largest Digital asset trading platforms at the time, experienced a high-profile collapse in November 2022. Along with its CEO Sam Bankman-Fried and Alameda Research (a digital asset trading firm also owned by Bankman-Fried), FTX had provided substantial financial and developmental support to the Solana project. Bankman-Fried was also a strong and vocal supporter of Solana and the Solana Network. It does not appear, however, that FTX, Alameda Research, or any other Bankman-Fried-affiliated entity had a formal relationship with Solana Labs or the Solana Foundation, or that Solana Labs or the Solana Foundation were involved in any of FTX, Alameda Research or Bankman-Fried’s alleged misconduct. Based on public information it does not appear that FTX or Alameda Research operated a validator node on the Solana Network. The price of Solana fell severely immediately following the news of FTX’s insolvency (although it has since recovered substantially).

In the event a high-profile contributor to the Solana Network, such as Anatoly Yakovenko, is perceived as no longer contributing to the Solana Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of Solana, which could adversely impact the value of the Shares.

Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Solana Network.

In addition, a bad actor could also attempt to interfere with the operation of the Solana Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Solana Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Solana Network and an investment in the Trust may be adversely affected.

If the digital asset award or transaction fees for recording transactions on the Solana Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of Solana and the value of the shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Solana Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Solana Blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in the processing power expended by validators on the Solana Network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “Risk Factors—Risk Factors Related to the Solana Network and SOL.” The Solana Network could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the Trust or the ability of the Trust to operate.”
●	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Solana Blockchain or a software upgrade automatically charges fees for all transactions on the Solana Network, the cost of using Solana may increase and the marketplace may be reluctant to accept Solana as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Solana Network and force users to pay higher fees, thus reducing the attractiveness of the Solana Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Solana Network, the value of Solana and the value of the Shares.
●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Solana Network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for Solana with Authorized Participants.
●	During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana Network, users may attempt to gain an advantage over other users by increasing offered transaction fees. Certain software solutions, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees. The MEV incentive system may lead to an increase in transaction fees on the Solana Network, which may diminish its use. Users or other stakeholders on the Solana Network could also view the existence of MEV as unfair manipulation of decentralized digital asset networks, and refrain from using DeFi protocols or the Solana Network generally. In addition, it’s possible regulators or legislators could enact rules which restrict the use of MEV, which could diminish the popularity of the Solana Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of Solana and the value of the Shares.

Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Solana Network.

If transaction confirmation fees become too high, the marketplace may be reluctant to use the Solana Network. This may result in decreased usage and limit expansion of the Solana Network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.

Ultimately, if the awards of new Solana costs of validating transactions grow disproportionately, validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Solana Network and could adversely affect the value of the Solana held by the Trust.

As a result of Solana’s fee burning mechanism, the incentives for validators to validate transactions with higher gas fees are reduced, since those validators would not receive those gas fees.

An acute cessation of validator operations would reduce the collective processing power on the Solana Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of the relevant threshold of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.

The loss or destruction of a private key required to access SOL may be irreversible. The Custodian’s loss of access to a private key associated with the Trust’s SOL could adversely affect an investment in the Shares.

Transfers of SOL among users are accomplished via SOL transactions (i.e., sending SOL from one user to another). The creation of a SOL transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular SOL, the SOL is inaccessible. The custody of the Trust’s SOL is handled by the Custodian. If the Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s SOL holdings, and the Trust’s private keys are lost, destroyed or otherwise compromised and no backup of the private keys is accessible, the Trust will be unable to access its SOL, which could adversely affect an investment in the Shares. In addition, if the Trust’s private keys are misappropriated and the Trust’s SOL holdings are stolen, the Trust could lose some or all of its SOL holdings, which could adversely impact an investment in the Shares.

SOL transactions are irrevocable and stolen or incorrectly transferred SOL may be irretrievable. As a result, any incorrectly executed SOL transactions could adversely affect the value of the Shares.

SOL transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Solana Blockchain, an incorrect transfer or theft of SOL generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of SOL will regularly be made to or from the SOL Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s SOL could be transferred from the SOL Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

To the extent that the Trust is unable to seek a corrective transaction with a third-party recipient of an unauthorized or incorrect transaction or is incapable of identifying the third party that has received the Trust’s SOL through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred SOL. The Trust will also be unable to convert or recover its SOL transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A temporary or permanent “fork” of the Solana Network could adversely affect an investment in the Trust.

The Solana Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of Solana adopt the modification. When a modification is introduced and a substantial majority of users and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Solana Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of Solana running in parallel, yet lacking interchangeability. For example, in September 2022, the Ethereum Network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum Network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.” Although no major blockchain-level forks of the Solana Network have occurred and the Solana Blockchain has not been cloned directly, in March 2024, the software client used for validation on the Solana Network was forked into a program referred to as Agave. Validators on the Solana Network may elect to use the Solana validator software or the Agave validator software to verify transactions on the Solana Blockchain.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, the Ethereum Network “forked” into ether and a new digital asset, Ethereum Classic, as a result of the Ethereum Network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of ether and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum Network and Ethereum Classic Network, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued ether trading platforms through at least October 2016. An ether trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of Solana at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork.

Either of these events could therefore adversely impact the value of the Shares. As an illustrative example of a digital asset hard fork, following the DAO hack in July 2016, holders of ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of Solana at the time of announcement or adoption. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016. A clone may also adversely affect the price of Solana at the time of announcement or adoption. A future fork in or clone of the Solana Network could adversely affect the value of the Shares or the ability of the Trust to operate.

A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ether and Ether Classic.

The Trust Agreement provides, and the Sponsor has communicated to the Custodian, that the Trust disclaims all rights to Incidental Rights (as defined below) and IR Virtual Currencies. Typically, the holder of SOL has no discretion in a hard fork; it merely has the right to claim the IR Virtual Currency on a pro rata basis while it continues to hold the same number of SOL. The Trust Agreement stipulates that, if it comes to possess an IR Virtual Currency despite such disclaimer, (i) the Sponsor will promptly make a good faith determination as to which digital asset network is regarded by the community as the Solana Network and which is the “forked” network, (ii) the Trust will as soon as is reasonably practical distribute the new IR Virtual Currency in kind to the Sponsor, as agent for the Shareholders, and (iii) the Sponsor will sell the new IR Virtual Currency and distribute the proceeds to the Shareholders. Notwithstanding the foregoing, the Trust is under no obligation to claim the IR Virtual Currency.

A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

In the event of a hard fork of the Solana Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Solana Network, is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of SOL, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of and validator and community engagement with the Solana Network. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Custodian and security vendors on what is generally accepted as SOL and should therefore be considered “SOL” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Solana Network, the Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s SOL holdings.

In the event of a hard fork of the Solana Network, the Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer SOL on the Custodian’s platform. Such a delay may be intended to permit such Custodian to assess the resulting versions of the Solana Network, to determine how best to securely “split” the SOL from the IR Virtual Currency, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which one or both of Custodian’s operations are halted.

In addition, any losses experienced by the Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, may exceed the insurance carried by the Custodian. In such a circumstance, losses to Trust property with such Custodian could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including SOL, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are common on the Ethereum network but have also occurred (and may continue to occur) on the Solana Network. Airdrops may be conducted by sending a token to the holders of set amounts of SOL or to particular public addresses on the Solana Network, or airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network, or entirely separate digital asset network. As a result, a user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders should not expect to receive the benefits of any forks or airdrops.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital assets acquired through an Incidental Right as “IR Virtual Currencies.” The Trust Agreement provides, and the Sponsor has communicated to the Custodian, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

If despite such disclaimer the Trust comes to possess an IR Virtual Currency, it shall cooperate with the applicable Custodian to segregate and transfer the rights to the IR Virtual Currency to the Sponsor, as agent of the Trust, until such time that such Custodian may initiate an “on-blockchain” transaction to transfer such IR Virtual Currency to the custody of the Sponsor. Upon receipt of the IR Virtual Currency, the Sponsor shall take commercially reasonable efforts to promptly sell such IR Virtual Currency at market prices and distribute the proceeds of any such sale to the Shareholders of record on the record date for such Incidental Rights.

Any Incidental Rights may result in a tax liability to the Trust and its Shareholders, if not successfully disclaimed by the Trust. Incidental Rights may result in an adverse interpretation regarding the Trust’s ability to receive grantor trust treatment under the Code.

The Solana Network could be vulnerable to attacks on transaction finality and consensus processes, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

The Solana Network is currently vulnerable to several types of attacks, including:

●	“33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked Solana on the Solana Network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain.
●	“50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked Solana on the Solana Network, a malicious actor would be able to gain full control of the Solana Network and the ability to manipulate the blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending and fraudulent block propagation, while the attacker maintains the threshold. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.
●	“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked Solana on the Solana Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward-and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks.

If a malicious actor, group or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains certain percentages of the validating power dedicated to validation on the Solana Network is controlled by a bad actor (often referred to as a “51% attack”, though the numerical thresholds vary in the proof-of-stake consensus mechanism of the Solana Network), it may be able to alter the Solana Blockchain on which the Solana Network and Solana transactions rely. The Solana Network’s proof-of-stake consensus mechanism requires a 2/3 supermajority of validators who have staked Solana to vote in favor in order to finalize transactions and add blocks to the Solana Blockchain. If the bad actor were to obtain 2/3 of the total Solana staked in validation processes, it is widely believed that the bad actor could construct fraudulent blocks, “double-spend” its own Solana (i.e., spend the same Solana in more than one transaction), or censor other users’ transactions by preventing them from being confirmed while continuing to validate and confirm its own transactions and earn the associated block reward, thereby enriching itself while also entrenching its own control of the Solana Blockchain. If the bad actor were to obtain 1/3 of the total Solana staked in validation processes, the bad actor could prevent certain transactions from completing in a timely manner, or at all, and prevent the confirmation of other users’ transactions, though this would likely be temporary (since it would likely be penalized for inactivity leakage, resulting in the bad actor’s staked Solana being slashed, as defined below) and it likely could not double spend or propagate fraudulent blocks without the 66% supermajority of staked assets. With control of the respective threshold of total staked assets on the Solana Network, it could be possible for the malicious actor to control, exclude or modify the ordering of transactions on the Solana Blockchain and prevent the confirmation of other users’ transactions, while continuing to validate new Solana and confirm its own blocks, for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on the Solana Network or the Solana community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the Solana Blockchain may be difficult or impossible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Solana Network.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Solana Network could negatively impact the value of Solana and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the Solana Network, which could negatively impact the value of Solana and the value of the Shares.

Although there are no known reports of malicious control of the Solana Network, if groups of coordinating or connected Solana holders that together have more than 50% of outstanding Solana, were to stake that Solana and run validators, they could exert authority over the validation of Solana transactions. This risk is heightened if over 50% of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of Solana, the feasibility of a malicious actor obtaining control of the validating power on the Solana Network will increase, which may adversely affect the value Solana and the value of the Shares.

A malicious actor may also obtain control over the Solana Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Solana Network, the risk that a malicious actor may be able to obtain control of the Solana Network in this manner exists. Moreover, it is possible that a group of Solana holders that together control more than 50% of outstanding Solana are in fact part of the initial or core developer group, or are otherwise influential members of the Solana community. To the extent that the initial or existing core developer groups also control more than the relevant thresholds of outstanding Solana, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Solana Network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

If validators exit the Solana Network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the Solana Network more vulnerable to a malicious actor obtaining control of a large percentage of staked Solana, which might enable them to manipulate the Solana Blockchain by censoring or manipulating specific transactions, as discussed previously. If the Solana Blockchain suffers such an attack, the price of Solana could be negatively affected, and a loss of confidence in the Solana Network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Solana Network may adversely affect an investment in the Trust.

Anonymity and illicit financing risk.

Transactions in SOL, like transactions in most other digital assets, are recorded on the Solana Blockchain in a manner that is pseudonymous rather than fully transparent. Although transaction details of peer-to-peer transactions are recorded on the Solana Blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Solana Network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, sophisticated users can further obscure their identity or the origin or chain of custody of digital assets through the use of coin-mixer protocols, cross-chain “bridges,” self-hosted wallets, non-custodial exchanges and other obfuscation technologies that fragment, layer or commingle transaction histories. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump-and-dump schemes. Digital assets have in the past been used to facilitate illicit activities. The ability of sophisticated users to obfuscate the origin or chain of custody of digital assets, combined with the Solana Network’s high-throughput design and relatively low fees, amplifies the risk that illicit actors will prefer the Solana Network to move proceeds of ransomware, sanctions evasion, darknet markets, terrorist financing, fraud or other unlawful conduct. If a digital asset were used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability. Transacting with a sanctioned entity could also have a material adverse effect on the Trust or the Sponsor’s financial condition and operational results.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for SOL. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust or the Sponsor or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

While the Sponsor and the Trust are not “financial institutions” within the meaning of the implementing regulations of the Bank Secrecy Act and therefore not required to implement an AML program, the Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough know-your-customer (“KYC”) process, such as the Authorized Participants, SOL Trading Counterparties and Custodian. The Custodian must undergo counterparty due diligence by the Sponsor. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust. As a result, the Sponsor and the Trust have instituted procedures reasonably designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Each Custodian has adopted and implemented an anti-money laundering and sanctions compliance program, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Custodian performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to these blockchain analytics screening programs, any SOL that is delivered to the Trust’s custody account will undergo screening to assess whether the origins of that SOL are illicit.

Furthermore, Authorized Participants, as broker-dealers and BitGo, as a South Dakota trust company organized and chartered under the South Dakota Banking Law, are “financial institutions” subject to the Bank Secrecy Act, and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants and trade with SOL Trading Counterparties who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and AML laws. In addition, with respect to all SOL delivered by SOL Trading Counterparties, the SOL Trading Counterparties must represent to the Trust that they will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom such party obtains SOL being transferred and (ii) that such SOL being transferred by such party to the Trust was not derived from, or associated with, unlawful or criminal activity. The Trust will not hold any SOL except that which has been delivered by SOL Trading Counterparties in connection with Authorized Participant creation requests.

Future and current regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of SOL and related products and services continues to evolve, may take many different forms and will, therefore, impact SOL and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for SOL businesses to provide services, which may impede the growth of the SOL economy and have an adverse effect on consumer adoption of SOL. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of SOL’s status as not being a security, changes to regulations surrounding SOL futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over SOL, the Solana Network, SOL trading, or related activities impacting other parts of the digital asset market may adversely impact SOL and therefore may have an adverse effect on the value of an investment in the Trust.

SOL and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including SOL. The effect of any existing regulation or future regulatory change on the Trust or SOL is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect SOL, particularly with respect to SOL spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of SOL by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the SOL economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of SOL and, in turn, the value of the Shares.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which SOL is treated. While the SEC has not officially affirmed that SOL is not a security under U.S. federal securities laws, public statements by senior officials at the SEC, including a June 2018 speech by the director of the SEC’s division of Corporation Finance, indicate that such officials do not believe that SOL is a security; however, more recently, statements by other SEC officials have shown reluctance to agree with that assessment Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court. If SOL is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for SOL’s utility as a means of exchange and accordingly for its continued adoption. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Specifically, the Trust and the Sponsor may be subject to additional regulatory requirements including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objectives. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders.

SOL may also be subject to regulation in foreign jurisdictions, the effect of any such regulation which is unknown.

SOL and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including SOL. The effect of any existing regulation or future regulatory change on the Trust or SOL is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect SOL, particularly with respect to digital asset exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. For example, On May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crack down on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States, may negatively impact the acceptance of SOL by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the SOL economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of SOL and, in turn, the value of the Shares.

Risk Factors Related to SOL Trading Markets

The Trust is subject to risks due to its concentration in a single asset: SOL. Any losses suffered as a result of a decrease in the value of SOL or disruption of the SOL trading markets, generally, can be expected to reduce the value of the Shares and will not be offset by other gains if the Trust were to invest in other assets.

Unlike certain funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: SOL. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with SOL and the SOL trading market. By concentrating its investment strategy solely in SOL, any losses suffered as a result of a decrease in the value of individual SOL or disruption of the SOL trading markets, generally, can be expected to reduce the value of the Shares and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

SOL is a novel digital asset with a limited trading history, and the market for SOL is significantly smaller and less liquid than the markets for more established digital assets, such as bitcoin and ether, which underly other currently available exchange-traded products. As of June 30, 2025, the average daily trading volume for SOL across major exchanges was approximately $4.7 billion, compared to bitcoin’s average daily trading volume of approximately $42.0 billion and ether’s average daily trading volume of approximately $16.9 billion. The total market capitalization of SOL is approximately $88 billion, whereas bitcoin and ether have market capitalizations of approximately $2.34 trillion and $379 billion, respectively.

Due to the smaller size and liquidity of the SOL market, it may be more difficult to execute large trades without significantly impacting the market price. For example, a large order in the SOL market may represent a higher percentage of the average daily trading volume compared to a similar order in the bitcoin or ether markets, increasing the risk of price slippage and market disruption. In periods of market stress or volatility, these risks may be further exacerbated, making it more challenging to liquidate positions at desired prices or to find suitable counterparties at a reasonable cost.

The Trust’s investment in SOL is highly concentrated, and the large size of the positions that the Trust may acquire could further increase the risk of illiquidity. If the Trust needs to liquidate its SOL holdings, it may incur greater losses than would be expected in more liquid markets such as those for bitcoin or ether. Any market disruption or illiquidity in the SOL market could therefore have a material adverse effect on the value of the Trust’s shares.

The value of the Shares relates directly to the price of Solana. The price of Solana may be highly volatile and subject to fluctuations due to a number of factors, including the successful development and acceptance of the Solana Network.

Digital assets such as Solana were only introduced within the past 15 years, and the medium to long term value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers validators and the potential for malicious activity. Solana itself was conceived only in 2017, and mainnet launched in 2020. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	An increase in the global Solana supply or a decrease in global Solana demand;

●	Global or regional political, economic or financial events and situations;

●	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or SOL, and digital asset and currency exchange rates;

●	The liquidity, solvency, security and withdrawal policies of digital asset trading platforms;

●	Manipulative trading activity on digital asset trading platforms, which, in many cases, are unregulated;

●	Investment and trading activities of hedge funds and other large SOL investors;

●	A “short squeeze” resulting from speculation on the price of SOL, if aggregate short exposure exceeds the number of Shares available for purchase;

●	An active derivatives market for SOL or for digital assets generally;

●	Forks in the Solana Network;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations, and any restrictions on the use of SOL as a form of payment or the ability to purchase and sell SOL in trading markets;

●	Regulatory measures, if any, that restrict the ability to buy, sell or hold SOL or use SOL as a form of payment;

●	Increased competition from other forms of digital assets or payment services;

●	Transaction costs relating to the acquisition and transfer of SOL; and

●	Global or regional political, economic or financial events and situations.

If SOL markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of SOL is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long term, your Shares may never generate a profit, since SOL markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that SOL will maintain its long-term value in terms of future purchasing power. In the event that the price of SOL declines, the Sponsor expects the value of an investment in the Shares to decline.

The platforms on which users trade SOL are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. Particularly for operators outside of the United States, digital asset trading platforms are not regulated in ways similar to national securities exchanges and other highly regulated trading environments. As a result, capital requirements, clearing infrastructure and technical and operational security requirements may vary. The nature of the assets held at digital asset trading platforms makes them appealing targets for hackers and a number of digital asset trading platforms have been victims of cybercrimes. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such trading platforms. No digital asset trading platform is immune from these risks.

While the Trust itself does not buy or sell SOL on digital asset trading platforms, certainty in SOL trading markets may impact the Trust’s operation and the value of the Shares. Negative perception, a lack of stability in the digital asset trading markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Solana Network and result in greater volatility in the prices of SOL. Furthermore, the closure or temporary shutdown of a digital asset trading platform used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its net asset value (“NAV”) on a daily basis. These potential consequences of such a digital asset trading platform’s failure could adversely affect the value of the Shares. Further, the failure of the SOL market, major digital asset trading platforms or any other major component of the overall Solana ecosystem can have a direct adverse effect on the liquidity and price of SOL and could therefore have a negative impact on the performance of the Trust.

The value of SOL may be subject to momentum pricing whereby the current SOL price may account for speculation regarding future appreciation in value. Momentum pricing may result in greater volatility and adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of SOL has resulted, and may continue to result, in speculation regarding future appreciation in the value of SOL, inflating and making more volatile the price of SOL. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in the price of SOL, which could adversely affect an investment in the Shares.

Risk Factors Related to the SOL Exchange Market

The value of the Shares relates directly to the value of the SOL held by the Trust and fluctuations in the price of SOL could materially and adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of SOL, as measured by the Index, and the value of the Shares relates directly to the value of the SOL held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). The Index is an independently calculated value based on an aggregation of executed trade flow of major SOL spot exchanges (“SOL Exchanges” and the general market environment of SOL Exchanges, the “SOL Exchange Market”). The price of SOL has fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the SOL Index Price, including, but not limited to:

●	Total SOL in existence;

●	Global SOL demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of SOL as payment for goods and services, the security of online SOL Exchanges and digital wallets that hold SOL, the perception that the use and holding of SOL is safe and secure, the lack of regulatory restrictions on their use and the reputation of SOL for illicit use;

●	Global SOL supply, which is influenced by similar factors as global SOL demand, in addition to fiat currency needs by validators (for example, to invest in equipment) and taxpayers who may liquidate SOL holdings around tax deadlines to meet tax obligations;

●	Investors’ expectations with respect to the rate of inflation of fiat currencies;

●	Investors’ expectations with respect to the rate of deflation of SOL;

●	Interest rates;

●	Currency exchange rates, including the rates at which SOL may be exchanged for fiat currencies;

●	Fiat currency withdrawal and deposit policies of SOL Exchanges and liquidity of such SOL Exchanges;

●	Interruptions in service from or failures of major SOL Exchanges;

●	Cyber theft of SOL from online SOL wallet providers, or news of such theft from such providers, or from individuals’ SOL wallets;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in SOL;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	Regulatory measures, if any, that restrict the use of SOL as a form of payment or the purchase of SOL on the SOL Exchange Market;

●	The availability and popularity of businesses that provide SOL-related services;

●	The maintenance and development of the open-source software protocol of the Solana Network;

●	Increased competition from other forms of cryptocurrency or payment services;

●	Global or regional political, economic or financial events and situations;

●	Expectations among SOL economy participants that the value of SOL will soon change; and

●	Fees associated with processing a SOL transaction.

If SOL markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of SOL is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long term, your Shares may never generate a profit, since SOL markets have historically experienced extended periods of flat or declining prices, as well as sharp fluctuations.

In addition, investors should be aware that there is no assurance that SOL will maintain their long-term value in terms of future purchasing power or that the acceptance of SOL payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of SOL declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Due to the unregulated nature and lack of transparency surrounding the operations of SOL Exchanges, the marketplace may lose confidence in SOL Exchanges, upon which the Trust is dependent.

SOL Exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent SOL Exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many SOL Exchanges do not provide this information. As a result, the marketplace may lose confidence in SOL Exchanges, including prominent exchanges that handle a significant volume of SOL trading.

For example, in 2019 there were reports claiming that 80-95% of bitcoin trading volume on digital asset exchanges was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports may indicate that digital asset markets, including the SOL Exchange Market, are significantly smaller than expected and that the United States makes up a significantly larger percentage of the digital asset markets than is commonly understood. Nonetheless, any actual or perceived false trading in the SOL Exchange Market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets, including SOL, and/or negatively affect the market perception of SOL.

In addition, over the past several years, some SOL Exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such SOL Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such SOL Exchanges. While smaller SOL Exchanges are less likely to have the infrastructure and capitalization that make larger SOL Exchanges more stable, larger SOL Exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for users of digital asset exchanges and for the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014.

In January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 SOL worth around $78 million were stolen from Bitfinex, a large bitcoin exchange. The value of bitcoin immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now-defunct bitcoin exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset exchange Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest bitcoin exchanges, Binance, was hacked, resulting in losses of approximately $40 million. Further, in November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In February 2025, approximately $1.5 billion of ether was stolen from the Dubai-based Bybit exchange. Bybit claims the hack occurred when the company was making a routine transfer of ether from an offline “cold” wallet to a hot wallet, with the attacker suspected to be agents of North Korea exploiting security controls to gain control of the assets.

Digital asset trading venues that are regulated typically must comply with minimum net worth, cybersecurity, and AML requirements, but are not typically required to protect customers to the same extent as regulated securities exchanges or futures exchanges.

Some academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and Bitcoin Cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

Furthermore, many digital asset trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of SOL on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. The lack of certain safeguards also may permit “front-running” (trading by other persons ahead of the Trust with the intention of obtaining better results than the Trust). Such trading could occur in the event that an individual associated with a trading venue uses information regarding the Trust’s trading activity to the detriment of the Trust. In addition, the lack of trading safeguards may permit “wash trading” (sales of SOL by the Trust for a loss followed by repurchases of SOL that, under IRS rules, may prevent the Trust from claiming a tax loss on the sale of SOL).

Operational problems or failures by digital asset trading venues and fluctuations in SOL prices may reduce confidence in these venues or in SOL generally, which could adversely affect the price of SOL and therefore adversely affect an investment in the Shares.

Negative perception, a lack of stability in the SOL Exchange Markets and the closure or temporary shutdown of SOL Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Solana Network and result in greater volatility in the prices of SOL. Furthermore, the closure or temporary shutdown of a SOL Exchange used in calculating the SOL Index Price may result in a loss of confidence in the Trust’s ability to determine its SOL Holdings on a daily basis or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares. These potential consequences of such a SOL Exchange’s failure could adversely affect the value of the Shares.

Since there is no limit on the number of SOL that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of SOL that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for SOL.

The Trust Agreement places no limit on the number of SOL the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited number of SOL in existence at any point in time. The global market for SOL is characterized by supply and demand constraints that generally are not present in the markets for commodities or other assets such as gold and silver. The rate at which new SOL supply has been minted and put into circulation has varied since network launch. At network launch, the SOL circulating supply was 8 million SOL. Between the Solana Network launch and December 31, 2024, the circulating supply of SOL increased by roughly 6,000% to approximately 483 million SOL. In February 2021, the SOL supply inflation rate was changed from 0.1% to a new initial inflation rate of 8%. The 8% initial inflation rate is scheduled to decline in 15% increments until a long-term inflation rate of 1.5% is reached. As of May 31, 2025, the SOL supply issuance rate was approximately 4.4% on an annual basis before any offsets for eliminated transaction fees.

If the number of SOL acquired by the Trust is large enough relative to global SOL supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for SOL in a manner unrelated to other factors affecting the global market for SOL. Such an impact could affect the SOL Index Price, which would directly affect the price at which Shares are traded on Nasdaq or the price of future Baskets created or redeemed by the Trust.

The Shares may trade at a discount or premium in the trading price relative to the Trust’s SOL Holdings per Share as a result of non-concurrent trading hours between Nasdaq and the SOL Exchange Market.

The value of a Share may be influenced by non-concurrent trading hours between Nasdaq and various SOL Exchanges, including those that are included within the Index’s methodology. While Nasdaq is open for trading in the Shares for a limited period each day, the SOL Exchange Market is a 24-hour marketplace; however, trading volume and liquidity on the SOL Exchange Market are not consistent throughout the day and SOL Exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, distributed denial-of-service (“DDoS”) attacks and other reasons. As a result, during periods when Nasdaq is open but large SOL Exchanges (or a substantial number of smaller SOL Exchanges) are either lightly traded or closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Trust’s SOL Holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

If SOL prices on the SOL Exchange Market move negatively during hours when Nasdaq is closed, trading prices on Nasdaq may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between Nasdaq and various SOL Exchanges, including those that represent components of the Index. While Nasdaq is open for trading in the Shares for a limited period each day, the SOL Exchange Market is a 24-hour marketplace. During periods when Nasdaq is closed but SOL Exchanges are open, significant changes in the price of SOL on the Exchange Market could result in a difference in performance between the value of SOL as measured by the Index and the most recent SOL Holdings per Share or closing trading price. To the extent that the price of SOL on the Exchange Market and the value of SOL as measured by the Index move significantly in a negative direction after the close of Nasdaq, the trading price of the Shares may “gap” down to the full extent of such negative price shift when Nasdaq reopens. To the extent that the price of SOL on the Exchange Market drops significantly during hours Nasdaq is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

SOL Exchanges are subject to the risk of fraud and manipulation.

The SOL market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many SOL trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of SOL on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the SOL market generally, including, among others (1) wash trading; (2) persons with a dominant position in SOL manipulating SOL pricing; (3) hacking of the Solana Network and trading platforms; (4) malicious control of the Solana Network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in SOL, new sources of demand for SOL) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether, the activities of stablecoin issuers and their regulatory treatment; and (7) fraud and manipulation at SOL trading platforms. The effect of potential market manipulation, front-running, wash trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the crypto market and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

SOL Exchanges may be exposed to front-running.

SOL Exchanges on which SOL trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

SOL Exchanges may be exposed to wash trading.

SOL Exchanges on which SOL trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of SOL and/or negatively affect the market perception of SOL.

To the extent that wash trading either occurs or appears to occur in SOL Exchanges on which SOL trades, investors may develop negative perceptions about SOL and the digital assets industry more broadly, which could adversely impact the price of SOL and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing SOL or other digital currencies, commodity or currency exposure or to speculate on the price of SOL. Speculation on the price of SOL may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of SOL.

Purchasing activity in the SOL Exchange Market associated with Basket creations or redemptions may affect the SOL Index Price and Share trading prices, adversely affecting an investment in the Shares.

Purchasing activity associated with acquiring SOL with proceeds received by the Trust in connection with the creation of Baskets may increase the market price of SOL on the SOL Exchange Market, which will result in higher prices for the Shares. Increases in the market price of SOL may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of SOL that may result from increased purchasing activity of SOL connected with the issuance of Baskets. Consequently, the market price of SOL may decline immediately after Baskets are created.

Selling activity associated with sales of SOL withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of SOL on the SOL Exchange Market, which will result in lower prices for the Shares. Decreases in the market price of SOL may also occur as a result of the selling activity of other market participants. If the SOL Index Price declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in SOL.

The Trust competes with direct investments in SOL and other potential financial vehicles, possibly including securities backed by or linked to SOL and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in SOL directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The SOL Index Price may be affected by the sale of other digital currency financial vehicles that invest in and track the price of SOL.

To the extent digital currency financial vehicles other than the Trust tracking the price of SOL are formed and represent a significant proportion of the demand for SOL, large redemptions of the securities of these digital currency financial vehicles, or private funds holding SOL, could negatively affect the SOL Index Price, the Trust’s SOL Holdings and the price of the Shares.

The impact of geopolitical or economic events on the supply and demand for SOL is uncertain but could motivate large-scale sales of SOL, which could result in a reduction in the SOL Index Price and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as SOL, which are relatively new, are subject to supply and demand forces based on the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of SOL either globally or locally. Large-scale sales of SOL would result in a reduction in the SOL Index Price and could adversely affect an investment in the Shares.

Risk Factors Related to the Trust and the Shares

As the Sponsor and its management have no meaningful history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no meaningful history of past performance in managing investment vehicles like the Trust. Affiliates of the Sponsor have operated similar products in Europe for several years. The past performances of the Sponsor’s management in other investment vehicles, including their experiences in the SOL and private funds industries, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the SOL have been developed specifically for this product. There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Shares may trade at a price which that is at, above or below the Trust’s SOL Holdings per Share and any discount or premium in the trading price relative to the Trust’s SOL Holdings per Share may widen as a result of non-concurrent trading hours.

The Shares may trade on Nasdaq at, above or below the Trust’s SOL Holdings per Share. The Trust’s SOL Holdings per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the Trust’s SOL Holdings per Share as well as market supply and demand. The price difference may be due, in large part, to the fact that supply and demand forces at work in the public trading market for Shares are closely related, but not identical, to the same forces influencing the SOL Index Price. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share.

Authorized Participants, or their clients or customers, may have an opportunity to participate directly in the spot markets and they may profit in these instances if they can create a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the SOL Holdings per Share closely over time. Such arbitrage opportunities will not be available to Shareholders who are not Authorized Participants.

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of SOL.

The Sponsor does not actively manage the SOL held by the Trust. This means that the Sponsor does not sell SOL at times when its price is high, or acquire SOL at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional SOL investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

If Authorized Participants are able to purchase or sell large aggregations of SOL in the open market at prices that are different than the SOL Index Price, the arbitrage mechanism intended to keep the price of the Shares closely linked to the SOL Index Price may not function properly and the Shares may trade at a discount or premium to the SOL Holdings per Share.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the SOL Index Price may not function properly if Authorized Participants are able to purchase or sell large aggregations of SOL in the open market at prices that are materially higher or lower than the SOL Index Price. Authorized Participants may purchase or sell SOL on public or private markets not included among the SOL Exchanges included in the Index, and such transactions may take place at prices materially higher or lower than the SOL Index Price. Furthermore, while the Index provides a reference rate for the price of SOL by identifying the principal exchange of SOL at any given time, the prices on each individual SOL Exchange are not necessarily equal to the value of a SOL as represented by the Index.

Although the average price variance between the SOL Index Price and the price of SOL on the SOL Exchanges, both individually and as a group, has historically been immaterial, the price of SOL on an individual SOL Exchange has historically been, and could in the future be, materially higher or lower than the SOL Index Price. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of SOL. To the extent such prices differ materially from the SOL Index Price, the price of the Shares may no longer track, whether temporarily or over time, the SOL Index Price, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of SOL and the SOL Index Price.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of SOL may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of SOL to and by the Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of SOL, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodian, an Authorized Participant or Authorized Participant Designee, the closing of SOL trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Solana Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. Alternatively, in the case of a network outage or other problems affecting the Solana Network, the processing of transactions on the Solana Network may be disrupted, which in turn may prevent SOL Trading Counterparties, Authorized Participants, Authorized Participant Designees or other market participants from depositing or withdrawing SOL from their accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of SOL and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for SOL should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering SOL in return for Baskets, the price of Shares may diverge from the value of SOL.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SOL and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of SOL and, as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying SOL held by the Trust or to sell Shares at a price lower than the value of the underlying SOL held by the Trust, causing Shareholders to suffer losses.

The inability of Authorized Participants and market makers to hedge their SOL exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient SOL liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of SOL, wide spreads between prices quoted on different SOL trading platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them not to create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to SOL may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded SOL futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of SOL and the commercial and speculative interest in the market.

The Authorized Participants serve in such capacity for several competing exchange-traded SOL products, which could adversely affect the market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded SOL products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s SOL (i.e., at a greater premium or discount to the Trust’s NAV).

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in SOL markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include, but is not limited to, situations where the Trust is unable to transact in SOL or where the Trust is unable to value its SOL holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the SOL in the Trust’s SOL custody account at the Custodian due to technical or operating issues at the Trust or the Custodian. Such disruptions may have an effect on overall SOL liquidity or cause price spreads of SOL to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Furthermore, in connection with an In-Kind Creation Order (as defined below), if an Authorized Participant Designee fails to deliver SOL in accordance with the Trust’s creation and redemption procedures as described herein and in the relevant Authorized Participant Agreement, the Sponsor may convert such In-Kind Creation Order to a Cash Creation Order. In such an event, an Authorized Participant will be solely responsible for delivering the Basket Cash Amount to the Trust.

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The SOL Account has been designed specifically to provide security for the Trust’s assets and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the security system is likely to be complex, and unanticipated delays in the completion of these projects may lead to unanticipated project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the SOL Account or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Trust has utilized the infrastructure. Any issues relating to the performance and effectiveness of the security procedures used by the Trust and the Custodian to protect the SOL Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs (together, the “Security Procedures”), may have an adverse impact on an investment in the Shares.

The Security Procedures implemented by the Custodian is technical and complex, and the Trust depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to SOL and the digital wallets into which the Trust deposits its SOL. The Security Procedures may not protect against all errors, software flaws (i.e., bugs) or vulnerabilities. Defects in the Security Procedures may only be discovered after a failure in the Custodian’s safekeeping and storage of the Trust’s SOL.

It is not uncommon for businesses in the digital asset space to experience large losses due to fraud and breaches of their security systems. For example, in September 2015, the global bitcoin payment agent BitPay lost approximately $1.8 million of SOL due to a hacker’s fraudulent impersonation of BitPay’s CFO, whereby the hacker was able to access the CFO’s email account and successfully request BitPay’s custodian to transfer funds.

Furthermore, the Trust’s private keys required to transfer the Trust’s SOL are stored in vaults located across the world, including but not limited to the United States, Europe, including Switzerland, and South America, which could be subject to (i) hostile regulatory treatment of SOL, (ii) unforeseen social, economic or political unrest and (iii) natural or man-made disaster. For example, one of the Custodian’s vaults is located in a South American country that could be considered to have an elevated risk of hostile regulatory treatment and social, economic or political unrest, including high rates of inflation and general economic mismanagement. If a vault were compromised, it could cause a possible delay in operations of up to 72 hours, which could have a negative impact on the value of the Shares.

The Trust’s and the Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s SOL.

SOL Exchanges and large holders of SOL must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Trust’s SOL from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based on known technology and threats. As technological change occurs, the security threats to the Trust’s SOL will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Trust or the Custodian is unable to identify and mitigate or stop new security threats, the Trust’s SOL may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Security threats to the SOL Account could result in the halting of Trust operations, the suspension of redemptions, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the SOL Exchange Market since the launch of the Solana Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Trust’s business operations or result in loss of the Trust’s assets. Any breach of the Trust’s infrastructure could result in damage to the Trust’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the Trust’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Sponsor believes that the Security Procedures that the Sponsor and Custodian utilize are reasonably designed to safeguard the Trust’s SOL from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security Procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Custodian or their agents.

The Security Procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor or the Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the SOL Account, private keys, data or SOL. Additionally, outside parties may attempt to fraudulently induce employees of the Custodian or the Sponsor to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the SOL Account occurs, the market perception of the effectiveness of the Trust could be harmed, which could result in a reduction in the price of the Shares.

In the event of a security breach of the SOL Account, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the price of the Shares.

A loss of confidence or breach in the Trust’s security and technology policies may adversely affect the Trust and the value of an investment in the Shares.

The Trust, Sponsor, Custodian and each of their agents will take measures to protect the Trust and its SOL from unauthorized access, damage or theft. However, it is possible that the Security Procedures in place may not prevent improper access to, or damage or theft of the Trust’s SOL. A security breach could harm the Trust’s reputation or result in the loss of some or all of the Trust’s SOL, which represent the Trust’s only asset. A resulting perception that the Security Procedures do not adequately protect the Trust’s SOL could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares.

SOL transactions are irrevocable and stolen or incorrectly transferred SOL may be irretrievable. As a result, any incorrectly executed SOL transactions could adversely affect an investment in the Shares.

SOL transactions are not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Solana Blockchain, an incorrect transfer of SOL or a theft of SOL generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of SOL will regularly be made to or from the SOL Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s SOL could be transferred from the Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

For example, in September 2014, the Chinese bitcoin exchange Huobi announced that it had sent approximately 900 bitcoin and 8,000 litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers, although it claimed that many customers returned the SOL and litecoins. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s SOL through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Trust SOL. The Trust will also be unable to convert or recover Trust SOL transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.

The Trust’s SOL may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Trust’s SOL could be lost, stolen or destroyed. The Sponsor believes that the Trust’s SOL held in the SOL Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s SOL. Although the Custodian use Security Procedures with various elements, neither the Custodian nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Trust’s SOL could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Transfer Agent, Cash Custodian and Custodian and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s SOL for which no person is liable.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insure the Trust’s SOL.

While the Custodian has advised the Sponsor that it has insurance coverage up to $250 million that covers losses of the digital assets it custodies on behalf of its clients, including the Trust’s SOL, resulting from theft, Shareholders cannot be assured that the Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s SOL, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Custodian’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of such Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the SOL insurance market is limited, and the level of insurance maintained by the Custodian may be substantially lower than the assets of the Trust held by such Custodian. While the Custodian maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Custody Agreement, the Custodian’s liability is limited. The Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if BitGo was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, BitGo’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

Moreover, in the event of an insolvency or bankruptcy of the Custodian (in the case of the SOL Account) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in the bankruptcy of an entity such as the Custodian in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the Custodian (in the case of the SOL Account), and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on the value of such assets.

However, due to the novelty of digital asset custodial arrangements courts have not yet considered the treatment of custodied digital assets as financial assets under Article 8 of the New York Uniform Commercial Code, and it is not possible to predict with certainty how they would rule in such a scenario. If the Custodian became subject to insolvency proceedings and a court were to rule that the custodied SOL was part of such Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with such Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of SOL by the Custodian, absent fraud, gross negligence, bad faith or willful misconduct on the part of the Sponsor. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of SOL by the Custodian, is limited.

The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of SOL or the provision of instructions relating to the movement of SOL, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Custodian. Consequently, a loss may be suffered with respect to the Trust’s SOL that is not covered by the Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

SOL held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s SOL represented by Shares in the Trust are not insured directly by the Trustee or the Sponsor.

The Custodian’s limited liability under the Custody Agreement may impair the ability of the Trust to recover losses relating to its SOL and any recovery may be limited, even in the event of fraud, to the market value of the SOL at the time the fraud is discovered.

Under the Custody Agreement, BitGo and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if BitGo was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, BitGo’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

In addition, BitGo shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which results directly or indirectly from any cause or condition beyond the reasonable control of BitGo, including, but not limited to, any delay or failure due to an act of God, natural disasters, act of civil or military authorities, act of terrorists, including, but not limited to, cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe or any other occurrence which is beyond the reasonable control of BitGo.

The Trust may not have adequate sources of recovery if its SOL are lost, stolen or destroyed.

If the Trust’s SOL are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

If a Custody Agreement is terminated or the Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s SOL, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Custodian and the SOL Trading Counterparties to operate. The Custodian performs essential functions in terms of safekeeping the Trust’s SOL in the SOL Account. In addition, the SOL Trading Counterparties facilitate the buying and selling or settlement of SOL by the Trust in connection with cash creations and redemptions between the Trust and the Authorized Participants, the selling or transfer of SOL to pay the Sponsor’s Fee, any other Trust expenses, to the extent applicable, and inextraordinary circumstances, to liquidate the Trust’s SOL. If the Custodian or SOL Trading Counterparties fail to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Creation Units, which could force the Trust to liquidate or adversely affect the price of the Shares.

The Sponsor could decide to replace the Custodian as the custodian of the Trust’s SOL, pursuant to the Custody Agreement. Similarly, the Custodian could terminate their agreement. The Custodian may terminate the Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if the Custodian perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. Transferring maintenance responsibilities of a SOL Account at the Custodian to another custodian will likely be complex and could subject the Trust’s SOL to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Also, if the Custodian becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform their obligations under their contractual agreements with the Trust, or abruptly discontinues the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s SOL under the same terms as the current Custody Agreement or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s SOL. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custody agreement that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement custodian, its operations could be adversely affected.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s SOL.

The Sponsor could decide to replace the Custodian as the custodian of the Trust’s SOL. Transferring maintenance responsibilities of the Trust’s account with the Custodian to another party will likely be complex and could subject the Trust’s SOL to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custody Agreement. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s SOL.

The Custodian and Cash Custodian could become insolvent.

If the Custodian or Cash Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of the Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodian. Further, the Custodian has agreed to hold Trust assets for the benefit of the Trust as the entitlement holder, and while the Trust assets will be commingled with assets of the Custodian’s other customers in an omnibus account, such assets will not be commingled with the Custodian’s proprietary assets. While other types of assets held in a similarly segregated manner have been deemed not to be part of the custodian’s bankruptcy estate under various regulatory regimes, bankruptcy courts have not yet fully addressed the appropriate treatment of custodial holdings of digital assets and any such determination may be highly fact-specific.

Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as the Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to the Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of such Custodian, and that customers of such Custodian – including the Trust – may be at risk of being treated as general unsecured creditors of such Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of the Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit the Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting the Custodian, Cash Custodian or SOL Trading Counterparties could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Authorized Participant Agreements.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on Nasdaq terminates its Authorized Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

There is no guarantee that an active trading market for the Shares will continue to develop.

There can be no assurance an active trading market of the Shares will develop on Nasdaq. The Sponsor may elect to terminate the Trust if it determines, at its sole discretion, that the Trust is not an economically viable size, i.e., if the Trust fails to raise sufficient revenue to cover the costs associated with launching and maintaining the Trust, which could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders.

To the extent that Nasdaq halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Shares, thus adversely affecting an investment in the Shares. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the SOL Index Price is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s SOL are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the SOL Index Price were higher at the time of sale. See “Description of the Trust Agreement—The Trustee—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.

The Administrator is solely responsible for determining the value of the SOL, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will determine the Trust’s SOL Holdings and SOL Holdings per Share on a daily basis as soon as practicable after 4:00 p.m. ET on each business day. The Administrator’s determination is made utilizing data from the Custodian’s operations and the SOL Index Price, calculated at 4:00 p.m. ET on such day. To the extent that the Trust’s SOL Holdings or SOL Holdings per Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Additional Trust Expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed the Sponsor-assumed Fees, which are certain operational and periodic expenses of the Trust. See “Activities of the Trust—Trust Expenses.” Additional Trust Expenses (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid through the sale of the Trust’s SOL. Because the Trust does not generate any income, every time that it delivers SOL to the Sponsor for the Sponsor’s Fee or sells SOL for the Additional Trust Expenses, the number of SOL represented by each Share will gradually decrease over time. In addition, the Sponsor may, at its sole discretion, increase the Sponsor’s Fee or decrease the Sponsor-paid Expenses which could result in a greater decline in the number of SOL that the Trust holds. Such an increase in the Sponsor’s Fee or decrease in the Sponsor-paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Sponsor could choose to decrease the Sponsor’s Fee in response to competitive pressures from other digital currency financial vehicles similar to the Trust. The Sponsor will balance such competitive pressures and the costs that it incurs in acting as Sponsor for the Trust when determining the Sponsor’s Fee. The Sponsor has no current intention of increasing or decreasing the Sponsor’s Fee or modifying the terms of the Trust Agreement related to Sponsor-paid Expenses, and there are no specific circumstances under which the Sponsor has determined it would do so.

The Trust’s delivery or sale of SOL to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of SOL by the Trust to pay the Sponsor’s Fee or other expenses and each sale of SOL by the Trust to pay Additional Trust Expenses will be a taxable event to Shareholders. Thus, the Trust’s payment of expenses could result in Shareholders’ incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “U.S. Federal Income Tax Consequences.”

If the Trust incurs Additional Trust Expenses in U.S. dollars, the Trust will sell SOL to pay these expenses. The sale of the Trust’s SOL to pay expenses at a time of low SOL prices could adversely affect the value of the Shares.

The Sponsor will sell SOL held by the Trust to pay Trust expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current SOL prices on the SOL Exchange Market. The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of SOL. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s SOL may be sold at a time when the SOL prices on the SOL Exchange Market are low, resulting in a negative impact on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator or the Custodian under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Transfer Agent, the Administrator and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator or Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Trust’s SOL Holdings and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding SOL; however, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of SOL. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust’s SOL. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate the Trust’s SOL. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, greatly restricts transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under such Act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of SOL or the operation of the Solana Network or the SOL Exchange Market in a manner that adversely affects an investment in the Shares.

As SOL and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. The SEC had charged certain large U.S. digital asset trading platforms of supporting trading and settlement of securities in violation of the U.S. federal securities laws. Specifically, the SEC alleged that these exchanges are operating as unregistered securities exchanges, brokers and clearing agencies. For example, on June 5, 2023, the SEC filed lawsuits against cryptocurrency exchanges Coinbase and Binance alleging, among other things, their operation of an unlicensed securities exchange. In addition, in November 2023, the SEC brought similar charges against Kraken, alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. In each of the Binance Complaint, Coinbase Complaint and Kraken Complaint, the SEC initially alleged that Solana was a security. However, in July 2024, the SEC amended the Binance Complaint to remove its assertion that SOL was a security. Although the SEC has not alleged that SOL is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint have led, and may in the future lead, to further volatility in digital asset prices. In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, each entered into a joint stipulation to dismiss the SEC’s lawsuit against them with prejudice. The U.S. Congress is also actively preparing new legislation to address certain market structure issues relating to digital assets and stablecoins. The outcome of this legislation is unknown. Both the outcome of the pending SEC enforcement actions and federal legislation are highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Although neither the SEC nor the CFTC has exerted direct authority over SOL or SOL spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts the price of digital assets, including SOL.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and SOL held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of SOL or any other digital asset as a “security” or how SOL or the Trust would be treated under any new or revised regulatory framework.

In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain digital asset-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remained an examination priority for 2024. In particular, the Division of Examinations stated it intended to focus its examinations on the offer, sale, recommendation of, advice regarding, trading in, and other activities in crypto assets or related products.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether SOL that has been associated with such addresses in the past can be easily sold. These “tainted” digital assets may trade at a substantial discount to untainted digital assets. Reduced fungibility in the SOL markets may reduce the liquidity of SOL and therefore adversely affect its price.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of SOL and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of September 23, 2025, only California, Louisiana and Rhode Island has adopted the model law, while Iowa has introduced the model law. It is still unclear; however, how many states will ultimately adopt some or all of the model legislation.

In 2025, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies, culminating in the passage of two landmark bills: the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) and the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These legislative actions represent the first comprehensive federal frameworks for the regulation of digital assets and stablecoins in the United States.

The CLARITY Act, which was passed by the House of Representatives but awaits consideration by the Senate, was designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins. It delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities.” The CLARITY Act also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

In addition, the CLARITY Act imposes registration requirements and operational standards for digital asset intermediaries, including exchanges, brokers, and dealers. It mandates consumer protection measures, anti-money laundering (AML) and countering the financing of terrorism (CFT) compliance, and enhanced disclosure obligations. The Act aims to foster innovation while providing market participants with greater regulatory certainty and aligning U.S. policy with emerging international standards.

The GENIUS Act, signed into law in July 2025, establishes the first federal regulatory framework for the issuance and operation of payment stablecoins—digital assets designed to maintain a stable value relative to a fiat currency, such as the U.S. dollar. The GENIUS Act requires that all payment stablecoins be fully backed on a one-to-one basis by high-quality liquid assets, such as U.S. dollars or short-term U.S. Treasury securities, and subjects issuers to rigorous reserve, audit, and disclosure requirements.

The GENIUS Act introduces a dual licensing regime, allowing stablecoin issuers to operate under either federal or state regulatory oversight, provided that state regimes are “substantially similar” to federal standards. Issuers with more than $10 billion in outstanding stablecoins must obtain a federal license. The GENIUS Act also imposes strict AML, sanctions compliance, and consumer protection obligations, including prioritizing stablecoin holders’ claims in the event of issuer insolvency. Notably, the Act prohibits non-financial public companies from issuing stablecoins without special approval and restricts the payment of interest or yield on stablecoins.

These legislative efforts were accompanied by additional measures, such as the Anti-CBDC Surveillance State Act, which prohibits the Federal Reserve from issuing a retail central bank digital currency without congressional authorization. While the CLARITY Act and the GENIUS Act represent significant progress toward a comprehensive regulatory regime for digital assets, substantial uncertainty remains regarding the implementation and interpretation of these new laws. The effectiveness of these frameworks will depend on subsequent rulemaking by federal and state regulators, interagency coordination, and the evolving approach to enforcement. Market participants may face transitional risks as regulatory standards are developed and applied, and there is potential for further legislative or regulatory changes as the digital asset ecosystem continues to evolve.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and SOL, specifically.

If regulatory changes or interpretations of an Authorized Participant’s activities require the regulation of an Authorized Participant as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Participant may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Trust.

To the extent that the activities of an Authorized Participant cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Participant may be required to comply with FinCEN regulations, including those that would mandate an Authorized Participant to implement AML programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Participant to incur Additional Trust Expenses, possibly increasing the levels of the commissions that an Authorized Participant charges its clients in a material and adverse manner. If an Authorized Participant determines not to comply with such additional regulatory and registration requirements, an Authorized Participant may terminate its role as an Authorized Participant of the Trust. Such a termination may decrease the liquidity of the Trust.

Additionally, to the extent an Authorized Participant is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares.

Banks may not provide banking services, or may cut off banking services, to businesses that provide SOL-related services or that accept SOL as payment, which could damage the public perception of SOL and the utility of SOL as a payment system and could decrease the price of SOL and adversely affect an investment in the Shares.

A number of companies that provide SOL-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to SOL-related companies or companies that accept SOL for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide SOL-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of SOL as a payment system and harming public perception of SOL or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of SOL as a payment system and the public perception of SOL could be damaged if banks were to close the accounts of many or of a few key businesses providing SOL-related services. This could decrease the price of SOL and therefore adversely affect an investment in the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use SOL in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

The United States, China, Russia or other jurisdictions may take regulatory actions in the future that severely restrict the right to acquire, own, hold, sell or use SOL or to exchange SOL for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could subject the Trust or its Sponsor to investigations, civil or criminal fines and penalties, which could harm the reputation of the Trust or its Sponsor, and could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require registration as money services businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the registration of the Trust or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust or Sponsor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Trust or Sponsor operates, the Trust or Sponsor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Regulatory compliance would include, among other things, implementing AML and consumer protection programs. The Sponsor may also decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

To the extent the Trust or its Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares. If the Sponsor decides to comply with such additional federal or state regulatory obligations and continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money services businesses’ money transmitters and businesses involved in digital currency business activity. If the Sponsor determines not to comply with such requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders.

Regulatory changes or interpretations could cause the Trust and the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which SOL are treated for classification and clearing purposes. In particular, SOL may be classified by the CFTC as “commodity interests” under the CEA or may be classified by the SEC as “securities” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate SOL as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that SOL are currency or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of SOL under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that SOL are deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders.

To the extent that SOL are deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and Investment Advisers Act. The Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders.

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “U.S. Federal Income Tax Consequences— Tax Consequences to U.S. Holders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of SOL or the sale of SOL to pay Trust expenses or facilitate redemption transactions. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. Sales of SOL to fund cash redemptions are expected to result in gains or losses, with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the SOL and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the SOL held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in kind will not generally be taxed on the distribution in kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of SOL and transactions involving SOL for United States federal income tax purposes may change.

Under current IRS guidance, SOL is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in SOL in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which SOL is exchanged and the taxpayer’s basis in the SOL. However, because SOL is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL may change from that described in this prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of SOL may have a negative effect on prices of SOL and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving SOL. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Future developments in the tax treatment of SOL could adversely affect an investment in the Shares.

The New York State Department of Taxation and Finance (“NYDTF”) has issued guidance regarding the application of New York State tax law to virtual currencies such as SOL. The NYDTF determined that New York State would follow the Notice with respect to the treatment of virtual currencies such as SOL for state income tax purposes. Furthermore, the NYDTF took the position that virtual currencies such as SOL are a form of “intangible property,” with the result that the purchase and sale of SOL for fiat currency is not subject to New York state sales tax (although exchanges of SOL for other goods and services may be subject to sales tax under barter transaction treatment). The New Jersey Division of Taxation has issued similar guidance, while the taxing authorities of various states other than New York and New Jersey have issued guidance exempting the acquisition and/or disposition of SOL from sales tax. It is unclear what further guidance on the treatment of SOL for state tax purposes may be issued in the future. If a state does not follow the Notice, such state’s treatment of SOL may have negative consequences, including the imposition of a greater tax burden on investors in SOL or the imposition of a greater cost on the acquisition and disposition of SOL generally. Any such treatment may have a negative effect on the prices of SOL in the SOL Exchange Market and may adversely affect the value of the Shares.

The treatment of virtual currencies such as SOL for tax purposes by non-U.S. jurisdictions may differ from the treatment of virtual currencies by the IRS or the NYDTF. If a foreign jurisdiction with a significant share of the market of SOL users imposes onerous tax burdens on SOL users, or imposes sales or value-added tax on purchases and sales of SOL for fiat currency, such actions could result in decreased demand for SOL in such jurisdiction, which could adversely affect the price of SOL and the value of the Shares.

The treatment of staking for tax purposes is still developing.

As a grantor trust, there are limitations on the types of activities that the Trust can undertake. For example, the Trust cannot make investment decisions to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision. If staking is viewed as a passive investment activity it would be permissible for the Trust. If staking is viewed as some other type of activity, the staking may affect the Trust’s classification as a grantor trust. Validation is generally associated with staking. Validation is a service. If the Trust were viewed as providing validation services, the Trust would be reclassified as a partnership or a corporation. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a corporation, the Trust would be subject to corporate level tax, and the Shareholder’s return on investment is likely to be affected.

The Trust’s staking program may constrain the ability of the Trust to satisfy redemption requests or current obligations.

The Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s SOL. The Sponsor expects that under normal conditions, the Trust will regain completed control over the Trust’s SOL within two days of instructing the Custodian to unstake or “exit” the Trust’s staked SOL positions. However, there can be no guarantee that such process will result in the Trusts regaining complete control of its SOL in time to satisfy its current obligations. In such circumstances, the Trust’s inability to meet redemption redemptions requests or meet current obligation may cause increased selling pressure in the secondary market for the Trust’s Shares which could lead to substantial discounts in the secondary market price for the Shares from the Trust’s NAV per Share.

In order to manage this risk, the Trust has adopted a Liquidity Program. The Liquidity Program provides the Sponsor with a number of options to manage the liquidity of the Trust’s assets in times of stress, including the use of a credit facility (including a credit facility with the Sponsor or its affiliates acting as lender), a temporary extension of the settlement timeline for redemption orders, or a temporary suspension of redemption orders. While the Sponsor believes that the Liquidity Program provides viable options to protect the Trust, there can be no guarantee that the implementation of the Liquidity Program will be fully protective of the Trust.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

A hard “fork” of the Solana Blockchain could result in Shareholders incurring a tax liability.

Except for cash temporarily held to pay Trust expenses, facilitate redemption transactions, or received in creation transactions, the Trust will only invest in SOL. The Trust has no obligation to claim a digital asset created by a fork of the Solana Network. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Solana Network (other than what the Sponsor determines to be SOL). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this prospectus is a part and approval of an application by the Exchange to amend its listing rules. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement requires that if, despite abandoning such digital asset, the Trust receives or claims a forked asset, the Sponsor will cause the forked asset to be sold and have the proceeds distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked or air dropped asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

Risk Factors Related to the Index

The Index and CCRISOL each have a limited history.

The Index, which was launched on July 28, 2025, is based on materially the same methodology (except calculation time) as the CCRISOL, which was first introduced on April 22, 2021.  The Index and the CCRISOL have a limited history and their value is an average composite reference rate calculated using volume-weighted trading price data from the Selected Exchanges. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Index’s performance. The Benchmark Administrator has substantial discretion at any time to change the methodology used to calculate the Index, including the Selected Exchanges that contribute prices to the Trust’s NAV. The Benchmark Administrator does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of SOL in the future. Neither Compass Financial Technologies SA nor the Benchmark Administrator has any obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Index or in the selection of the Selected Exchanges used. For more information on how the Selected Exchanges are chosen, see “Use Of The Compass Crypto Reference Index 4pm New York Solana.”

Although the Index is intended to accurately capture the market price of SOL, third parties may be able to purchase and sell SOL on public or private markets not included among the Selected Exchanges, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the price of SOL on the various Selected Exchanges, including as a result of differences in fee structures or administrative procedures on different Selected Exchanges. While the Index provides a U.S. dollar-denominated price of SOL based on the volume-weighted price of SOL on certain Selected Exchanges, at any given time, the prices on each such Selected Exchange may not be equal to the price of SOL as represented by the Index. It is possible that the price of SOL on the Selected Exchanges could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Selected Exchange, or from the global market price of SOL, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SOL, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of SOL. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of SOL, which could adversely affect the value of the Shares.

The pricing sources (Selected Exchanges) used by the Index are digital asset trading venues that facilitate the buying and selling of SOL and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of SOL may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of SOL used in Index calculations and, therefore, could adversely affect the SOL price as reflected by the Index.

The Selected Exchanges may change over time. For more information on the inclusion criteria for Selected Exchanges in the Index, see “Use Of The Compass Crypto Reference Index 4pm New York Solana.”

The Index is based on various inputs which may include price data from various third-party digital asset trading platforms. Neither Compass Financial Technologies SA nor the Benchmark Administrator guarantees the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Index to establish its NAV and NAV per Share. In the event that the Index is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

Although the Index and CCRISOL are designed to accurately capture the market price of SOL, third parties may be able to purchase and sell SOL on public or private markets not included among the Selected Exchanges of the Index and CCRISOL, and such transactions may take place at prices materially higher or lower than the level of the Index used to establish the NAV. To the extent such prices differ materially from the level of the Index used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of SOL, which could adversely affect an investment in the Shares.

The Benchmark Administrator could experience systems failures or errors.

If the computers or other facilities of the Benchmark Administrator, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Index may be delayed. Errors in Index data, the Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Index, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Index is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Index’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Index is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Index is not available, or if the Sponsor determines, in its sole discretion, that the Index does not reflect an accurate SOL price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value SOL, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of SOL provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” SOL will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of SOL, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SOL, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of SOL. To the extent such prices differ materially from the market price for SOL, investors may lose confidence in the Shares’ ability to track the market price of SOL, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” SOL will be a common occurrence.

The Index could fail to track the global SOL price, and a failure of the Index could adversely affect the value of the Shares.

Although the Index is intended to accurately capture the market price of SOL, third parties may be able to purchase and sell SOL on public or private markets not included among the Selected Exchanges, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the price of SOL on the various Selected Exchanges, including as a result of differences in fee structures or administrative procedures on different Selected Exchanges. While the Index provides a U.S. dollar-denominated composite for the price of SOL based on the volume-weighted price of SOL on certain Selected Exchanges, at any given time, the prices on each such Selected Exchange or pricing source may not be equal to the price of SOL as represented by the Index. It is possible that the price of SOL on the Selected Exchanges could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Selected Exchange, or from the global market price of SOL, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SOL, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of SOL. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of SOL, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Index and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Index at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Index price of SOL differs materially from the global market price of SOL and/or that third parties are able to purchase and sell SOL on public or private markets not included among the Selected Exchanges, and such transactions may take place at prices materially higher or lower than the Index price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Index, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Index price used to calculate the value of the Trust’s SOL may be volatile, adversely affecting the value of the Shares.

The price of SOL on public digital asset trading platforms has a limited history, and during this history, SOL prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset trading platforms, the Index price, and the price of SOL generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Index will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Administrator would have limited ability to remove such digital asset trading platform from the Index, which could skew the price of SOL as represented by the Index. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of SOL and, therefore, could have an adverse effect on the value of the Shares.

The Index price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Index pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of SOL as reflected by the Index. The methodology used to calculate the Index price to value SOL in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Index. Such NAV of the Trust determined using the Index price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

The Index is subject to the limitations of its methodology and the SOL market.

Though the Index is designed to be representative of the SOL market or otherwise align with its stated objective, it may not be representative in every case or achieve its stated objective in all instances. The Index is designed and calculated strictly to follow the rules of its methodology, and any Index price or other output is limited in its usefulness to such design and calculation. In addition, the Index will necessarily be composed of a limited number of potential principal markets, and thus the Index may not reflect the value of SOL on crypto exchanges not considered in the Index. Furthermore, the Benchmark Administrator does not publicize its methodology at any given time, which may limit the ability of investors to evaluate the SOL prices that establish the value of the Index.

The SOL market can be volatile, including those market interests that the Index intends to measure or upon which the Index is dependent in order to achieve its stated objective. For example, illiquidity can have an impact on the quality or amount of data available to the Benchmark Administrator for calculation, and may cause the Index to produce unpredictable or unanticipated results. In addition, market trends and changes to market structure may render the objective of the Index unachievable or cause the Index to become impractical to replicate.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Index. The price of SOL in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share, although some creations or redemptions may take place in kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of SOL per share.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s SOL holdings as reflected in the Index. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of SOL trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of SOL.

Shareholders also should note that the size of the Trust in terms of total SOL held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s SOL holdings or SOL holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Index tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Index, the Trust may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

The value of SOL as reflected by the Index may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Index is determined using data from various SOL Exchanges. The Sponsor believes that momentum pricing of SOL has resulted, and may continue to result, in speculation regarding future appreciation in the value of SOL, inflating and making the Index more volatile. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Index, which could adversely affect an investment in the Shares.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the business and affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, including the Benchmark Administrator and the Authorized Participants, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor may select service providers that are affiliates, which may create or give the appearance of a conflict of interest with Shareholders’ best interest;

●	The Sponsor’s staff also services affiliates of the Sponsor and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the business and affairs of the Trust;

●	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●	There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to this offering; and

●	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Agreement.”

For a further discussion of the conflicts of interest among the Sponsor, Authorized Participants, Benchmark Administrator, Custodian, Cash Custodian, Trust and others, see “Conflicts of Interest.”

Affiliates of the Sponsor may invest in or trade SOL without regard to the interests of the Trust or its Shareholders.

Affiliates of the Sponsor have substantial direct investments in SOL. Such affiliates of the Sponsor are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. Affiliates of the Sponsor may obtain exposure to SOL through investment in the Shares.

To the extent that any substantial investment in SOL is initiated, materially increased or materially reduced, such investment can affect the SOL Index Price. The initiation of, or material increases in, a substantial investment in SOL may result in an increase in the SOL Index Price. A material reduction in a substantial investment may result in a decrease in the SOL Index Price, having a negative impact on the value of Shares. See “Conflicts of Interest—Proprietary Trading/Other Clients.”

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate the SOL held by the Trust.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital currency financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or to continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate. See “Conflicts of Interest—The Sponsor.”

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. Accordingly, the Sponsor’s competitors may commercialize a product involving SOL more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust, which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Custodian owes no fiduciary duties to the Trust or the Shareholders, is not required to act in their best interest and could resign or be removed by the Sponsor, which could trigger early termination of the Trust.

The Custodian is not a trustee for, and owes no fiduciary duties to, the Trust or the Shareholders. In addition, the Custodian has no duty to continue to act as the Custodian of the Trust. The Custodian can terminate their role as custodian for any reason whatsoever upon the notice period provided under the relevant Custody Agreement. The Custodian may also be terminated. If the Custodian resigns or is removed without replacement such that the Trust does not have an available custody solution for its SOL, the Trust will dissolve in accordance with the terms of the Trust Agreement.

The Custodian’s abilities to adopt technology in response to changing security needs or trends pose a challenge to the safekeeping of the Trust’s SOL.

The history of the SOL Exchange Market has shown that SOL Exchanges and large holders of SOL must adapt to technological change in order to secure and safeguard client accounts. While the Custodian is required in its agreement to safeguard the SOL Account from theft, loss, destruction or other issues relating to hackers and technological attacks, their ability to do so is based on known technology and threats. As technological change occurs, the security threats to the SOL Account will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Custodian is unable to identify and mitigate or stop new security threats, the SOL Account may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor and its affiliates, or another entity (i.e., a seed investor), may invest in the Trust.

The Sponsor, its affiliates, or a seed investor, may invest in the Trust at or near the establishment of the Trust, which may facilitate the Trust achieving a specified size or scale. Seed investors may contribute all or a majority of the assets in the Trust. There is a risk that such seed investors may redeem their investments in the Trust. Such redemptions could have a significant negative impact on the Trust, including on its liquidity.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders may be adversely affected by the lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have limited voting rights and the Trust will not have regular Shareholder meetings and take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders, may, however, remove and replace the Sponsor by the affirmative vote of a majority of the outstanding Shares. The Shareholders’ limited voting rights, however, give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Trust could adversely affect an investment in the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of SOL or cash. In addition, the Trust will receive proceeds derived from its staking program that consist of SOL. Deposits of SOL are held by the Custodian on behalf of the Trust (including for use in the Trust’s staking program) until (i) transferred out or sold in connection with the redemption of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of SOL, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor.

When the Trust uses cash proceeds from creation transactions to purchase SOL, the Trust will receive SOL from a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to deliver the SOL. Furthermore, the third party will not be acting as an agent of any Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of any Authorized Participant with respect to the delivery of the SOL to the Trust. In connection with cash redemptions of Baskets, the Trust will redeem Shares by delivering SOL to a third party that is not an Authorized Participant. The Trust—not any Authorized Participant—is responsible for selecting the third party to receive the SOL. In addition, the third party will not be acting as an agent of any Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of any Authorized Participant with respect to the receipt of the SOL from the Trust.

OVERVIEW OF THE SOL INDUSTRY AND MARKET

This section of the prospectus provides a more detailed description of SOL, including information about the historical development of SOL, how a person holds SOL, how to use SOL in transactions, how to trade SOL, the “exchange” market where SOL can be bought, held and sold, the SOL OTC market and the proof-of-stake concept and proof-of-history concept.

SOL

SOL is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Solana Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Solana Network, the infrastructure of which is collectively maintained by a decentralized user base. The Solana Network allows people to exchange tokens of value, called SOL, which are recorded on a public transaction ledger known as the blockchain. SOL can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on SOL trading platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Solana Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than SOL on the Solana Network. Smart contract operations are executed on the Solana Blockchain in exchange for payment of SOL. The Solana Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

Solana Network

The Solana Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SOL. In addition, no party may easily censor transactions on the Solana Network. As a result, the Solana Network is often referred to as decentralized and censorship resistant.

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana Network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc, a Delaware corporation, which administered the original network launch and token distribution. Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of the Solana project, the Solana Network is believed to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SOL.

The Solana protocol introduced the proof-of-history timestamping mechanism. Proof-of-history is not a consensus mechanism per se, but a cryptographic clock that enables validators to agree on the order of events without extensive communication, thereby increasing throughput. Proof-of-history automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. Proof-of-history is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like the bitcoin and ethereum networks, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. Proof-of-history is a new blockchain technology that is not widely used. Proof-of-history may not function as intended or have unforeseen vulnerabilities or operational challenges. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying proof-of-history, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

In addition to the proof-of-history mechanism, the Solana Network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, may result in a validator being selected less frequently by a consensus of other validators to validate blocks. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.” Together proof-of-history timestamping combined with a proof-of-stake consensus model are intended to enable high throughput and low-latency transaction processing.

Smart Contracts on the Solana Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Solana Network involves building more complex tools on top of smart contracts, such as decentralized applications (“DApps”); organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

In total, as of December 31, 2024, more than 300 DApps are currently built on the Solana Network, including DApps in the collectible non-fungible token, gaming, music streaming, and decentralized finance categories.

Additionally, the Solana Network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. As of December 31, 2024, approximately $8.5 billion was being used as collateral on DeFi platforms using the Solana Network.

In addition, the Solana Network and other smart contract platforms have been used for creating non-fungible tokens (“NFTs”). Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana Network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

SOL Transactions

Prior to engaging in SOL transactions directly on the Solana Network, a user generally must first install on its computer or mobile device a Solana Network software program that will allow the user to generate a private and public key pair associated with a SOL address. The Solana Network software program and the SOL address also enable the user to connect to the Solana Network and transfer SOL to, and receive SOL from, other users.

Each user’s Solana Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive SOL in a peer-to-peer transaction, the SOL recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the SOL. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the SOL contained in the associated address. Likewise, SOL is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending SOL, a user’s Solana Network software program must validate the transaction with the sender’s associated private key. In addition, since every computation on the Solana Network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Solana Network software program to the Solana Network validators to allow transaction confirmation.

Solana Network validators record and confirm transactions when they validate and add blocks of information to the Solana Blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transaction requests through peer-to-peer data packet transmission and distribution discussed above.

Upon the addition of a block of SOL transactions, the Solana Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana Blockchain and reflect an adjustment to the SOL balance in each party’s Solana Network public key, completing the SOL transaction. Once a transaction is confirmed on the Solana Blockchain, it is irreversible.

Some SOL transactions are conducted “off-blockchain” and are therefore not recorded on the Solana Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding SOL or the reallocation of ownership of certain SOL in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. If a transaction takes place through a centralized digital asset exchange or the Custodian’s internal books and records, it is not broadcast to the Solana Network or recorded on the Solana Blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Solana Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly SOL transactions in that they do not involve the transfer of transaction data on the Solana Network and do not reflect a movement of SOL between addresses recorded on the Solana Blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of SOL ownership is not cryptographically protected by the protocol behind the Solana Network or recorded in, and validated through, the blockchain mechanism.

Creation of New SOL

Initial Creation of SOL

Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 500 million SOL were created in connection with the launch of the Solana Network. The initial 500 million SOL were distributed as follows:

Investors: 189 million SOL, or 37.8% of the supply, was sold in private sales to venture capital and other investors conducted between 2018 to 2021.

Solana Foundation: 52 million SOL, or 10.4% of the supply, was distributed to the Solana Foundation for operational costs incurred in the development of the Solana Network.

Solana Labs: 64 million SOL, or 12.8% of the supply, was retained by Solana Labs to be used, at least in part, to compensate the employees of Solana Labs.

Community: 195 million SOL, or 39.0% of the supply, was distributed to the Solana Foundation to be deployed as bounties, incentive programs, marketing and grants.

Following the launch of the Solana Network, SOL supply initially increased through a progressive minting process.

Proof-of-Stake Process

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work.

Proof-of-History Process

The Solana protocol introduced the proof-of-history, which is a timestamping mechanism that automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. Proof-of-history is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like bitcoin and ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. Proof-of-history is a new blockchain technology that is not widely used. Proof-of-history may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying proof-of-history, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

Staking

The Trust intends to establish a program to stake the Trust’s SOL through the Staking Provider. The Staking Provider will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s SOL on the Solana Network. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of SOL, which may be treated for federal income tax purposes as income to the Trust’s Shareholders. The Staking Provider exercises no discretion as to the amount the Trust’s SOL to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodian will maintain, on behalf of the Trust, exclusive possession and control of the private keys associated with any staked SOL at all times. Staking activity comes with a risk of loss of SOL, including in the form of “slashing” penalties. The Trust itself will not engage in staking activities, including the operation of a validator node. Instead, the staking program will be operated through the Trust’s service providers, including the Custodian and Staking Provider. Additionally, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors, including network congestion, resulting in certain liquidity risks that the Sponsor will manage. Please see “Staked SOL tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.” for more a discussion of the liquidity risks.

Under the Custody Agreement, the Staking Provider will be entitled to [__]% of the staking rewards generated by the Trust’s staking program (the “Staking Provider Consideration”). The Staking Provider Consideration will be paid by the Custodian from the proceeds of the staking program received by the Trust.

Limits on SOL Supply

The rate at which new SOL supply has been minted and put into circulation has varied since network launch. Additionally, the Solana protocol reduces the SOL supply by eliminating 50% of transaction fees paid to the network. As a result, net changes in SOL supply are expected to vary in the future. At network launch, the SOL circulating supply was 8 million SOL. Between the Solana Network launch and December 31, 2024, the circulating supply of SOL increased by roughly 6,000% to approximately 483 million SOL. In February 2021, the SOL supply inflation rate was changed from 0.1% to a new initial inflation rate of 8%. The 8% initial inflation rate is scheduled to decline in 15% increments until a long-term inflation rate of 1.5% is reached.

As of December 31, 2024, the SOL supply issuance rate was approximately 4.3% on an annual basis before any offsets for eliminated transaction fees.

Forms of Attack Against the Solana Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Solana Network contains certain flaws. For example, the Solana Network is currently vulnerable to a “>50% attack” where, if a party or group were to gain control of more than 50% of the staked SOL, a malicious actor would be able to gain full control of the network and the ability to manipulate the Solana Blockchain. As of December 31, 2024, the top three largest staking pools controlled approximately 9% of the SOL staked on the Solana Network. In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and the transfer of the digital assets.

For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network.

Digital Asset networks have also been subject to supply chain attacks, in which hackers target third-party components, services or software that a Digital Asset network relies on instead of attacking the network itself. These components may include tools used in DApps, exchanges or blockchain systems. For example, in December 2024, a malicious breach of a JavaScript library that is commonly used by DApps to interact with the Solana Blockchain was discovered. The exploiter included a function that would send the wallet and key information of any users to the exploiter. The attack was detecting in about five hours. When discovered, a clean version of the library was released and the malicious releases were revoked.

Any similar attacks on the Solana Network that impact the ability to transfer SOL could have a material adverse effect on the price of SOL and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Solana Network. For additional information, see the “Risk Factors” section of this prospectus.

Development of and Modifications to the SOL Protocol

Historically the Solana Network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana Network’s source code.

The release of updates to the Solana Network’s source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Solana source code by downloading the proposed modification of the Solana Network’s source code. A modification of the Solana Network’s source code is only effective with respect to the Solana users that download it. If a modification is accepted only by a percentage of users and validators, a division in the Solana Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets— A temporary or permanent “fork” of the Solana Network could adversely affect an investment in the Trust.” Consequently, as a practical matter, a modification to the source code becomes part of the Solana Network only if accepted by participants collectively having a majority of the processing power on the Solana Network.

Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize SOL as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for SOL and the utility of the Solana Network as a whole. Conversely, projects that operate and are built within the Solana Blockchain may increase the data flow on the Solana Network and could either “bloat” the size of the Solana Blockchain or slow confirmation times.

Forms of Attack Against the Solana Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Solana Network contains certain flaws. For example, the Solana Network is currently vulnerable to a “>50% attack” where, if a party or group were to gain control of more than 50% of the staked SOL, a malicious actor would be able to gain full control of the network and the ability to manipulate the Solana Blockchain. As of December 31, 2024, the top three largest staking pools controlled approximately 9% of the SOL staked on the Solana Network. In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and the transfer of the digital assets.

For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Any similar attacks on the Solana Network that impact the ability to transfer SOL could have a material adverse effect on the price of SOL and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Solana Network. For additional information, see the “Risk Factors” section of this prospectus.

SOL Market and SOL Trading Platforms

SOL can be transferred in direct peer-to-peer transactions through the direct sending of SOL over the Solana Blockchain from one SOL address to another. Among end-users, SOL can be used to pay other members of the Solana Network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Solana Blockchain or through third-party service providers.

In addition to using SOL to engage in transactions, investors may purchase and sell SOL to speculate as to the value of SOL in the SOL market, or as a long-term investment to diversify their portfolio. The value of SOL within the market is determined, in part, by the supply of and demand for SOL in the global SOL market, market expectations for the adoption of SOL as a store of value, the number of merchants that accept SOL as a form of payment, and the volume of peer-to-peer transactions, among other factors.

SOL spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell SOL. Prices for trades on SOL spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a SOL spot market and trading SOL is different from, and should not be confused with, the process of users sending SOL from one SOL address to another SOL address on the Solana Blockchain. This latter process is an activity that occurs on the Solana Network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of SOL in its internal books and records, rather than on the Solana Blockchain. The spot market ordinarily does not transfer SOL to the investor on the Solana Blockchain unless the investor makes a request to the spot market to withdraw the SOL in their exchange account to an off-exchange SOL wallet.

Outside of spot markets, SOL can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for SOL, investment managers, proprietary trading firms, high-net-worth individuals that trade SOL on a proprietary basis, entities with sizeable SOL holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of SOL. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of SOL could initiate the transaction by sending the SOL to the buyer’s SOL address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on SOL spot markets.

Authorized Participants will deliver, or facilitate the delivery of, SOL or cash to the Trust’s account with the Custodian in exchange for Shares of the Trust, and the Trust, through the Custodian, will deliver SOL or cash when such Authorized Participants redeem Shares of the Trust.

Market Participants

Validators

In proof-of-stake, validators risk or stake coins to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Malfunctions that cause validators to go offline and, in turn, inhibit them from performing their duties can result in financial penalties (e.g., inactivity leak). Any malicious activity, such as proposing multiple blocks for the same slot, making incorrect attestations or otherwise violating protocol rules, results in the penalization or slashing of staked coins and forced exit from performing validator duties. The penalty varies depending on the type of offense and correlation to potential offenses by other validators.

Validators range from Solana enthusiasts to professional operations that design and build dedicated machines and data centers, including “clusters,” which are groups of validators that act cohesively and combine their processing to confirm transactions. When a validator confirms a transaction, the validator and any associated stakers receive a fee. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or “MEV.” For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana Network, users may attempt to gain an advantage over other users by offering greater transaction fees.

Validators less commonly capture MEV in the Solana Network because, unlike the Ethereum network, it does not publicly expose transactions before they are accepted by a validator. However, some efforts are underway to help Solana validators consistently capture MEV. See “SOL Transactions” above.

Staking rewards on the Solana Network are determined by the protocol and are distributed to validators and their associated stakers based on the proportion of stake they have delegated to a validator relative to the total active stake in the network. The rewards are funded by inflationary issuance of new tokens and transaction fees collected on the network. The specific amount each validator and staker receives depends on their share of the total stake, the validator’s uptime and performance, and the overall network conditions.

The historical range of staking rewards on the Solana network has varied due to differing levels of network congestion and protocol parameters. During periods of low congestion, rewards have generally been higher, as validators are able to process more transactions efficiently and the network can distribute more rewards. Conversely, during periods of high congestion, rewards may decrease due to reduced transaction throughput and increased competition among validators. The actual annualized reward rate has fluctuated over time, reflecting changes in network activity, inflation rates, and protocol adjustments.

Staking rewards on Solana are distributed at regular intervals, typically once per epoch. An epoch on Solana lasts approximately two days, after which rewards are calculated and distributed to validators and their stakers. This regular reward frequency ensures that participants receive their share of rewards in a timely manner, reflecting their contribution to network security and transaction validation.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

The Solana Network also supports a growing ecosystem of decentralized applications, including DeFi platforms and non-fungible tokens. Furthermore, SOL investors have sought to earn staking rewards by validating transactions on the Solana Network. Such applications and activities require the participants to first acquire SOL as the means of transacting with these applications or rewarding such participants engaged in staking.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Solana transactions through the direct sending of SOL over the Solana Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of SOL as a means of payment is still developing and has not yet been accepted in the same manner as SOL or ether due to its infancy and because SOL has a different purpose than SOL and ether.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of SOL. For buying and selling SOL, Coinbase, Crypto.com, LMAX Digital, and Kraken are some of the largest digital asset trading platforms by volume traded. For storing SOL, the Custodian for the Trust is a digital asset custodian that provides custodial accounts that store SOL for users. As SOL continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Solana Network.

Competition

As of June 1, 2025, more than 10,000 other digital assets have been developed since the inception of bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin. Some industry groups are also creating private, permissioned blockchains that may or may not feature cryptocurrencies or other digital assets. In addition, private enterprises and governments are exploring the use of stablecoins including central bank-backed digital currencies.

While Solana has enjoyed some success in its limited history, the aggregate value of outstanding Solana is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises, and the safety and soundness of exchanges or other service providers that hold or have custody of digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed to investors by digital assets. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal governments approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

In addition, the previous chair of the SEC has stated that the SEC has authority under existing laws to regulate the digital asset sector and the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions, may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign, regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the Solana futures markets. In addition, because the CFTC has determined that Solana is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Solana. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving Solana that do not use collateral, leverage, or financing.

On March 17, 2025, the CME, a designated contract market (“DCM”) registered with the CFTC, launched new contracts for Solana futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce their rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a review of the self-certification of Solana futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; to monitor data from cash markets with respect to price settlements and other Solana prices more broadly, and to identify anomalies and disproportionate moves in the cash markets compared to the futures markets; to engage in inquiries, including at the trade settlement level when necessary; and to agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

The SEC has also recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4) 2(d)(6) and expand the current custody rule under Rule 406(4)-2 to cover digital assets and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets and could lead to additional regulatory oversight of the digital asset ecosystem more broadly. In addition, it is possible the market turbulence in late 2022, which led to the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil, could lead to increased SEC, CFTC, or other governmental investigations, enforcement, and/or other regulatory activity across the digital asset ecosystem.

Various foreign jurisdictions have adopted and may continue in the near future to adopt laws, regulations or directives that affect a digital asset network, the digital asset markets, and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example:

●	China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges.
●	South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. South Korea has also banned initial coin offerings.

●	The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or selling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.
●	The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (the “FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets.
●	The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was ratified by the European Parliament on April 20, 2023, and went into full effect at the end of 2024.
●	There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Solana by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Solana ecosystem in the United States and globally, or otherwise negatively affect the value of Solana held by the Trust.

The effect of any future regulatory change on the Trust or the Solana held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

ACTIVITIES OF THE TRUST

The activities of the Trust will be limited to (1) issuing and redeeming Baskets in exchange for cash deposited by the Authorized Participants, (2) transferring actual SOL as necessary to cover the Sponsor’s Fee and selling SOL as necessary to pay Additional Trust Expenses, (3) causing the Sponsor to sell SOL and transferring cash proceeds in exchange for Baskets surrendered for redemption by the Authorized Participants, (4) causing the Sponsor to sell SOL on the termination of the Trust and (5) engaging in all administrative and custodial procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of SOL.

Trust Objective

The Trust’s primary investment objective is to seek to track the performance of the value of a SOL as represented by the Index, less the Trust’s liabilities and expenses. As a secondary investment objective, the Sponsor will utilize the services of the Custodian to stake, or cause to be staked, all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Shares are designed to provide investors with a cost-effective and convenient way to invest in SOL. A substantial direct investment in SOL may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the SOL and may involve the payment of substantial fees to acquire such SOL from third-party facilitators through cash payments of U.S. dollars. Although the Shares will not be the exact equivalent of a direct investment in SOL, they provide investors with an alternative that constitutes a relatively cost-effective way to participate in SOL markets through the securities market. Because the value of the Shares is tied to the value of the SOL held by the Trust, it is important to understand the investment attributes of, and the market for, SOL.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in SOL markets through an investment in securities. The logistics of accepting, transferring and safekeeping of SOL are dealt with by the Sponsor, Administrator and Custodian, and the related expenses are built into the price of the Shares. Therefore, Shareholders do not have additional tasks or costs in addition to those associated with investing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-effective means, with minimal credit risk, of gaining investment benefits similar to those of directly holding SOL. The Shares offer an investment that is:

●	Easily Accessible and Relatively Cost Efficient. Investors in the Shares can also directly access SOL markets through the SOL Exchange Market. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use SOL by using the Shares instead of directly purchasing and holding SOL, and for many investors, transaction costs related to the Shares will be lower than those associated with the direct purchase, storage and safekeeping of SOL.

●	Exchange Traded and Transparent. The Shares will be listed and traded on Nasdaq, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust. The Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s assets will be reported each day on the Sponsor’s website at https://coinshares.com/us/etf/cxso.

●	Minimal Credit Risk. The Shares represent an interest in actual SOL owned by the Trust. The Trust’s SOL in the Custodian’s possession are not subject to borrowing arrangements with third parties or counterparty or credit risks.

●	Safekeeping System. The Custodian has been appointed to store and safekeep the SOL for the Trust using a segregated and therefore diversified safekeeping storage system. The hardware, software, administration and continued technological development that are used by the Custodian may not be available or cost-effective for many investors.

The Trust differentiates itself from competing digital currency financial vehicles, to the extent that such digital currency financial vehicles may develop, in the following ways:

●	Custodian. The Custodian that holds the private keys for the digital wallets of the Trust is BitGo Trust Company, Inc.

●	Enhanced Security. The Custodian and Sponsor have put enhanced security procedures in place that require one or more employees of the Sponsor to verify each transaction, with each employee having a unique verification method. The Custodian and the Sponsor have put additional similar enhanced security procedures in place to protect against the malicious movement of SOL.

●	Custodian Audits. The Custodian has each agreed to allow the Trust and the Sponsor to take any necessary steps to verify that satisfactory internal control systems and procedures are in place, and to visit and inspect the systems on which the Trust’s SOL are held. The Custodian is also obligated to provide the Trust and Sponsor with both independent and audit reports on the SOL Account.

●	Directly Held SOL. The Trust directly owns actual SOL held through the Custodian. The direct ownership of SOL is not subject to counterparty or credit risks. This may differ from other digital currency financial vehicles that provide SOL exposure through other means, such as the use of financial or derivative instruments.

●	Structure. The Shares intend to track the performance of the value of a SOL as represented by the Index, less the Trust’s liabilities and expenses, and seek rewards from staking the Trust’s SOL. The Trust seeks to achieve this objective by directly owning SOL. This structure may be different from other digital currency financial vehicles that seek to track the performance of the price of SOL or other digital currencies through the use of futures contracts or derivative instruments.

●	Sponsor’s Fee. The relatively low level of the Sponsor’s Fee that is paid to the Sponsor is a competitive factor that may influence an investor’s decision to purchase Shares.

Secondary Market Trading

While the Trust’s primary investment objective is to seek to track the performance of the value of a SOL as represented by the Index, less the Trust’s liabilities and expenses, the Shares may trade in the secondary market at prices that are lower or higher than the SOL Holdings per Share. The amount of the discount or premium in the trading price relative to the SOL Holdings per Share may be influenced by non-concurrent trading hours and liquidity between the secondary market and larger SOL Exchanges in the SOL Exchange Market. While the Shares will be listed and traded on Nasdaq from 9:30 a.m. until 4:00 p.m. ET, liquidity in the SOL Exchange Market may fluctuate depending upon the volume and availability of larger SOL Exchanges. As a result, during periods in which SOL Exchange Market liquidity is limited or a major SOL Exchange is off-line, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. The Sponsor’s Fee will be determined by applying a 0.[__]% annual rate to the Trust’s SOL Holdings, as calculated and published by the Sponsor or its delegates, and converting the resulting U.S. dollar amount into SOL at the SOL Index Price, on a daily basis. The rate of the Sponsor’s Fee is subject to the sole discretion of the Sponsor. Payments of the Sponsor’s Fee will occur weekly in arrears. To pay the Sponsor’s Fee, the Custodian will, when directed by the Sponsor, (i) withdraw from the SOL Account the number of SOL equal to the accrued but unpaid Sponsor’s Fee, determined as described above and (ii) transfer such SOL to an account maintained by the Custodian for the Sponsor.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. For a 12-month period commencing on the day the Trust’s Shares are initially listed on the Exchange, the Sponsor intends to waive the entire Sponsor’s Fee. If the Sponsor decides to further waive all or a portion of the Sponsor’s Fee, Shareholders will be notified in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports. As consideration for its receipt of the Sponsor’s Fee, the Sponsor has assumed the obligation to pay the Sponsor-paid Expenses.

Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to Shares held by certain institutional investors subject to minimum Share holding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor.

The Sponsor has not assumed the obligation to pay Additional Trust Expenses. If Additional Trust Expenses are incurred, the Sponsor or its delegate will cause the Trust (or its delegate) to convert SOL into U.S. dollars at the price which the Sponsor is able to obtain using commercially reasonable efforts. The number of SOL represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling SOL. See “Expenses.”

Impact of Trust Expenses on the Trust’s SOL Holdings

The Trust will pay the Sponsor’s Fee to the Sponsor in SOL. In addition, the Trust will sell SOL to raise the funds needed for the payment of any Additional Trust Expenses. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its Additional Trust Expenses. The Trust will not engage in any activity designed to derive a profit from changes in the prices of SOL. The Trust is obligated to convert any cash contributed to SOL as soon as practicable, except to the extent necessary to pay expenses. Because the number of SOL held by the Trust will decrease when SOL are used to pay the Sponsor’s Fee or sold to permit the payment of Additional Trust Expenses, the number of SOL represented by each Share will decrease over the life of the Trust. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and Additional Trust Expenses. New deposits of SOL into the SOL Account that are purchased by the Trust in connection with additional new Baskets issued by the Trust will not reverse this trend.

Purchase and Sale of SOL

When the Trust conducts Cash Creations or Cash Redemptions, it is responsible for purchasing and selling Solana. The Trust may also be required to sell Solana to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor. Under such circumstances, the Sponsor, on behalf of the Trust, will typically seek to buy and sell Solana at a price as close to the Index as practical. When choosing between potential counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price will be the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

SOL Trading Counterparties

The Sponsor, on behalf of the Trust, is responsible for acquiring SOL from a SOL trading counterparty that has been approved by the Sponsor (each, a SOL Trading Counterparty). The SOL Trading Counterparties with which the Sponsor will engage in SOL transactions, including the initial SOL Trading Counterparty, are unaffiliated third parties and all transactions will be done on an arm’s-length basis. SOL Trading Counterparties are not required to have an account with the Custodian.

When seeking to purchase or sell SOL on behalf of the Trust, the Sponsor will typically seek to buy and sell SOL at a price as close to the Index as practical from any of the approved SOL Trading Counterparties. Upon notification that the Trust needs to purchase or sell SOL, the Sponsor will reach out to various SOL Trading Counterparties and ask them for a quote regarding the terms at which they would be willing to execute the contemplated transaction. The Sponsor then determines the SOL Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. With respect to purchases and sales of SOL conducted through SOL Trading Counterparties, transfers of SOL may be conducted as “on-chain” transactions represented on the Solana Blockchain.

The Sponsor maintains a process for approving and monitoring SOL Trading Counterparties. All SOL Trading Counterparties must be approved by the Sponsor before the Trust will engage in transactions with the entity. The Sponsor continuously reviews all approved SOL Trading Counterparties and will reject the approval of any previously approved SOL Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved SOL trading counterparty in doubt. In considering which SOL Trading Counterparties to approve, the Sponsor has instituted policies and procedures that include, but are not limited to those processes described in “Risk Factors – Risk Factors Related to the Solana Network and SOL – Anonymity and illicit financing risk.”

As of [_____], 2025, the Trust has entered into agreements with each of [_____] to serve as a SOL trading counterparty to the Trust. [ ] is an affiliate of [ ]. Each of [ ] and [ ] is an Authorized Participant. The  Sponsor is not aware of, nor has it requested any information relating to, any other affiliation or material relationship between such SOL trading counterparties and the Authorized Participants or other service providers of the Trust in executing a transaction in SOL with the Trust. The agreements with the SOL trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. Each of these third parties are, and any other trading counterparty the Trust places orders with will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

THE TRUST’S STAKING PROGRAM

Overview of the Staking Program

The Trust intends to establish a program to stake the Trust’s SOL through the Staking Provider. The portion of the Trust’s SOL will be fixed on or before the Trust’s start date. The Staking Provider will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s SOL on the Solana Network. As a result of any staking activity in which the Trust may engage, the Trust expects to receive certain staking rewards of SOL, which may be treated for federal income tax purposes as income to the Trust’s Shareholders. The Staking Provider exercises no discretion as to the amount the Trust’s SOL to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Custodian will maintain, on behalf of the Trust, exclusive possession and control of the private keys associated with any staked SOL at all times. Staking activity comes with a risk of loss of SOL, including in the form of “slashing” penalties. Additionally, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors, including network congestion and the timing of the activating and exiting process in relation to the current epoch (because the activating and exiting processes begin at the start of the epoch following the request to activate or deactivate, the closer the request is to the end of an epoch, the shorter the duration of activating and exiting periods), resulting in certain liquidity risks that the Sponsor will manage. The Trust itself will not engage in staking activities, including the operation of a validator node. Instead, the staking program will be operated through the Trust’s service providers, including the Custodian and Staking Provider.

Determination of Staked Amounts

Under normal circumstances, the Sponsor will seek to stake all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets.

Process of Staking

When the Trust receives SOL that has been designated by the Sponsor for staking, the Sponsor will instruct the Staking Provider through its customer interface to facilitate the staking transaction. The Staking Provider will facilitate the staking transaction itself by delegating the SOL to its own validator node, or by delegating the SOL to the validator node of a third party, to facilitate the staking transaction on the Solana Network. Upon receiving a delegation instruction, the Staking Provider may establish a new validator node, add SOL to an existing validator node, or add the SOL to a new or existing validator node operated by a third party on the Solana Network. This process involves “signing” the transaction with the private keys associated with the Trust’s SOL, which authorizes the transaction. The Staking Provider is charged with running its own nodes efficiently and securely or ensuring that third-party nodes are operated efficiently and securely to maximize the staking rewards. The private keys will never leave the Custodian’s possession or control and will remain in cold storage at all times during the staking process. As the validator node participates in the Solana Network’s consensus process, it will earn rewards of additional SOL which will automatically be delivered by the Solana Network to the wallet addresses of the Custodian that holds the Trust’s SOL.

Process of Unstaking

If the Sponsor determines to reduce the amount of the Trust’s SOL dedicated to the Trust’s staking program, the Sponsor will initiate an unstaking request through the Staking Provider’s customer interface. The Staking Provider processes the unstaking request by submitting a transaction to the Solana Network, which effectively reverses the delegation of the SOL from the applicable validator node. The Staking Provider will facilitate the unstaking of the staked SOL on its own nodes, or instruct the applicable third-party validator node operators to unstake the staked SOL.

Solana has a cooldown period known as the “deactivation period,” which is the time it takes for the unstaked SOL to become fully liquid. During this period, the tokens are not actively earning rewards, but they are also not yet available for transfer or use. The length of this period can vary based on network conditions but is generally expected to be 48 hours or less. Once the cooldown period is complete, the Trust will have complete control over the SOL, including the ability to sell the SOL or transfer it in connection with redemption orders.

Allocation of Staking Rewards

Staking rewards generated by the Trust’s staking program will be shared among several parties. The Staking Provider will be entitled to [__]% of the staking rewards generated by the Trust’s staking program (the “Staking Provider Consideration”). The Staking Provider Consideration will be paid from the proceeds of the staking program received by the Trust. The Staking Provider Consideration will reduce the amount of SOL rewards that are generated from the Trust’s staking program that are actually received by the Trust. Although the Staking Provider Consideration represents a liability of the Custodian, it will reduce the amount of staking rewards the Trust is entitled to.

The Sponsor will be entitled to [__]% of the staking rewards generated by the Trust’s staking program, and the Trust will receive the remainder of the staking rewards generated by the Trust’s staking program (the “Sponsor Staking Consideration”). Except reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets, all staking rewards will be restaked pursuant to the Trust’s staking program.

The Trust will be entitled to all staking rewards generated by the Trust’s staking program after deduction of the Staking Provider Consideration and the Sponsor Staking Consideration. The Trust will treat the SOL it receives as if they were proceeds of SOL received in connection with the creation of new Shares. See “Use of Proceeds”. The Trust not distribute its staking rewards to Shareholders.

The Staking Provider

The Sponsor will select the Staking Provider to implement the Trust’s staking program as well as the portion of the Trust’ SOL allocated to the Staking Provider. As of the date of this prospectus, the Sponsor has approved of BitGo Trust Company, Inc. as the Trust’s Staking Provider. The Sponsor may, in its sole discretion, approve of the use of additional staking providers.

Liquidity Program

The Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s SOL. The Sponsor expects that under normal conditions, the Trust will regain completed control over the Trust’s SOL within two days of instructing the Custodian to unstake or “exit” the Trust’s staked SOL positions. However, there can be no guarantee that such process will result in the Trusts regaining complete control of its SOL in time to satisfy its current obligations. Accordingly, in accordance with the listing rules of the Exchange, the Trust has adopted a Liquidity Program to manage the risks to the Trust. The Liquidity Program provides the Sponsor with a number of options to manage the liquidity of the Trust’s assets in times of stress, including [the use of a credit facility (including a credit facility with the Sponsor or its affiliates acting as lender), a temporary extension of the settlement timeline for redemption orders, or a temporary suspension of redemption orders].

Credit Facility

The Liquidity Program permits the Sponsor to enter into a credit facility that allows the Trust to borrow cash or SOL to meet its current obligations. If the Trust draws cash or SOL under any such credit facility, the Trust will incur additional expenses in the form of interest on its debt. In addition, the lender under any such credit facility may require the Trust to pledge its assets as collateral for the amounts borrowed. The Liquidity Program also permits the Sponsor or its affiliates to lend cash or SOL to the Trust, provided that under any such arrangement the Sponsor or its affiliate will not be permitted to (1) charge interest on the amounts borrowed, (2) demand or accept any pledge of the Trust’s assets, or (3) impose terms on the Trust that are more detrimental to the Trust than those that would be available in an arms-length commercial transaction. As of the date of the Prospectus, the Trust has not entered into a credit facility. If the Trust’s enters into a credit facility, the Trust will notify shareholders through the filing of a Form 8-K and a supplement to this Prospectus describing the material terms of any such arrangement.

Temporary Settlement Extension

The Liquidity Program permits the Sponsor to temporarily extend the settlement timeline in connection with the fulfillment of the redemption orders received from Authorized Participants. Any such extension shall not cause the total time until settlement of a redemption order to exceed [ ] days from the date of the acceptance of the redemption order. See “Creation and Redemption of Shares – Delivery of Redemption Distribution.”

Temporary Suspension of Redemption Orders

The Liquidity Program permits the Sponsor to temporarily suspend the acceptance of redemption orders. See “Creation and Redemption of Shares – Suspension of Orders.”

USE OF THE Compass Crypto Reference Index 4PM New York Solana

The Trust will determine the SOL Index Price and value its Shares daily based on the value of SOL as reflected by the Index. The Index is calculated at the end of every hour and published 15 minutes after the end of the hour. The Index currently uses substantially the same methodology as the Compass Crypto Reference Index SOL (“CCRISOL”), including utilizing the same Selected Exchanges (defined below), except that the Index is calculated as of 4:00 p.m. New York time, whereas the CCRISOL is calculated as of 4:00 p.m. London time. The administrator of the Index is Compass Financial Technologies SA (the “Benchmark Administrator”). The Trust also uses the SOL Index Price to calculate its “SOL Holdings,” which is the aggregate U.S. dollar value of SOL in the Trust, based on the SOL Index Price, less its liabilities and expenses. “SOL Holdings per Share” is calculated by dividing SOL Holdings by the number of Shares currently outstanding. SOL Holdings and SOL Holdings per Share are not measures calculated in accordance with GAAP. SOL Holdings is not intended to be a substitute for the Trust’s NAV calculated in accordance with GAAP, and SOL Holdings per Share is not intended to be a substitute for the Trust’s NAV per Share calculated in accordance with GAAP.

The Index was designed to provide institutional investors with independent and robust SOL reference prices. It serves as a once-a-day benchmark rate of the U.S. dollar price of SOL (SOL-USD), calculated as of 4:00 p.m. ET. The daily price level of the Index is based on the historical tick-by-tick trades sourced directly from eligible exchanges. Eligible Exchanges must offer SOL against USD markets and be approved by the Compass Crypto Reference Indices Steering Committee. The current list of eligible SOL Exchanges used in Index calculations are Bitstamp, Bitfinex, Coinbase, Gemini, Kraken and LMAX Digital. A dynamic, fully-systematic algorithm selects among the list of eligible exchanges the trading venues which will contribute to the computation of the Index for the coming month. On the last day of each month, the algorithm computes the last 60 days’ average volume for each eligible exchange where SOL is traded against USD. For the avoidance of doubt, the last data used in the computation refer to the day preceding the last business day of the month. The selection process keeps exchanges with a corresponding average volume representing at least 5% of the total aggregated volume over all eligible exchanges for SOL. Only trades from the selected SOL Exchanges (the “Selected Exchanges”) will be considered in the Index computation for the coming month.

Each day, the Index is calculated based on the collection of all observable transactions of all Selected Exchanges. The calculation methodology of the Index follow the following steps:

●	For each Selected Exchange, a dataset of all USD denominated trades occurring during the hourly time period is created.
●	Each dataset is divided in twelve (12) time equally-sized partitions of trade records.
●	Volume-weighted median of trade prices are calculated for each partition and each Selected Exchange.
●	For each partition, if the absolute percentage deviation of the volume-weighted median price of a Selected Exchange from the median price computed on all Selected Exchanges is above 5%, the data of that exchange is considered anomalous. The exchange is then excluded from the Selected Exchanges for this partition.
●	For each partition, a “partition reference price” is computed as the exchange volume weighted average over such partition of the volume-weighted median prices computed in the step above.
●	The final Index level is given by the arithmetic average of the computed partition reference price.

Data is identified as erroneous and therefore discarded when reported in the wrong format (e.g., trade price or trade size that are non-numeric, non-positive or in a format that deviates from the expected one). The transactions that cannot be retrieved by the Index calculation time are disregarded. If no transactions occur or can be retrieved for any exchange on a specific partition, this exchange is disregarded for the calculation of the Index on that day for the specific hour. Any delay or absence of trade data is reported to the Compass Crypto Reference Indices Steering Committee and the selected course of action is formally announced. The calculation of the Index is obstructed: (i) when there are no reported transactions; (ii) when all transactions are rejected as suspicious on all of the Selected Exchanges; (iii) when no data is provided from the data provider; or (iv) due to any other unforeseen events. In the event of failure of the data provider to deliver relevant data, the Compass Crypto Reference Indices Steering Committee will do its best effort to determine relevant SOL price from alternative providers that are readily available. In this scenario, Index levels will be based on the SOL price determined by the Compass Crypto Reference Indices Steering Committee. If no transactions occur or can be retrieved for more than three (3) consecutive business days, a Compass Crypto Reference Indices Steering Committee meeting will be called to determine the most appropriate action.

Even though the process of Index calculation is completely automated and pre-defined, an error can be discovered after the publication of the Index. In case of a material error, the Index will be redetermined and the Index clients will be notified about the error and the date of the publication of the redetermined Index. An error is considered material on the basis of its size, the dates of its discovery and of its occurrence, and the impact of the Index redetermination on the users. The discovery of any error is reported to Compass Crypto Reference Indices Steering Committee. In case a material error is discovered, and the Benchmark Administrator recognizes a manipulation or an attempted manipulation of the Index level or the input data, it will be reported to the regulator.

Compass Financial Technologies SA has established governance functions to review and provide challenges on all aspects of the Indices determination process. Governance functions are managed by the Compass Oversight Committee and by the Compass Crypto Reference Indices Steering Committee.

The Compass Oversight Committee oversees all areas of the benchmark determination processes. It is responsible for supervising and controlling the Index operations team on all Compass Indices. It is also responsible for: (i) periodic review of incidents; (ii) making final decisions in case the Index operations team are not capable or allowed to take decisions; (iii) defining and implementing organization procedures for the Index operations team; (iv) defining and overseeing measures that allow for mitigation of operational risks; (v) supervising internal or external audit results; and (vi) the implementation and supervision of the potential codes of conduct that have to be implemented. The Committee is comprised of senior representatives of Compass Financial Technologies SA and external industry experts.

The Compass Crypto Reference Indices Steering Committee is responsible for: (i) determining the calculation methodology and the rules governing the publication of the Compass Crypto Reference Indices; (ii) making periodic reviews of the Compass Crypto Reference Indices to validate the robustness of the methodology and to analyze the impact of methodology changes; (iii) organizing consultation with Compass Crypto Reference Indices stakeholders if necessary; and (iv) ensuring that Compass Crypto Reference Indices offers a reliable and representative view of the market. The Compass Crypto Reference Indices Steering Committee is composed of members from Compass and may include individuals or representatives of companies, academics, external counsels, or market participants. The Compass Crypto Reference Indices Steering Committee assembles once a year in April. However, at the request of a member of the committee, the Committee may meet on any other day of the year to discuss potential “market emergency” and “force majeure” events or any other situation, which makes an extraordinary meeting necessary. All Committee decisions will be published without delay following the Committee decision.

Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator on its website at https://www.compass-ft.com and will also be available through online information services, such as Bloomberg and Refinitiv. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

As of September 26, 2025, the Selected Exchanges included in the Index are Bitstamp, Bitfinex, Coinbase, Gemini, Kraken and LMAX Digital.

The Selected Exchanges that contribute transaction data to the Index with the aggregate volumes traded on their respective SOL-USD markets over the preceding four calendar quarters are listed in the table below:

Aggregate Trading Volume of SOL-USD Markets of Index Selected Exchanges

Period	________	________	________	________	________	________
202_ Q4	________	________	________	________	________	________
202_ Q1	________	________	________	________	________	________
202_ Q2	________	________	________	________	________	________
202_ Q3	________	________	________	________	________	________

The 12* highest volume SOL-USD markets operated by SOL trading platforms registered aggregate trading volumes as shown by the table below in the previous four calendar quarters:

Aggregate Trading Volume of Top 12* Highest Volume SOL-USD SOL Trading Platforms

Period	________	________	________	________
Volume ($)	________	________	________	________

*Platforms include all Selected Exchanges and Bitstamp, Bitfinex, Coinbase, Gemini, Kraken and LMAX Digital.

The market share for SOL-USD trading of the Selected Exchanges over the past four calendar quarters is shown in the table below:

SOL Trading Platform Market Share of SOL-USD Trading

Period	____	____	____	____	____	____	Others**
202_ Q4	________%	________%	________%	________%	________%	________%	________%
202_ Q1	________%	________%	________%	________%	________%	________%	________%
202_ Q2	________%	________%	________%	________%	________%	________%	________%
202_ Q3	________%	________%	________%	________%	________%	________%	________%

The Index is based on written and transparent rules and procedures with the purpose of minimizing as much as possible the exercise of discretion and expert judgment. The Index is built from input data that is not interpolated, extrapolated or adjusted. In case of lack of data, the last available data is employed. Nevertheless, the exercise of expert judgment may become necessary in case of errors and Index restatements, delayed and missing data, hard forks, airdrops, or unexpected situations arising from market stress. In the event that expert judgment is exercised, this will be done by resorting to the written procedures reported in the methodology and by communicating the decisions taken to the Compass Crypto Reference Indices Steering Committee and the Internal Compliance Function in order to prevent conflicts of interest and to protect the integrity and the independence of the Index determinations. In addition, the interest of the Index users and the market integrity will be taken into account.

COMPASS FINANCIAL TECHNOLOGIES SA DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. COMPASS FINANCIAL TECHNOLOGIES SA, ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. COMPASS FINANCIAL TECHNOLOGIES SA, ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. COMPASS FINANCIAL TECHNOLOGIES SA, ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

The Index methodology and constituent digital asset trading platforms may be changed from time to time at the discretion of the Benchmark Administrator without Shareholder approval. For example, if the Benchmark Administrator determines that there have been material efforts to manipulate the price of SOL on a constituent digital asset trading platform or that the data feeds from such trading platform are unreliable, the Benchmark Administrator may remove such trading platform for the Index methodology. To the extent that such changes to the methodology result in a more limited set of constituent digital asset trading platforms, there is an increased risk that the price of SOL used in Trust’s calculation of NAV would deviate from the price quoted on digital asset trading platforms not included within the Index methodology. Shareholders will be notified of changes to the Index methodology only if the Sponsor determines that such changes are material with respect to an investment decision regarding the Shares. Once it has actual knowledge of material changes to the Index methodology, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

CALCULATION OF NAV

General

The Shares are valued on a daily basis as of 4:00 p.m. ET. The value of SOL held by the Trust is determined based on the fair market value price for SOL determined by the Benchmark Administrator.

The Trust’s NAV is calculated by:

●	taking the current market value of its SOL (determined as set forth below) and any other; and assets;

●	subtracting any liabilities (including accrued by unpaid expenses).

The Trust’s NAV per Share is calculated by taking the Trust’s NAV and dividing it by the total amount of Shares outstanding.

The SOL held by the Trust will typically be valued based on the SOL Index Price. The Administrator calculates the NAV of the Trust once each business day. The end-of-day SOL price is calculated using the SOL Index Price as of 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET). The pause after 4:00 p.m. ET provides an opportunity for the Sponsor to detect, flag, investigate, and correct unusual pricing should it occur. If the Sponsor determines in good faith that the Index does not reflect an accurate SOL price, then the Sponsor will instruct the Benchmark Administrator to employ an alternative method to determine the fair value of the Trust’s assets. The Compass Crypto Reference Index 4pm New York Solana shall constitute the Index, but if the Index is not available or the Sponsor at its sole discretion based upon prevailing circumstances determines the Index is unreliable (together a “Fair Value Event”), the Trust’s holdings may be fair valued in accordance with the fair value policies approved by the Sponsor.

A Fair Value Event value determination will be based on all available factors that the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models.

Fair value policies approved by the Sponsor will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued. The Sponsor may, in its sole discretion, license the of use of an index as the secondary index (the “Secondary Index”). If, in the instance of a Fair Value Event, the Secondary Index is not available or the Sponsor at its sole discretion based upon prevailing circumstances determines the Secondary Index is unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor at its sole discretion based upon prevailing circumstances determines the principal market valuation is unreliable the Sponsor will use its best judgement to determine a good faith estimate of fair value.

The SOL markets are generally open on days when U.S. markets are closed, which means that the value of the SOL owned by the Trust could change on days when Shares cannot be bought or sold.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Sponsor will calculate and disseminate throughout the core trading session on each business day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day.

The IIV disseminated during the Exchange’s core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV is calculated only once at the end of each trading day based on the relevant end-of-day value of the Trust’s SOL. The IIV will be disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Sponsor will disseminate the IIV value through the facilities of relevant information processor and CQS High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters. The IIV as of the time that the NAV is calculated on a given day may differ from the NAV for such day due to the differences in the time window of trades used to calculate each price (the NAV uses a 60-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price).

There are many instances in the market today where the IIV as of the time that the NAV is calculated on a given day and the NAV of an ETF for such day are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated SOL price as reflected on the Selected Exchanges.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Shares and the IIV. If the market price of the Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Shares and the IIV, and thus can be beneficial to all market participants.

Stock Splits

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders in the secondary market. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Other Assets

The fair value of any liquid assets held by the Trust primarily in the form of cash is included in the determination of NAV.

Liabilities

The fair value of the Trust’s liabilities is included in the determination of NAV. These liabilities are expected generally to consist only of the Sponsor’s Fee, although liabilities may also include extraordinary expenses from time to time. See “Expenses.”

Impact of Trust Expenses on the Trust’s NAV

The amount of SOL represented by the Shares may be reduced during the life of the Trust due to the transfer of the Trust’s SOL to pay for the Sponsor’s Fee and other liabilities, if such expenses are not offset by additional SOL generated by the Trust’s staking program. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls.

The Trust’s Financial Statements

The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Index to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for SOL on the Trust’s financial statement measurement date. The Sponsor will determine at its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for SOL, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for SOL in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that SOL is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through digital asset brokers or dealers, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the digital asset brokers or dealers from whom the Sponsor acquires or disposes of the Trust’s SOL, the principal market in each scenario is determined by looking at the market-based level of volume and SOL trading activity. Digital asset brokers or dealers may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets (each as defined in the FASB ASC Master Glossary). Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well-established and reputable SOL trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates at their sole discretion. Those markets include Binance, Bitstamp, Coinbase, itBit, Kraken, Gemini, and LMAX Digital. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for SOL. The Sponsor then identifies that market as the principal market for SOL during that period, and uses the price for SOL from that venue at 4:00 ET as the principal market price.

DESCRIPTION OF THE TRUST

The Trust is a Delaware Statutory Trust that was formed on June 10, 2025 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The Trust operates pursuant to the Trust Agreement.

The Trust holds only SOL and cash. The Trust is expected from time to time to issue Baskets in exchange for cash and to distribute cash in connection with redemptions of Baskets. The Trust’s primary investment objective is to seek to track the performance of the value of a SOL as represented by Index, less the Trust’s liabilities and expenses. As a secondary investment objective, the Sponsor will utilize the services of the Custodian to stake, or cause to be staked, all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or otherwise protect the Trust and its assets. The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient investment relative to a direct, outright investment in SOL.

The Shares represent units of fractional undivided beneficial interest in, and ownership of, the Trust. The Trust is passive and is not managed like a corporation or an active investment vehicle. The SOL held by the Custodian on behalf of the Trust will be transferred out of the SOL Account only in the following circumstances: transferred to pay the Sponsor’s Fee, transferred to be sold in connection with the redemption of Baskets, transferred to be sold on an as-needed basis to pay Additional Trust Expenses (, sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of SOL to pay the Sponsor’s Fee or any Additional Trust Expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust expects to create and redeem Shares from time to time but only in Baskets. A Basket equals a block of 5,000 Shares. The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets require the delivery to the Trust, or the distribution by the Trust, of the cash value of SOL represented by the Baskets being created or redeemed (net of accrued expenses and liabilities). The Trust is obligated to convert any cash contributed to SOL as soon as practicable, except to the extent necessary to pay expenses. The creation and redemption of a Basket may be made in exchange for the delivery to the Trust, or the distribution by the Trust, of cash equal to that NAV per Share for that day multiplied by 5,000 (or such other number of Shares then constituting a Basket), adjusted for any applicable Execution Charges. Each Share in the initial Baskets will be priced at $13 per Share. The cash required to create a Basket, or to be delivered upon a redemption of a Basket, will gradually decrease over time due to the transfer or sale of the Trust’s SOL to pay the Sponsor’s Fee and any Additional Trust Expenses. The Trust will not accept or distribute SOL in exchange for Baskets. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares. See “Plan of Distribution.”

The Administrator will determine the Trust’s SOL Holdings (which is the aggregate U.S. dollar value, based on the SOL Index Price, of the Trust’s SOL less its liabilities) on each day the Shares trade on Nasdaq as of 4:00 p.m. ET or as soon thereafter as practicable. The Administrator will also determine the SOL Holdings per Share, which equals the Trust’s SOL Holdings divided by the number of outstanding Shares. Each business day, the Sponsor will publish the Trust’s SOL Holdings and SOL Holdings per Share on the Trust’s website, https://coinshares.com/us/etf/cxso, as soon as practicable after the Trust’s SOL Holdings and SOL Holdings per Share have been determined by the Administrator. See “Use of the Compass Crypto Reference Index 4pm New York Solana.”

The Trust’s assets will consist solely of SOL and cash. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the SOL held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the market trading price of the Shares will fluctuate over time in response to the market prices of SOL. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis SOL pricing information from various financial information service providers or Solana Network information sites such as Tradeblock.com or bitcoincharts.com. Current SOL Index Prices are also generally available with bid/ask spreads directly from SOL Exchanges. Market prices for the Shares will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each business day the Trust’s website will provide pricing information for the Shares.

The Trust has no fixed termination date.

THE SPONSOR

The Trust’s Sponsor is CoinShares Co., a Delaware corporation and a wholly owned subsidiary by CoinShares International Limited. The Sponsor’s principal place of business is 437 Madison Avenue, 28th Floor, New York, NY 10022 and its telephone number is 646-308-1518. Under the Delaware General Corporation Law and the governing documents of the Sponsor, CoinShares International Limited, the sole shareholder of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole shareholder of the Sponsor.

CoinShares International Limited and its subsidiaries have significant experience sponsoring exchange-traded products and similar products in Europe, including both 1940 Act-registered exchange-traded products and non-1940 Act-registered exchange-traded products. The Sponsor currently oversees four exchange-traded products relating to the digital asset markets with assets totaling $[ ] as of [ ]. By managing its own products and through its relationships with the Staking Provider and the Custodian, the Sponsor has amassed significant knowledge regarding SOL and the digital asset markets.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust and will arrange for the registration of the Shares for their public offering in the United States and their listing on Nasdaq. As consideration for its receipt of the Sponsor’s Fee from the Trust, the Sponsor is obligated to pay the Sponsor-paid Expenses. The Sponsor also pays the costs of the Trust’s organization and will pay for the costs of the initial sale of the Shares.

The Sponsor is generally responsible for the administration of the Trust under the provisions of the Trust Agreement. This includes (i) selecting and monitoring the Trust’s Service Providers and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining SOL or the cash proceeds of the sale of the Trust’s remaining SOL to the owners of record of the Shares.

The Sponsor may transfer all or substantially all of its assets to an entity that carries on the business of the Sponsor if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Agreement. In such an event, the Sponsor will be relieved of all further liability under the Trust Agreement.

The Sponsor’s Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and for the Sponsor’s agreement to pay the Sponsor-paid Expenses. See “Activities of the Trust—Trust Expenses.”

Marketing Agent Agreement

The Sponsor has entered into a Marketing Agent Agreement with an independent third party to assist the Sponsor in distributing the Shares, developing an ongoing marketing plan for the Trust, preparing marketing materials regarding the Shares, including the content on the Trust’s website, https://coinshares.com/us/etf/cxso, executing the marketing plan for the Trust and providing strategic and tactical research on the global SOL market. For more information about the distribution of the Shares, see “Plan of Distribution.”

Index License Agreement

The Benchmark Administrator and the Sponsor have entered into an index license agreement (the “Index License Agreement”) governing the Sponsor’s use of the Index for calculation of the SOL Index Price. The Benchmark Administrator may adjust the calculation methodology for the Index without notice to, or consent of, the Trust or its Shareholders. Under the Index License Agreement, the Sponsor pays a monthly fee and a fee based on the Trust’s SOL Holdings to the Benchmark Administrator in consideration of its license to the Sponsor of Index-related intellectual property.

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including without limitation, the Custodian and its agents. As officers of the Sponsor, Jean-Marie Mognetti, the principal executive officer of the Sponsor, and Charles Butler, the principal financial officer and principal accounting officer of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sponsor. Mr. Mognetti has served as principal executive officer since September 30, 2024, and Mr. Butler has served as principal financial officer and principal accounting officer since June 2024. Both Mr. Mognetti and Mr. Butler hold their positions for an indefinite term. Mr. Mognetti and Mr. Butler also serve as officers and directors of other affiliates and subsidiaries of CoinShares International Limited, the Sponsor’s parent company.

Jean-Marie Mognetti, Principal Executive Officer

Jean-Marie Mognetti is the CEO and Co-founder of CoinShares International Limited (“CoinShares”), a leading European investment company specializing in digital assets. CoinShares is the parent company of the Sponsor. Mr. Mognetti holds a Masters in Mathematical Trading and Finance from Sir John Cass Business School. He is a seasoned commodity trader, having developed advanced expertise in areas such as quantitative analysis, risk management, and alpha generation. His skills extend to managing trading programs focused on macroeconomic commodities, notably cryptocurrencies. Before co-founding CoinShares in 2014, Mr. Mognetti served as a quantitative trader at Hermes Commodities Fund Managers. His role there was instrumental in establishing and implementing trading strategies based on rigorous quantitative risk management approaches.

Charles Butler, Principal Financial Officer and Principal Accounting Officer

Charles Butler trained with PricewaterhouseCoopers and is a fellow of the Institute of Chartered Accountants in England and Wales with more than 20 years of financial services experience.  Charles’s experience covers audit, accountancy, funds, trusts, and private wealth predominantly in the offshore financial services industry.  Prior to joining CoinShares in September 2017, Charles was a Senior Debt Fund Manager at BNP Paribas in Jersey.  At CoinShares Charles has responsibility for finance and tax matters, and is a director of a number of group companies.

THE TRUSTEE

CSC Delaware Trust Company (formerly Delaware Trust Company), a Delaware corporation, serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 251 Little Falls Drive, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above.

The Trustee’s Role

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodian or any other Person.

Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability in connection with the issuance and sale of Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this prospectus or in any other document issued or delivered in connection with the sale or transfer of the Shares. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the SOL or other assets of the Trust. See “Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least 180 days’ notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Sponsor.

THE TRANSFER AGENT

U.S. Bancorp Fund Services, LLC will serve as the Transfer Agent of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Transfer Agency and Service Agreement. The Transfer Agent has its principal office at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Transfer Agent’s Role

The Transfer Agent holds the Shares in book-entry form. The Administrator directs the Transfer Agent to credit or debit the number of Baskets to the applicable Authorized Participant. The Transfer Agent will issue or cancel each Authorized Participant’s Basket, as applicable. The Transfer Agent will also assist with the preparation of Shareholders’ account and tax statements.

The Sponsor will indemnify and hold harmless the Transfer Agent, and the Transfer Agent will incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized.

The Transfer Agent Fee is a Sponsor-paid Expense to be assumed and paid by the Sponsor.

The Transfer Agency and Services Agreement will have an initial three-year term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement. The Transfer Agent may terminate its services for certain material breaches of the Transfer Agency and Services Agreement and terminations as may be required or occasioned by law. Either party may terminate the Transfer Agency and Services Agreement upon 90 days’ prior written notice to the other party.

THE ADMINISTRATOR

U.S. Bancorp Fund Services, LLC will serve as the Administrator of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Trust Administration and Accounting Agreement. The Administrator has its principal office at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

The Administrator’s Role

Pursuant to the Trust Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Baskets and coordinating the processing of such orders with the Custodian, the Transfer Agent and DTC, (iii) publishing the Trust’s SOL Holdings and SOL Holdings per Share each business day at 4:00 p.m. ET or as soon thereafter as practicable and (iv) instructing the Custodian to transfer the Trust’s SOL as needed to pay the Sponsor’s Fee and any Additional Trust Expenses.

The Trust will indemnify the Administrator, and the Administrator will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Trust Administration and Accounting Agreement.

Under the Trust Administration and Accounting Agreement, the Administrator has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Trust Administration and Accounting Agreement. The Administrator may terminate its services for certain material breaches of the Trust Administration and Accounting Agreement and terminations as may be required or occasioned by law. Either party may terminate the Trust Administration and Accounting Agreement upon 90 days’ prior written notice to the other party.

AUTHORIZED PARTICIPANTS

An Authorized Participant must enter into an “Authorized Participant Agreement” with the Sponsor and the Trust to govern its placement of orders to create and redeem Baskets. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of SOL required for creations and redemptions. The Authorized Participant Agreement also provides the Sponsor and the Administrator with the authority to terminate the relationship with an Authorized Participant if the Sponsor or Administrator determines that an Authorized Participant does not to comply with the regulatory and registration requirements promulgated by FinCEN or other state authorities.

Each Authorized Participant must (i) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions and (ii) enter into an Authorized Participant Agreement with the Sponsor.

A list of the current Authorized Participants can be obtained from the Sponsor. As of the date of this prospectus, the Trust has engaged [_____], [_____] and [_____], as Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor

THE CUSTODIAN

BitGo Trust Company, Inc. serves as the custodian for the Trust. BitGo is authorized to safeguard the Trust’s SOL holdings. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the Custody Agreement, for the receipt, safekeeping, and maintenance of SOL.

BitGo and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if BitGo was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, BitGo’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, and general specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of BitGo’s clients and is not specific to the Trust or to customers holding SOL and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through BitGo’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. BitGo is not FDIC-insured. BitGo has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by BitGo in its sole discretion. Should BitGo be impacted by a significant business disruption, BitGo aims to minimize business interruption as quickly and efficiently as possible.

The Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the Custody Agreement. After the initial term, the Custody Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. BitGo may terminate the Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the Custody Agreement at any time upon providing at least thirty (30) days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

THE CASH CUSTODIAN

U.S. Bank, N.A. serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all non-SOL assets of the Trust.

The Trust will indemnify the Cash Custodian from and against any and all claims, demands, losses, expenses and liabilities of any and every nature that the Cash Custodian may sustain or incur or that may be asserted against the Cash Custodian by any person arising directly or indirectly (i) from the fact that the relevant securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Cash Custodian in good faith (a) at the request or direction of or in reliance on the advice of the Trust or Sponsor, or (b) upon Written Instructions, or (iii) from the performance of its obligations under the Cash Custody Agreement.

Under the Cash Custody Agreement, the Cash Custodian has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Cash Custody Agreement. The Custodian may terminate its services for certain material breaches of the Cash Custody Agreement and terminations as may be required or occasioned by law. Either party may terminate the Cash Custody Agreement upon 90 days’ prior written notice to the other party.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences for the Trust.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The Sponsor and its affiliates and their respective officers, directors, employees and other related parties engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its related parties will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its related parties may engage in activities where the interests of the Sponsor and its related parties or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more related parties. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s related parties, and the allocation of such employees’ time between the Sponsor and its related parties may change over time.

The Sponsor is entitled to receive the portion of the Staking Fee that is not paid to the Staking Provider, with such fee being calculated based on the total amount of staking rewards earned by the Trust. As a result, the Sponsor may be incentivized to instruct the Custodian to engage lower-cost Node Operators, even if such operators may not offer the same quality of service or execution as higher-cost alternatives. These arrangements create potential conflicts of interest between the Sponsor and the Trust with respect to the selection of Node Operators.

The Sponsor and its related parties are responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, offshore funds or accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor may devote unequal time and attention to the management of different accounts. As a result, the Sponsor may not be able to fulfill its obligations to the Trust as might be the case if it were to devote substantially more attention to the management of a single account. The effects of this potential conflict may be more pronounced where accounts overseen by the Sponsor have different investment strategies.

A conflict of interest arises where the financial or other benefits available to the Sponsor or its related parties differ among the accounts that it manages. Where the structure of the Sponsor’s or its related party’s fee differs among accounts (such as where certain accounts pay higher management fees or a performance or incentive fee), the Sponsor might be motivated to help certain accounts over others. In addition, the Sponsor might be motivated to favor accounts in which it has an interest and/or its related parties have interests. Similarly, the desire to maintain or raise assets under management or to enhance the Sponsor’s or its related parties’ performance record or to derive other rewards, financial or otherwise, could influence the Sponsor to give preferential treatment to those accounts that could most significantly benefit the Sponsor.

The Trust’s service providers (including its Administrator, auditor and legal counsel) may provide services to other pooled investment vehicles with similar investment strategies and objectives and, accordingly, may have conflicts of interest. The Trust’s Sponsor and other service providers and their principals, employees or affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust.

The Sponsor or its affiliates may purchase Shares from the Trust from time to time, and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which you may be able to sell your Shares. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor or its affiliates face conflicting interests in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares.

The Sponsor is responsible for selecting and engaging the Trust’s service providers, including the Benchmark Administrator. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in SOL and/or in Shares, and due to the fact that the Sponsor’s fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the Benchmark Administrator’s valuation of Shares.

The Custodian and Staking Provider

BitGo, in its capacity as the Staking Provider, is entitled to receive a fixed percentage of the overall staking rewards earned by the Trust’s staking program, the Staking Provider Consideration, with such fee being calculated based on the total amount of staking rewards earned by the Trust. As a result, BitGo may be incentivized to operate the staking program in a manner that minimizes costs, regardless of the impact on the Trust’s staking program. For example, BitGo may elect to engage the lower-cost validator nodes of third-party operators to stake the Trust’s SOL, as opposed to using its own validator nodes to stake the Trust’s SOL, even if such third-party operators may not offer the same quality of service or execution as higher-cost alternatives. These arrangements create potential conflicts of interest between BitGo and the Trust with respect to the operation of the Trust’s staking program.

Proprietary Trading/Other Clients

Because the officers of the Sponsor may trade SOL for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust, prospective investors should be aware that the activities of the officers of the Sponsor, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite of the positions taken for the Trust. Records of the Sponsor’s officers’ personal trading accounts will not be available for inspection by Shareholders.

DESCRIPTION OF THE SHARES

General

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares will be issued only in Baskets (a Basket equals a block of 5,000 Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Share is transferable, is fully paid and non-assessable, and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. For example, Shareholders do not have the right to elect directors and will not receive dividends. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions.

Voting and Approvals

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor at its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Distributions

If the Trust is terminated and liquidated, the Sponsor will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor shall determine. Accordingly, Shareholders of record at the time of a liquidation may receive either SOL or cash. See “Description of the Trust Agreement—The Trustee—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Redemption of the Shares

The Shares may be redeemed only by or through an Authorized Participant and only in whole Baskets. See “Description of Creation and Redemption of Shares.”

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates have been deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) DTC Participants such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are transferable only through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Share Splits

If the Sponsor believes that the per-Share price in the public market for Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

CUSTODY OF THE TRUST’S SOL

SOL Custody Generally

The Trust has entered into the Custody Agreement, pursuant to which the Custodian will custody all of the Trust’s SOL in a segregated account from time to time (the “SOL Account”). The Sponsor expects the Custodian will keep all of the private keys associated with the Trust’s SOL held by the Custodian , including staked SOL, in the SOL Account in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s SOL are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. The Trust’s SOL held in the SOL Account by the Custodian is held in segregated wallets and therefore are not commingled with the Custodian’s or other customer assets.

Custody of SOL typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of SOL from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s SOL is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Custodian are involved in private key management operations, and the Custodian has represented that no single individual has access to full private keys. While the Custodian will generally keep a substantial portion of the Trust’s SOL in cold storage on an ongoing basis, from time to time, portions of the Trust’s SOL will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell SOL to pay Trust expenses. Please see “Risk Factors” for a discussion of custody risks.

Even though SOL is only moved out of cold storage in connection with and to the extent of purchases and sales of SOL by the Trust, there are no policies that would limit the amount of SOL that can be held temporarily outside of cold storage. This could create greater risk of loss of the Trust’s SOL, which could cause Shareholders to suffer losses. Under normal market conditions, the Sponsor’s policy is to keep at least 95% of the Trust’s SOL in cold storage and no more than 5% of the Trust’s SOL in hot storage to cover the reasonably anticipated short-term transaction needs of the Trust.

The Custodian may receive deposits of SOL but may not send SOL without the use of the corresponding private keys. In order to send SOL when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Custodian can upload the fully signed transaction to an online network and transfer the SOL. Because the Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. See “Risk Factors – Conflicts of Interest – The Trust’s and the Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s SOL.”

The Trust may engage third-party custodians or vendors besides the Custodian and Cash Custodian to provide custody and security services for all or a portion of its SOL and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate a Custodian at any time. The Sponsor may, in its sole discretion, change the custodians for the Trust’s SOL holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into SOL custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft. The Trust may hold cash and cash equivalents on a temporary basis to pay expenses or facilitate creation and redemption transactions. The Trust has entered into a cash custody agreement with Cash Custodian under which Cash Custodian acts as custodian of the Trust’s cash.

Custody with BitGo

BitGo is authorized to safeguard the Trust’s SOL holdings allocated to it by the Sponsor. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the Custody Agreement, for the receipt, safekeeping, and maintenance of SOL.

As a regulated custodian, BitGo is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Trust assets and private keys safeguarded by BitGo will be held in cold storage in segregated accounts and are never commingled with BitGo or other client assets. BitGo applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The BitGo ecosystem and architecture for private key management include the BitGo Platform, hardware security modules (“HSMs”) and modular services. The BitGo cold custody solution is built on BitGo’s security to manage keys on behalf of customers. BitGo only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an Offline Vault Console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at BitGo hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the sharded keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, but only in internal memory. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off, there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thus wiping the reconstituted private key and preventing it from being copied or compromised.

BitGo is a South Dakota trust company and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, BitGo refrains from disclosing the exact locations of these keys.

At time of wallet creation, BitGo creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within BitGo’s data vault for the BitGo Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of SOL held by the Trust can be verified on-chain by the Sponsor or any other authorized party.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, general specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of BitGo’s clients and is not specific to the Trust or to customers holding SOL and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through BitGo’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. BitGo is not FDIC-insured. BitGo has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by BitGo in its sole discretion. Should BitGo be impacted by a significant business disruption, BitGo aims to minimize business interruption as quickly and efficiently as possible.

BitGo’s fork policy determines that in the event of an upcoming modification to the Solana Network that could result in a digital asset network fork or airdrop, BitGo will use best commercial efforts to provide the value of the forked digital asset. In addition to BitGo’s fork policy, BitGo adheres to the fork policy outlined by the CME. BitGo may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by BitGo and assumes absolutely no responsibility in respect to new protocols. The Trust Agreement provides, and the Sponsor has communicated to the Custodian, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

The Custody Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the Custody Agreement. After the initial term, the Custody Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. BitGo may terminate the Custody Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the Custody Agreement at any time upon providing at least thirty (30) days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

Administration of the Trust’s Staking Program

Pursuant to the Staking & Delegation Services Terms applicable to the Sponsor under the Custody Agreement, the Sponsor will engage with the Staking Provider to obtain certain staking services. Under the Custody Agreement, the Staking Provider, either directly or through a third party, will (1) stake the SOL which the Sponsor has delegated by exercising the right of a SOL owner to validate and sign the next definitive serial transaction record on the Solana Blockchain and (2) vote the SOL by exercising rights of a SOL owner to vote upon proposals related to the operation and governance of the Solana Blockchain (collectively, the “Staking Services”).

When the Staking Provider validates blocks or otherwise performs staking activities on the Solana Blockchain, the blockchain is expected to issue staking rewards. After deducting any penalties imposed by the Solana Network (“Slashing Penalties”), the remaining amount constitutes the “Net Staking Rewards,” which are shared between the Sponsor and the Staking Provider. The Sponsor receives the Net Staking Rewards less the Staking Provider Consideration.

The Staking Provider will use commercially reasonable efforts to avoid slashing and will reimburse the Sponsor for Slashing Penalties that are attributable to the Staking Provider or any third-party validator node operator, subject to dollar-for-dollar caps tied to the amount of Staking Provider Consideration the Staking Provider earned from the Solana Blockchain during the preceding six-month period and subject to a $1,000 de minimis threshold. The Staking Provider is not responsible for penalties or missed rewards (“Missed Rewards”) that arise from events outside its control, including protocol-wide failures, software bugs or misconduct by other validators. The Staking Provider’s aggregate liability for direct damages of any kind is capped at the total Staking Provider Consideration collected during the six months preceding the event giving rise to liability, with separate and lower caps for Missed Rewards (three-month fee look-back) and Slashing Penalties (six-month fee look-back). In no event is the Staking Provider liable for incidental, consequential, special or punitive damages, or for optimization of reward returns.

The Sponsor acknowledges that the protocols governing the Solana Blockchain can evolve, fork or airdrop new assets without the Staking Provider’s control. The Staking Provider may respond to such changes as it deems appropriate and will not be liable for any losses arising from protocol changes, forks, airdrops, unbonding delays or other network-imposed restrictions. The Sponsor bears all market and regulatory risk associated with holding and staking SOL, affirms that it owns the SOL free of adverse claims, and disclaims any expectation of profit or equity interest in the Staking Provider. The Sponsor must comply with all applicable laws and indemnifies the Staking Provider against third-party claims resulting from its own acts or omissions, and represents that entering into the addendum does not violate any contract or legal requirement binding on it. In addition, the Staking Provider disclaims all express and implied warranties and the Staking Provider provides Staking Services on an “as-is” basis.

DESCRIPTION OF CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of SOL or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of SOL required in a Basket Deposit (the “Basket SOL Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of SOL or cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor’s Fees and any accrued but unpaid Additional Trust Expenses) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets (the “Transfer Agent Fee”).

In addition, in connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfer fees, financing fees, network fees and stamp taxes (the “Execution Charges,” and collectively with the Transfer Agent Fee, the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants are expected to be capable of participating directly in the spot SOL markets. Some Authorized Participants or their affiliates may from time to time buy or sell SOL and may profit in these instances. To the extent that the activities of Authorized Participants have a meaningful effect on the SOL market, it could affect the price of SOL and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the net asset value of the Trust. While the Sponsor currently expects that Authorized Participants’ direct activities in the SOL or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of SOL or the Shares, the impact of the activities of the Trust and its Authorized Participants on SOL or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Participants will place Cash Creation Orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Cash Custodian in order to facilitate settlement of the Shares and cash as described in more detail in the “—Creation Procedures” and “—Redemption Procedures” sections below.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Purchase orders must be placed by 1:00 p.m. ET or the close of regular trading on the Exchange, whichever is earlier. The day on which a valid order is received by the Transfer Agent is considered the “Purchase Order Date.”

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of SOL (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of SOL with the Custodian, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the full cash deposit has been received. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor at its discretion.

Following an Authorized Participant’s In-Kind Creation Order, the Trust’s account at the Custodian must be credited with the required SOL by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will normally send the required SOL in an “on chain” transaction over the Solana Network. Such on chain transactions are subject to the risks associated with Solana Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Solana Network congestion. Upon receipt of the Basket SOL Deposit amount in the Trust’s account at the Custodian, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account with the Cash Custodian (the “Cash Account”) must be credited with the required cash by the end of the Purchase Order Date. Upon receipt of the cash deposit amount in the Cash Account, the Cash Custodian will notify the Transfer Agent, the Authorized Participant and the Sponsor that the cash has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

To the extent not held to facilitate redemption orders or pay the Trust’s expenses, the Sponsor will use cash proceeds received in connection with Cash Creation Orders to purchase SOL and deposit it in the SOL Account with the Custodian. SOL held in the SOL Account is the property of the Trust and is only transferred outside the SOL Account or sold in connection with creation and redemption transactions or to pay the Trust’s expenses and liabilities. The Trust’s SOL will not leased, loaned or used as collateral for any loan, margin, rehypothecation or similar activities. Expenses related to the acquisition of SOL in connection with a creation order and transfer of acquired SOL to the SOL Account will not be the responsibility of the Trust.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of SOL or cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s SOL or cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET or at a later time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket SOL Deposit for a given day is determined by dividing the number of SOL held by the Trust as of the opening of business on that business day, adjusted for the amount of SOL constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of SOL smaller than [__] are disregarded for purposes of the computation of the Basket SOL Deposit.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of SOL, see “Calculation of NAV”.

To the extent there is a difference between the price actually paid by the Trust to acquire a Basket worth of SOL in connection with a Cash Creation compared to the cash value of the Basket (i.e., if there is a difference between the amount paid by the Trust to purchase the requisite amount of SOL and the valuation of SOL as part of the Trust’s NAV calculation), that difference will also be charged to the creating Authorized Participant.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fees. The Authorized Participant is responsible for all expenses related to the acquisition of SOL in connection with a creation order. For a discussion of how the Trust determines the value of SOL, see “Calculation of NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this prospectus. Upon receipt of the deposit amount by the Custodian or the Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. In circumstances where purchase orders are due before 4:00 p.m. ET, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant. In the event an Authorized Participant or its Authorized Participant Designee fails to deliver a Basket SOL Deposit pursuant to an In-Kind Creation Order, such In-Kind Creation Order may, in the Sponsor’s sole discretion, be converted to a Cash Creation Order and subject to the procedures applicable to Cash Creation Orders described herein. If an Authorized Participant fails to consummate a Cash Creation Order, such order will be cancelled or delayed until the full deposit has been received.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order or Basket Deposit is not in proper form as described in the Authorized Participant Agreement;

●	the acceptance of the purchase order or Basket Deposit would not be in the best interest of the Trust;

●	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences for the Trust or its Shareholders;

●	the acceptance of the Basket Deposit presents a security or regulatory risk to the Trust, the Sponsor, the Transfer Agent, the Custodian or the Cash Custodian;

●	the acceptance or receipt of the purchase order or Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Custodian or the Cash Custodian make it impractical or not feasible to process Baskets.

None of the Sponsor, the Transfer Agent, the Custodian or the Cash Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on SOL being removed from the SOL Account with the Custodian. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”).

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of SOL to the Authorized Participant, or its Authorized Participant Designee, representing the amount of SOL held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor at its discretion.

To the extent there is a difference between the price actually received by the Trust to sell a Basket worth of SOL in connection with a Cash Redemption compared to the cash value of the Basket (i.e., if there is a difference between the amount received by the Trust to sell the requisite amount of SOL and the Trust’s NAV calculation), that difference will also be the responsibility of the redeeming Authorized Participant. Expenses related to the sale of SOL in connection with a redemption order and transfer of SOL from the SOL Account will not be the responsibility of the Trust.

Because of the time involved in deactivating SOL from the Trust’s staking program with the Custodian and the Staking Provider, all Redemption Orders will generally be settled on the second business day following a Redemption Order date. Authorized Participants will bear the risk of price movement of SOL during the period between when the Redemption Order is placed and when the transaction is settled.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its designee of an amount of either SOL (in the case of an In-Kind Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above. The Authorized Participant is responsible for all expenses related to the sale of SOL in connection with a Cash Redemption order.

Delivery of Redemption Distribution

Once the Transfer Agent notifies the Custodian, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account, the Administrator instructs the Cash Custodian to transfer the cash amount from the Cash Account to the designee of the Authorized Participant by the second day following the Redemption Order Date. For an In-Kind Redemption Order, the Sponsor will transfer the redemption SOL amount from a Custodian to the designated wallet address of the Authorized Participant or its Authorized Participant Designee. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant or its Authorized Participant Designee by the second business day following the Redemption Order Date if, by 4:00 p.m. ET, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares. Notwithstanding the forgoing, pursuant to the terms of the Liquidity Program, the Sponsor may extend the period for delivery of redemption proceeds in connection with stressed liquidity conditions resulting from the Trust’s staking program. Any such extension shall not cause the total time until settlement of a redemption order to exceed [ ] days from the date of the acceptance of the redemption order.

Suspension of Creation and Redemption Orders

The Sponsor may, in its discretion, suspend the right of creation or redemption, or postpone the creation or redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of SOL is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (3) for such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. In addition, pursuant to the terms of the Liquidity Program, the Sponsor may temporarily suspend the acceptance of redemption orders in connection with stressed liquidity conditions resulting from the Trust’s staking program. The Sponsor will provide notice to Shareholders of any such suspensions in a prospectus supplement and/or through a current report on Form 8-K.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any redemption order if the Sponsor determines that:

●	the redemption order is not in proper form as described in the Authorized Participant Agreement;

●	the acceptance of the redemption order would not be in the best interest of the Trust;

●	the acceptance of the redemption order would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance of the redemption order presents a security risk to the Trust, the Sponsor, the Transfer Agent or the Cash Custodian;

●	the acceptance of the redemption order would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, or the Cash Custodian make it impractical or not feasible for the Shares to be delivered under the redemption order.

Creation and Redemption Transaction Fees

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay the Transfer Agent Fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. In addition, an Authorized Participant is required to pay the Execution Charges to the Trust or the Sponsor, as applicable, to reimburse the operational processing and brokerage costs, transfer fees, network fees and stamp taxes. The Transaction Fees may be reduced, increased or otherwise changed by the Sponsor.

With respect to purchases and sales of SOL conducted through SOL Trading Counterparties, transfers of SOL may be conducted as “on-chain” transactions represented on the Solana Blockchain.

 Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Shares are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash determined as described above.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public any Shares it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Baskets are generally redeemed when the market price per Share is at a discount to the NAV. Shares initially constituting the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.

EXPENSES

Expenses to Be Paid by the Sponsor

The Sponsor has agreed to assume the Sponsor-Paid Expenses, which are the following fees and expenses incurred by the Trust: the Marketing Fee, the Administrator Fee, the Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee’s fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to public trading of the Shares on Nasdaq (including marketing, legal and audit fees and expenses), ordinary legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website. There is no cap on the amount of Sponsor-paid Expenses. At the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense. The Sponsor will provide Shareholders with notice of any such redesignation in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Trust may pay expenses in addition to the Sponsor’s Fee, including, but not limited to, any expenses of the Trust that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses (collectively, “Additional Trust Expenses”). If the Trust incurs any Additional Trust Expenses, the Sponsor or its delegate will cause the Trust (or its delegate) to convert SOL into U.S. dollars at the price which the Sponsor is able to obtain using commercially reasonable efforts. The number of SOL represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling SOL. Although the Sponsor cannot definitively state the frequency or magnitude of the Additional Trust Expenses, the Sponsor expects that they may occur infrequently, if at all.

Disposition of SOL

To pay the Sponsor’s Fee, the Custodian will, when directed by the Sponsor, (i) withdraw from the SOL Account the number of SOL equal to the accrued but unpaid Sponsor’s Fee and (ii) transfer such SOL to an account maintained by the Custodian for the Sponsor or to an account affiliated with the Sponsor. The Trust is not responsible for paying any fees or costs associated with the transfer of SOL to the Sponsor or the sale of SOL for costs not included in the Sponsor’s Fee. In addition, if the Trust incurs any Additional Trust Expenses, the Sponsor or its delegate may cause the Trust (or its delegate) to convert SOL into U.S. dollars at the price which the Sponsor is able to obtain using commercially reasonable efforts. The number of SOL represented by a Share will decline each time the Trust pays Additional Trust Expenses by transferring or selling SOL. Shareholders do not have the option of choosing to pay their proportionate shares of Additional Trust Expenses in lieu of having their shares of Additional Trust Expenses paid by the Trust’s disposition of SOL. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, the transfer or sale of SOL to pay the Trust’s expenses will be a taxable event for Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Transfers of SOL to and from the SOL Account to third-party digital asset brokers or dealers are conducted “on chain” in transactions represented on the Solana Network. On-chain transactions are subject to all of the risks of the Solana Network, including the risk that transactions will be made erroneously and are generally irreversible.

In order to pay the Sponsor’s Fee, the Sponsor may transfer SOL directly from a SOL Account to an account affiliated with the Sponsor. Such a transaction will normally be conducted “off chain” through book entries in the Custodian’s records.

Because the number of the Trust’s SOL will decrease as a consequence of the payment of the Sponsor’s Fee in SOL or the sale of SOL to pay Additional Trust Expenses (and the Trust will incur additional fees associated with converting SOL into U.S. dollars), the number of SOL represented by a Share will decline at such time and the Trust’s SOL Holdings may also decrease. Accordingly, the Shareholders will bear the cost of the Sponsor’s Fee and any Additional Trust Expenses.

The Sponsor will also cause the sale of the Trust’s SOL if the Sponsor determines that such sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of SOL.

BOOK-ENTRY-ONLY SHARES

The Securities Depository; Book-Entry-Only System; Global Security

In accordance with the relevant provisions of the Trust Documents, the Trust’s Shares have been and will only be issued in book-entry-only form, so individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Provisions of the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Sponsor or directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control of, and have no voice in, the Trust’s operations or business. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust, provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of Nasdaq, or if submitted to the Shareholders by the Sponsor at its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 437 Madison Avenue, 28th Floor, New York, NY 10022, or at the offices of the Administrator, or such office, including that of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during the Sponsor’s usual business hours upon reasonable advance notice.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware except for causes of action for violation of U.S. federal or state securities laws. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

STATEMENTS, FILINGS AND REPORTS

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and Nasdaq and shall be distributed to such persons and in such manner as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated by the Sponsor. The accountants’ report will be furnished by the Sponsor to Shareholders upon request.

The Sponsor will make elections, file tax returns and prepare, disseminate and file tax reports as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST AGREEMENT

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee.

The Sponsor

Liability of the Sponsor and Indemnification

The Sponsor and its affiliates (each a “Covered Person”) will not be liable to the Trust or any Shareholder for any action taken or for refraining from taking any action in good faith, having determined that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own fraud, willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust and held harmless against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, without fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

Fiduciary and Regulatory Duties of the Sponsor

The Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement.

The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Actions Taken to Protect the Trust

The Sponsor may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Sponsor will be entitled to be reimbursed for the Additional Trust Expenses.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. Neither the Trustee nor the Administrator has any obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA, which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodian or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor. The Trust Agreement provides that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the SOL or other assets of the Trust.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Sponsor may, from time to time, make distributions to the Shareholders. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of the Trust Agreement. In addition, the Trust Agreement provides that Shareholders will indemnify the Trust for any harm suffered by it as a result of Shareholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes and therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel and expenses incurred in connection with enforcement of the Trustee’s indemnification rights under the Trust Agreement), tax or penalty of any kind and nature whatsoever arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor shall be required to indemnify any such indemnified person for any such expenses that are a result of the willful misconduct, bad faith or gross negligence of such indemnified person. If the Trust shall have insufficient assets or improperly refuses to pay such an indemnified person within 60 days of a request for payment owed under the Trust Agreement, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless such an indemnified person as if it were the primary obligor under the Trust Agreement. Any amount payable to such an indemnified person under the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the termination of the Trust Agreement.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorneys and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Sponsor with at least 180 days’ notice. The Sponsor may remove the Trustee in its discretion upon 60 days’ notice to the Trustee. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall appoint a successor trustee. The successor trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the Trustee notifies the Sponsor of its resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

Amendments to the Trust Agreement

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement, provided that no such amendment or supplement may be made if it would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes. Any such restatement, amendment and/or supplement shall be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Any amendment to the Trust Agreement that materially adversely affects the interests of the Shareholders shall not be effective any earlier than 20 days after receipt by the affected Shareholders of a notice provided by the Sponsor with respect to any such amendment.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

●	A U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its SOL or seizes, impounds or otherwise restricts access to Trust assets;

●	Any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert SOL to U.S. Dollars;

●	A certificate of dissolution or revocation of the Sponsor’s charter is filed (and 90 days have passed after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal unless (i) at the time there is at least one remaining Sponsor or (ii) within 90 days of such event of withdrawal Shareholders holding at least a majority of the Shares (not including Shares held by the Sponsor and its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor sponsors; or

●	Shareholders holding at least 50% of the outstanding Shares, not including affiliated parties of the Sponsor for purposes of calculation of such percentage, notify the Sponsor that they elect to dissolve the Trust, notice of which is sent to the Sponsor not less than 90 business days prior to the effective date of dissolution.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

●	The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;

●	The CFTC determines that the Trust is a commodity pool under the CEA;

●	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder;

●	The Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value or similar entities, or virtual currency businesses;

●	The Trust becomes insolvent or bankrupt;

●	The Cash Custodian or the Custodian resign or are removed without replacement;

●	All of the Trust’s SOL are sold;

●	The Sponsor determines that the size of the Trust Estate in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the Trust;

●	The Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code;

●	The Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within 180 days; or

●	The Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, its estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of its death, it waives on behalf of itself and its estate, and it directs the legal representative of its estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The Sponsor, on behalf of the Trust, will engage directly with either accessible SOL Exchanges or over-the-counter SOL markets to liquidate the Trust’s SOL as promptly as possible while obtaining the best fair value possible. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders and (b) to the holders of Shares pro rata in accordance with the respective percentage of percentages of Shares that they hold.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement and the rights of the Sponsor, Trustee, DTC and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The Authorized Participant Agreements are governed by the laws of the State of New York. The Custody Agreement is governed by the laws of the state of South Dakota. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder consent to the jurisdiction of the courts of the State of New York and any federal courts located in the Borough of Manhattan in New York City.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the discussion below in “Tax Treatment of the Trust” and “Uncertainty Regarding the U.S. Federal Income Tax Treatment of SOL,” the following discussion constitutes the opinion of Chapman and Cutler LLP, special tax counsel to the Trust, regarding the material U.S. federal income tax consequences of the ownership of Shares. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

●	financial institutions;

●	dealers in securities;

●	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

●	persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

●	persons holding Shares acquired by them as part of a Basket or redeeming Shares in exchange for the underlying SOL represented by the redeemed Shares;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

●	real estate investment trusts;

●	regulated investment companies; and

●	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of SOL for U.S. federal income tax purposes (discussed below), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum rate of 21%) on its net taxable income and certain distributions made by the Trust to Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of Non-U.S. Holders (as defined below), generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of SOL

As discussed below, each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the SOL held in the Trust. Many significant aspects of the U.S. federal income tax treatment of SOL are uncertain, and the Sponsor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released a notice (the “Notice”), which discusses certain aspects of the treatment of virtual currencies, such as SOL, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) SOL are “property” that is not currency and (ii) SOL may be held as capital assets. There can be no assurance, however, that the IRS will not alter its position with respect to SOL in the future or that a court would uphold the treatment set forth in the Notice. In addition, legislation has been introduced that would, if enacted, cause SOL to be treated as currency for U.S. federal income tax purposes. If SOL were properly treated as currency for U.S. federal income tax purposes, gain recognized on the disposition of SOL would constitute ordinary income, and losses recognized on the disposition of SOL could be subject to special reporting requirements applicable to “reportable transactions.” The remainder of this discussion assumes that SOL are properly treated for U.S. federal income tax purposes as property that is not currency. Special tax counsel to the Trust expresses no opinion regarding these aspects of the U.S. federal income tax treatment of SOL.

The Notice does not address other significant aspects of the U.S. federal income tax treatment of SOL, including: (i) whether SOL are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether SOL are properly treated as “collectibles” for U.S. federal income tax purposes; (iii) the proper method of determining a holder’s holding period and tax basis for SOL acquired at different times or at varying prices; and (iv) whether and how a holder of SOL acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the SOL are transferred in a subsequent sale, exchange or other disposition. In 2019, the IRS issued a FAQ that addressed some but not all of these issues, but the IRS has not confirmed the answers provided in the FAQ in a manner upon which taxpayers may rely.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in SOL.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

For U.S. federal income tax purposes, each U.S. Holder will be treated as the owner of an undivided interest in the SOL held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Shares for cash, the U.S. Holder’s initial tax basis in its pro rata share of the SOL held in the Trust will be equal to the amount paid for the Shares. This discussion assumes that each U.S. Holder will acquire all of its Shares for cash on the same date and at the same price per Share. U.S. Holders that acquire, or contemplate acquiring, multiple lots of Shares at different times or prices are urged to consult their tax advisers regarding their tax bases and holding periods in their pro rata shares of the SOL held in the Trust.

When the Trust transfers SOL to the Sponsor as payment of the Sponsor’s Fee, or sells SOL to fund payment of any Additional Trust Expenses or a redemption, each U.S. Holder will be treated as having sold its pro rata share of those SOL for their fair market value at that time (which, in the case of SOL sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the SOL that were transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the SOL that were transferred, subject to some specialized allocation rules for widely held fixed investment trusts (“WHFITs”). For some purposes, the WHFIT rules generally allocate Trust items based on distributions. For some purposes, redemptions are treated as distributions and may result in gain recognized by the Trust to generate proceeds for the redemption being disproportionately allocated to the Shareholder making the redemption. The application of the WHFIT rules to a trust holding SOL is uncertain. Assuming that SOL are not treated as currency for U.S. federal income tax purposes, any such gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year. The deductibility of capital losses may be subject to significant limitations. The Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the SOL held in the Trust will be based on the amount and cash contributed and the time the Trust purchased the SOL with the cash. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in kind, the delivery of SOL to the Trust in exchange for a pro rata share of the underlying SOL represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the SOL held in the Trust will be the same as its tax basis and holding period for the SOL delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying SOL related to such Shares. A U.S. Holder’s tax basis in its pro rata share of any SOL transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the SOL held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of SOL transferred and the denominator of which is the total amount of SOL held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the SOL remaining in the Trust will be equal to the tax basis in its pro rata share of the SOL held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the SOL transferred.

U.S. Holders may deduct their respective pro rata shares of the expenses incurred by the Trust to the same extent as if the expenses were directly incurred by the U.S. Holders. U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. If a U.S. Holder is an individual, trust or estate, the U.S. Holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Holder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

On a sale or other disposition of Shares, a U.S. Holder will be treated as having sold the SOL underlying such Shares. Accordingly, the Shareholder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the SOL held in the Trust that is attributable to the Shares disposed of. The Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the SOL held in the Trust will be based on the amount and cash contributed and the time the Trust purchased the SOL with the cash. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the SOL held by the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition. Assuming that SOL are not treated as currency for U.S. federal income tax purposes, that gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Shares for more than one year.

If permitted, Authorized Participants may request an in-kind distribution of Trust assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Trust’s termination date. An Authorized Participant will not recognize gain or loss if the Authorized Participant only receives whole Trust assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Trust assets held by the Trust. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Trust asset or a fractional portion of a Trust asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Trust asset or fractional portion.

A redemption of some or all of a U.S. Holder’s Shares in exchange for the underlying SOL represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis and holding period for the SOL received in the redemption generally will be the same as the Shareholder’s tax basis and holding period for the pro rata share of the SOL held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. A Shareholder’s tax basis for SOL received in a redemption generally will be the same as the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the SOL held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the SOL received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the SOL received the Shareholder generally will be a taxable event.

After any sale (or other disposition) of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the SOL held in the Trust immediately after the sale (or other disposition) generally will equal the tax basis in its pro rata share of the total amount of the SOL held in the Trust immediately prior to the sale, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder upon the sale (or other disposition) (or, in the case of a redemption, which is treated as the basis of the SOL received by the Shareholder in the redemption).

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares will reduce the amount realized by the U.S. Holder with respect to the sale.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is, for such purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	a foreign estate or trust.

The term “non-U.S. Holder” does not include (i) nonresident alien individuals present in the United States for 183 days or more in a taxable year, (ii) former U.S. citizens and certain expatriated entities or (iii) persons whose Shares are effectively connected with the conduct of a trade or business in the United States. Prospective investors described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

The Trust does not expect to generate taxable income other than gain (if any) that will be recognized on the transfer of SOL in payment of the Sponsor’s Fee and the sale of SOL in connection with the payment of any Additional Trust Expenses and staking rewards. A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any such gain or with respect to any gain the non-U.S. Holder recognizes upon a sale of Shares. However, if the income from the trust is effectively connected to a U.S. trade or business or, in the case of an individual, the individual is in the United States for more than 180 days, the gains may be subject to U.S. tax.

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide holders of Shares with information regarding their shares of the Trust’s annual income (if any) and expenses in accordance with applicable Treasury regulations.

A U.S. Holder may be subject to backup withholding in certain circumstances if it fails to provide its taxpayer identification number or to comply with certain certification procedures. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying SOL held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (IRAs) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisers as to the consequences of a purchase of Shares.

SEED CAPITAL INVESTOR

[On ____, 2025, ____ (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased ____ (__) Share at a per-Share price of $___ (the “Seed Share”). Delivery of the Seed Share was made on ____, 2025. Total proceeds to the Trust from the sale of the Seed Share were $___. On ____, 2025, the Seed Share was redeemed for cash and the Seed Capital Investor purchased ____ Shares at a per-Share price of $____ (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $____. On ____, 2025, the Trust purchased ____ SOL with the proceeds of the Seed Baskets. As of the date of the Prospectus, these ____Shares represent all of the outstanding Shares.] The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Plan of Distribution” for additional information. The Seed Capital Investor may offer all of the Shares comprising the Seed Share and the Seed Baskets to the public pursuant to this prospectus.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Baskets. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Baskets.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Baskets, and its activities with respect to the Seed Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Trust issues Shares in Baskets only to Authorized Participants in exchange for deposits of cash on a continuous basis. Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive SOL as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving SOL as part of the creation or redemption process. The Trust does not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed a statutory underwriter with respect to the Seed Baskets. Authorized Participants, other broker-dealers, and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary-market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission-based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal adviser regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (the “Marketing Agent Agreement”) entered into between the Sponsor and Paralel Distributors LLC (the “Marketing Agent”), the Marketing Agent will be paid an annual fee by the Sponsor. In addition, the Sponsor will pay certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Trust and its Shares.

Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

●	at the request of the Trust, the Marketing Agent shall assist the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the Transfer Agent, for the creation and redemption of Baskets of the Trust;

●	maintain copies of confirmations of Basket creation and redemption order acceptances and produce such copies upon reasonable request from the Trust or Sponsor;

●	make available copies of the prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements;

●	maintain telephonic, electronic mail and/or access to direct computer communications links with the Transfer Agent;

●	review and approve, prior to use, all Trust marketing materials;

●	ensure that all direct requests by Authorized Participants for prospectuses are fulfilled;

●	work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent; and

●	register and oversee supervisory activities of a certain number of FINRA-licensed registered representatives.

The Marketing Agent will not be liable for, and the Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against, any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Marketing Agent’s provision of services under the Marketing Agent Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; (iv) any claim that the prospectus, registration statement, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any such losses, as determined by a court of competent jurisdiction in a final decision on the merits, arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the prospectus or any such advertising materials or marketing literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such prospectus or any such advertising materials or marketing literature. In no event shall anything contained herein be so construed as to protect the Marketing Agent against any liability to the Trust for which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith, reckless disregard or gross negligence in the performance of its duties under the Marketing Agent Agreement.

Unless sooner terminated as provided herein, the Marketing Agent Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party at any time upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach.

The Shares will be listed and traded on Nasdaq under the symbol “CXSO.”

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”), including the Seed Capital Investor, may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Chapman and Cutler LLP. Chapman and Cutler LLP, as special tax counsel to the Trust, will also render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares. Chapman and Cutler LLP will render an opinion regarding the Trust’s status under Delaware law.

EXPERTS

The financial statements of the CoinShares Solana Staking ETF included herein are in reliance on the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, https://coinshares.com/us/etf/cxso

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which include safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://coinshares.com/privacy-policy.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is https://coinshares.com/us/etf/cxso. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. These filings will contain certain important information that does not appear in this prospectus. The reports and other information are available online at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of CoinShares Solana Staking ETF

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of CoinShares Solana Staking ETF (the “Trust”) as of September 22, 2025, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of September 22, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our procedures included confirmation of cash and SOL owned as of September 22, 2025, by correspondence with the custodians. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Trust’s auditor since 2025.

/s/ COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

September 26, 2025

FINANCIAL STATEMENTS

CoinShares Solana Staking ETF

Statement of Assets and Liabilities

September 22, 2025

Assets
Cash	$0
Total Assets	0

Liabilities
Commitments and contingent liabilities (Note 7)	0
Total Liabilities	0
Net Assets	$0

Shares issued and outstanding, no par value,
unlimited shares authorized	0

Net asset value per share	$0

The accompanying notes are an integral part of the financial statement.

CoinShares Solana Staking ETF

Notes to the Financial Statement

September 22, 2025

1. Organization

CoinShares Solana Staking ETF (the “Trust”) was organized as a Delaware statutory trust on June 10, 2025. The Trust has not commenced operations as of September 22, 2025. The Trust has not commenced investment activities nor issued shares. There were no receipts or disbursements of cash since the Trust’s formation. The Trust did not receive any revenue, capital gains or losses, or incur any expenses during this time period and therefore, does not have any performance history.

The trustee is CSC Delaware Trust Company (the “Trustee”). The Trust’s sponsor is CoinShares Co., a Delaware corporation (the “Sponsor”), which is responsible for the day-to-day administration of the Trust. The Trust is governed by the provisions of the Trust agreement (the “Trust Agreement”) executed by the Sponsor and the Trustee. The Trust is an exchange-traded fund that issues common shares of beneficial interest (“Shares”) representing units of fractional undivided beneficial interests in its net assets. There are an unlimited number of authorized shares.

The Trust’s primary investment objective is to seek to track the performance of the value of a SOL, the native token of the Solana blockchain, as represented by the Compass Crypto Reference Index 4pm New York Solana (the “Index”), less the Trust’s liabilities and expenses. As a secondary investment objective, the Sponsor will utilize the services of a third party to stake, or cause to be staked, all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion. In seeking to achieve its investment objective, the Trust will hold SOL and will value its Shares daily based on the value of SOL as reflected by the Index, which is an independently calculated value based on an aggregation of executed trade flow of major SOL spot exchanges.

The offering of the Trust’s Shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933.

2. Basis of Presentation and Summary of Significant Accounting Policies

The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose and follows the accounting and reporting guidance under the Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services – Investment Companies, but is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended.

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.0 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statement. The financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

(a) Use of Estimates

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

(b) Investment Transactions

The Trust intends to purchase SOL upon the creation of Shares and sell SOL upon the redemption of Shares. Transactions will be recorded on a trade-date basis. Realized gains (losses), and changes in unrealized gains (losses) on open positions will be determined on a specific identification basis and will be recognized in the statement of operations in the period in which the sale occurred or the changes in unrealized occurred.

The Sponsor intends to utilize the services of a third party to stake, or cause to be staked, all of the Trust’s SOL except for SOL reserved by the Sponsor in its sole discretion. Income earned by the Trust through staking SOL will be recognized in the statement of operations in the period in which it is earned.

(c) Indemnifications

The Sponsor and its affiliates (“Covered Person”) will be indemnified by the Trust and held harmless against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, without fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement.

The Trustee and any of the officers, directors, employees and agents of the Sponsor shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever, arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor shall be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person.

The Trust’s maximum exposure under these arrangements is unknown because it involves future potential claims against the Trust, which cannot be predicted with any certainty.

(d) Federal Income Taxes

The Sponsor intends to take the position that the Trust will be treated as a grantor trust under the Internal Revenue Code of 1986, as amended. If so qualified, the Trust will not be subject to U.S. federal income tax to the extent it maintains its qualification. Therefore, no federal income tax provision is required. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

3. Investment Valuation and Calculation of Net Asset Value (“NAV”)

Due to the Trust’s classification as an investment company for GAAP reporting purposes, investments in SOL are recorded on the financial statements at their estimated fair value in accordance with FASB Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 requires the determination of the Trust’s principal market or, in the absence of a principal market, the most advantageous market (principal market) and the assumption that SOL is sold in their principal market. The Trust determines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants using the principal market on the measurement date and, therefore, the principal market used must be accessible to the Trust on that date. The Trust determines its principal market price for GAAP reporting and utilizes an exchange-traded price from that principal market as of 11:59:59 p.m., EST, on the financial statement measurement date.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”), or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 — Inputs that are unobservable for the asset or liability, including the Trust’s assumptions used in determining the fair value of investments.

The Trust fair values investments for financial statement purposes, categorizing those investments using the hierarchy as described above.

The Trust’s NAV is calculated by subtracting all accrued fees, expenses and other liabilities from the fair value of its SOL and other assets. The Trust’s NAV per share is calculated by taking the Trust’s NAV divided by the total amount of Shares outstanding.

4. Trust Expenses and Organization Costs

The Trust will pay to the Sponsor a Sponsor’s fee in accordance with the Trust agreement. The Sponsor’s fee shall be included in the Trust agreement prior to the commencement of trading of Shares on the Nasdaq Stock exchange. The Sponsor’s fee will accrue daily by applying an annual rate to the Trust’s SOL holdings. The Sponsor’s fee will be payable in SOL at such times as determined in the Sponsor’s sole discretion. The Trust is not responsible for paying any fees or costs associated with the transfer of SOL to the Sponsor or the sale of SOL for costs not included in the Sponsor fee.

The Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Marketing fee, the Administrator fee, the Custodian fee, the Cash Custodian fee, the Transfer Agent fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to trading of Shares on Nasdaq (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website.

The Sponsor will also pay the costs of the Trust’s organization. The Trust is not obligated to repay any such costs related to the Trust’s organization and offering paid by the Sponsor.

U.S. Bancorp Fund Services, LLC (“Fund Services”), an indirect subsidiary of U.S. Bancorp, intends to serve as the Trust’s fund accountant, fund administrator and the transfer agent of the Trust, pursuant to certain fund accounting servicing, fund administration servicing and transfer agent servicing agreements. U.S. Bank N.A., a subsidiary of U.S. Bancorp and parent company of Fund Services, intends to serve as the Fund’s cash custodian pursuant to a custody agreement. Paralel Distributors LLC intends to serve as the Trust’s marketing agent pursuant to a marketing agent agreement.

BitGo Trust Company, Inc. (the “Custodian”) intends to service as the initial custodian of the Trust.

5. Creation and Redemption of Creation Units

The Trust issues Shares on an ongoing basis, but only in one or more blocks of 5,000 Shares (a “Basket”). The Trust issues Baskets of Shares to certain authorized participants on an ongoing basis and intends to redeem Shares in Baskets on an ongoing basis from Authorized Participants.

Authorized participants are the only persons that may place orders to create and redeem Baskets. Authorized participants must be (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) Depository Trust Company participants.

Authorized participants pay the transfer agent a fee for each order they place to create or redeem one or more Baskets. In addition, an authorized participant is required to reimburse the Trust or the Sponsor, as applicable, for any operational processing and brokerage costs, transfers fees, network fees, stamp taxes and part or all of the spread between the expected bid and offer side of the market related to the SOL being purchased or sold in connection with such order (the “Execution Charges”, and collectively with the Transfer Agent Fee, the “Transaction Fees”). The Transaction Fees may be reduced, increased or otherwise changed by the Sponsor.

6. Related Party Transactions

Certain officers of the Trust are affiliated with the Sponsor and are not paid any fees by the Trust for serving in such capacities.

The Sponsor will be entitled to a percentage of the staking rewards generated by the Trust’s staking program.

7. Commitment and Contingencies

There are no commitments or contingencies required to be disclosed as of September 22, 2025.

8. Subsequent Events

The Sponsor has evaluated all subsequent events through the issuance of the financial statement and has noted no such events requiring adjustment or additional disclosure in the financial statement.

PROSPECTUS

CoinShares Solana Staking ETF

Shares of CoinShares Solana Staking ETF

The date of this prospectus is [ ], 2025

Until _______, 2025 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by CoinShares Co., the Sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)		$0	*
Listing fee (actual)	$	_____
Auditor’s fees and expenses	$	_____
Legal fees and expenses	$	_____
Printing expenses	$	_____
Miscellaneous expenses	$	_____
Total	$	_____

* An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14.	Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description
3.1	Amended and Restated Trust Agreement*

3.2	Certificate of Trust*

5.1	Opinion of Chapman and Cutler LLP as to legality*

8.1	Opinion of Chapman and Cutler LLP as to tax matters*

10.1	Custodial Services Agreement *

10.2	Trust Administration Agreement*

10.3	Transfer Agency and Service Agreement*

10.4	Form of Authorized Participant Agreement*

10.5	Trust Accounting Agreement*

10.6	Cash Custody Agreement*

10.7	Marketing Agent Agreement*

10.8	Index License Agreement*

10.9	Sponsor Agreement*

23.1	Consent of Independent Registered Public Accounting Firm**

23.2	Consent of Chapman and Cutler LLP is included in Exhibit 5.1 and 8.1*

107	Filing Fee Table incorporated by reference to Exhibit 107 of the Trust’s Registration Statement on Form S-1 (File No. 333-288056) filed on August 29, 2025***

*	To be filed by amendment.
**	Filed herewith.
***	Previously filed.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (i) If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on September 26, 2025.

CoinShares Co.
Sponsor of the CoinShares Solana Staking ETF

By :	/s/	Jean-Marie Mognetti
	Name:	Jean-Marie Mognetti
	Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Jean-Marie Mognetti Jean-Marie Mognetti	Principal Executive Officer	September 26, 2025

/s/ Charles Butler Charles Butler	Principal Financial Officer and Principal Accounting Officer	September 26, 2025

*	The Registrant is a trust and the persons are signing in their capacities as officers of CoinShares Co., the Sponsor of the Registrant.